Exhibit 4.3.1

EXECUTION COPY

$2,000,000,000

CREDIT AGREEMENT

among

METAVANTE TECHNOLOGIES, INC.,

as Holdings

METAVANTE CORPORATION,

as Borrower,

The Several Lenders from Time to Time Parties Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

LEHMAN COMMERCIAL PAPER INC.

and

BAIRD FINANCIAL CORPORATION,

as Documentation Agents,

and

MORGAN STANLEY SENIOR FUNDING INC.,

as Syndication Agent

Dated as of November 1, 2007

J.P. MORGAN SECURITIES INC. and MORGAN STANLEY SENIOR FUNDING INC.,

as Joint Lead Arrangers and Joint Bookrunners

i

4.4	Power; Authorization; Enforceable Obligations	42
4.5	No Legal Bar	42
4.6	Litigation	42
4.7	No Default	42
4.8	Ownership of Property; Liens	43
4.9	Intellectual Property	43
4.10	Taxes	43
4.11	Federal Regulations	43
4.12	Labor Matters	43
4.13	ERISA	43
4.14	Investment Company Act; Other Regulations	44
4.15	Subsidiaries	44
4.16	Use of Proceeds	44
4.17	Environmental Matters	44
4.18	Accuracy of Information, etc.	45
4.19	Security Documents	46
4.20	Solvency	46
4.21	Senior Indebtedness	46
4.22	Regulation H	46
4.23	Insurance	46

SECTION 5. CONDITIONS PRECEDENT		47

5.1	Conditions to Initial Extension of Credit	47
5.2	Conditions to Each Extension of Credit	49

SECTION 6. AFFIRMATIVE COVENANTS		49

6.1	Financial Statements	49
6.2	Certificates; Other Information	50
6.3	Post-Closing Matters	51
6.4	Maintenance of Existence; Compliance	51
6.5	Maintenance of Property; Insurance	52
6.6	Inspection of Property; Books and Records; Discussions	52
6.7	Notices	52
6.8	Environmental Laws	53
6.9	Ratings	53
6.10	Additional Collateral, etc.	53

SECTION 7. NEGATIVE COVENANTS		54

7.1	Consolidated Leverage Ratio	54
7.2	Indebtedness	55
7.3	Liens	57
7.4	Fundamental Changes	59
7.5	Disposition of Property	60
7.6	Restricted Payments	61
7.7	Lines of Business	63
7.8	Investments	63
7.9	Optional Payments and Modifications of Certain Debt Instruments	65
7.10	Transactions with Affiliates	65

ii

7.11	Sales and Leasebacks	65
7.12	Swap Agreements	66
7.13	Changes in Fiscal Periods	66
7.14	Clauses Restricting Subsidiary Distributions	66

SECTION 8. EVENTS OF DEFAULT		66

SECTION 9. THE AGENTS		70

9.1	Appointment	70
9.2	Delegation of Duties	70
9.3	Exculpatory Provisions	70
9.4	Reliance by Administrative Agent	71
9.5	Notice of Default	71
9.6	Non-Reliance on Agents and Other Lenders	71
9.7	Indemnification	72
9.8	Agent in Its Individual Capacity	72
9.9	Successor Administrative Agent	72
9.10	Documentation Agent and Syndication Agent	73

SECTION 10. MISCELLANEOUS		73

10.1	Amendments and Waivers	73
10.2	Notices	74
10.3	No Waiver; Cumulative Remedies	75
10.4	Survival of Representations and Warranties	75
10.5	Payment of Expenses and Taxes	75
10.6	Successors and Assigns; Participations and Assignments	76
10.7	Adjustments; Set-off	79
10.8	Counterparts	79
10.9	Severability	80
10.10	Integration	80
10.11	GOVERNING LAW	80
10.12	Submission To Jurisdiction; Waivers	80
10.13	Acknowledgements	80
10.14	Releases of Guarantees and Liens	81
10.15	Confidentiality	81
10.16	WAIVERS OF JURY TRIAL	82
10.17	USA PATRIOT Act	82

iii

SCHEDULES:

1.1A	Commitments
1.1B	Mortgaged Properties
4.1(b)	Other Liabilities
4.9	Intellectual Property Claims
4.15	Subsidiaries
4.19(a)	UCC Filing Jurisdictions
4.19(b)	Mortgage Filing Jurisdictions
6.3	Post-Closing Actions With Respect to Intellectual Property
7.2(c)	Existing Indebtedness
7.3(c)	Existing Liens
7.8(e)	Existing Investments

EXHIBITS:

A	Form of Guarantee and Collateral Agreement
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	Form of Mortgage
E	Form of Assignment and Assumption
F	Form of Legal Opinion of Quarles & Brady LLP
G	Form of Prepayment Notice
H	Form of Exemption Certificate

CREDIT AGREEMENT (this “Agreement”), dated as of November 1, 2007, among Metavante Technologies, Inc., a Wisconsin corporation (“Holdings”), Metavante Corporation, a Wisconsin corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), Lehman Commercial Paper Inc. and Baird Financial Corporation, as documentation agents (in such capacity, the “Documentation Agents”), Morgan Stanley Senior Funding Inc., as syndication agent (in such capacity, the “Syndication Agent”), and JPMorgan Chase Bank, N.A., as administrative agent.

The parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus  1/ 2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Acquired EBITDA”: with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries (except to the extent such Acquired Entity or Business and its Subsidiaries will not constitute Restricted Subsidiaries immediately after giving effect to such acquisition)), all as determined on a consolidated basis for such Acquired Entity or Business.

“Acquired Entity or Business”: as defined in the definition of the term “Consolidated EBITDA”.

“Additional Lender”: as defined in Section 2.23.

“Adjustment Date”: as defined in the Applicable Pricing Grid.

“Administrative Agent”: JPMorgan Chase Bank, N.A., together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents”: the collective reference to the Syndication Agent, the Documentation Agents and the Administrative Agent.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”: as defined in the preamble hereto.

“Applicable Amount”: as of any date of determination (the “Reference Date”), an amount equal at such time to (a) the sum of, without duplication:

(i) an amount (which amount shall not be less than zero) equal to the cumulative amount of Excess Cash Flow for all fiscal years completed after the Closing Date and prior to the Reference Date minus the portion of such Excess Cash Flow that has been after the Closing Date and on or prior to the Reference Date (or will be) applied to the prepayment of Term Loans or Incremental Term Loans in accordance with Section 2.11(c);

(ii) an amount (which amount shall not be less than zero) equal to (x) the amount of Net Cash Proceeds from any Asset Sale for all fiscal years completed after the Closing Date and prior to the Reference Date minus (y) the portion of such Net Cash Proceeds that has been after the Closing Date and on or prior to the Reference Date (or will be) applied (A) to the prepayment of Term Loans or Incremental Term Loans in accordance with Section 2.11(b) or (B) pursuant to a Reinvestment Notice in accordance with Section 2.11(b);

(iii) the amount of Net Cash Proceeds of any capital contributions or other equity issuances of Qualified Capital Stock (other than any Specified Equity Contribution or any other capital contribution or equity issuances to the extent utilized in connection with other transactions permitted hereunder on or prior to the Reference Date) made or received by Holdings during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; and

minus (b) the sum of, without duplication:

(i) the aggregate amount of any Restricted Payments made by Holdings, the Borrower or any Restricted Subsidiary pursuant to Section 7.6(h)(i) after the Closing Date and on or prior to the Reference Date;

(ii) the aggregate amount of any Investments made by Holdings, the Borrower or any Restricted Subsidiary pursuant to Section 7.8(v)(ii) after the Closing Date and on or prior to the Reference Date; and

(iii) the aggregate amount of any optional or voluntary payment, prepayment, repurchase or redemption made by Holdings, the Borrower or any Restricted Subsidiary pursuant to clause (A)(II) of the proviso to Section 7.9(a).

“Applicable Margin”: for each Type of Loan, the rate per annum set forth under the relevant column heading below:

	ABR Loans	Eurodollar Loans
Revolving Loans and Swingline Loans	0.625%	1.625%
Term Loans	0.75%	1.75%;

provided, that on and after the first Adjustment Date occurring after the completion of one fiscal quarter of the Borrower after the Closing Date, the Applicable Margin with respect to Revolving Loans and Swingline Loans and Term Loans will be determined pursuant to the Applicable Pricing Grid.

“Applicable Pricing Grid”: the tables set forth below:

(a) with regard to Revolving Loans and Swingline Loans

Consolidated Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans	Commitment Fee Rate
2.00:1.00 or greater	1.625%	0.625%	0.50%
1.50:1.00 or greater, but less than 2.00:1.00	1.50%	0.50%	0.50%
Less than 1.50:1.00	1.375%	0.375%	0.375%

(b) with regard to Term Loans

Consolidated Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans
2.00:1.00 or greater	1.75%	0.75%
Less than 2.00:1.00	1.625%	0.625%

For the purposes of the Applicable Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Applicable Pricing Grid shall apply. In addition, at all times while an Event of Default described in Section 8(a) or 8(f) shall have occurred and be continuing, the highest rate set forth in each column of the Applicable Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the Applicable Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.

“Application”: an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

“Approved Fund”: as defined in Section 10.6(b).

“Arrangers”: J.P. Morgan Securities Inc. and Morgan Stanley Senior Funding Inc.

“Asset Sale”: any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by Section 7.4 or Section 7.5 (other than clauses (e) and (h) of Section 7.5)) that yields gross proceeds to any Group Member (valued at the principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds in each case determined as of the date of payment of such gross proceeds to such Group Member).

“Assignee”: as defined in Section 10.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit E.

“Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Benefitted Lender”: as defined in Section 10.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business”: as defined in Section 4.17(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) or other expenditures for internal development of software or associated with converting a new customer that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries; provided, however, that Capital Expenditures for the Borrower and the Restricted Subsidiaries shall not include:

(a) expenditures to the extent they are made with proceeds of the Applicable Amount;

(b) expenditures that are accounted for as capital expenditures of such Person and that actually have been paid for by a third party (other than Holdings, the Borrower or any Restricted

Subsidiary thereof) and for which none of Holdings, the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period);

(c) the purchase price of equipment or property purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment or property traded in at the time of such purchase and (ii) the proceeds of a reasonably concurrent sale of used or surplus equipment or property, in each case, in the ordinary course of business; and

(d) expenditures under vendor agreements that are satisfied through non-cash means including the delivery of product.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within nine months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; or (i) solely with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”) and maturing within 12 months of the date of acquisition or other durations approved by the Administrative Agent and (ii) (A) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank or (B) other temporary investments (with maturities less than 12 months or other durations approved by the Administrative Agent) of a non-speculative nature which are made with preservation of principal as the primary objective and in each case in accordance with normal investment practices for cash management of such Foreign Subsidiaries.

“Closing Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is November 1, 2007.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Commitment”: as to any Lender, the sum of the Term Commitment and the Revolving Commitment of such Lender.

“Commitment Fee Rate”: initially, 0.50% per annum and thereafter, as defined in the Applicable Pricing Grid.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

“Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.18, 2.19, 2.20 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Confidential Information Memorandum”: the Confidential Information Memorandum dated October 9, 2007 and furnished to certain Lenders.

“Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.

“Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and the Restricted Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

“Consolidated EBITDA”: for any period consisting of four consecutive fiscal quarters, Consolidated Net Income for such period plus, without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of: (a) income tax expense (and franchise taxes in the nature of income taxes) and foreign withholding tax expense for such period and any state single business unitary or similar tax; (b) consolidated interest expense and, to the extent not reflected in consolidated interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans) and any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk; (c) depreciation and amortization expense; (d) (i) any impairment charge or asset write-off related to intangible assets, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (ii) all non-cash losses from investments recorded using the equity method, (iii) non-cash stock-based awards compensation expense (including, to the extent expensed in such period, relating to the vesting of warrants), and (iv) other non-cash charges (provided that if any non-cash charges referred to in this clause (iv) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent when paid, and excluding amortization of a prepaid cash item that was paid in a prior period), in each case excluding any non-cash charge in respect of an item that was included in Consolidated Net Income in a prior period (items (d)(i) through (d)(iv). collectively, “Non-Cash Charges”); (e) fees, costs and expenses incurred to the extent covered by indemnification or refunding provisions in any Spin document, any Permitted Business Acquisition document, any document pertaining to any acquisition consummated prior to the Closing Date, or any insurance, or otherwise reimbursed (in each case, reasonably expected to be reimbursed within 180 days of the claim made therefor; provided, that if such expenses are not reimbursed within 180 days of the claim made therefor, for purposes of calculating Consolidated EBITDA for any fiscal period in which an add-back pursuant to this clause (e) has been taken, Consolidated EBITDA shall be re-calculated going forward excluding the add-back pursuant to this clause (e) for such period); (f) any costs or expenses incurred by Holdings and the Restricted Subsidiaries pursuant to any management equity plan or stock option plan or any management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or Net Cash Proceeds of an issuance of Capital Stock of Holdings Not Otherwise Applied; (g) extraordinary, unusual or non-recurring expenses, losses or charges (including, without limitation, expenses related to executive employment agreements, stay bonuses, severance costs and relocation costs), provided, however, the aggregate amount of extraordinary, unusual or non-recurring cash expenses, cash losses or cash charges referred to in this clause (g) for any period shall not exceed 5% of Consolidated EBITDA for such period; and (h) other accruals, payments and expenses related to the Spin incurred prior to the date falling six months after the Closing Date; minus, (a) without duplication and to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) any extraordinary, unusual or non-recurring income or gains (including gains or losses from Asset Sales and Sale and Lease-Back Transactions), (ii) income tax credits (to the extent not netted from income tax expense), (iii) any other non-cash income, (iv) any interest income and (v) gains on hedging or other derivative instruments entered into for the purpose of hedging interest rate risk and (b) (i) any cash payments made during such period in respect of Non-Cash Charges described above in clause (d) which cash payments are made subsequent to the fiscal quarter in which the relevant Non-Cash Charges were reflected as a charge in the statement of Consolidated Net Income, but only to the extent that such cash payments do not exceed such Non-Cash Charges, all as determined on a consolidated basis and (ii) any Restricted Payments (or loans or advances) made to Holdings during such period pursuant to clause (c) of Section 7.6.

Furthermore, (A) there shall be included in determining Consolidated EBITDA for any period consisting of four consecutive fiscal quarters, without duplication, Acquired EBITDA of any Person, property, business (including the commencement of activities constituting such business) or asset acquired (other than in the ordinary course of business) by Holdings, the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by Holdings, the Borrower or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition), (B) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations (in each case, other than in the ordinary course of business) by Holdings, the Borrower or any Restricted Subsidiary during such period (each such Person, property, business (including the termination or discontinuance of activities constituting such business) or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition) and (C) such calculations shall include (I) such adjustments consistent with Regulation S-X under the Securities Act which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, and (II) such other adjustments related to projected or anticipated cost-savings or synergies related to any Permitted Business Acquisition that are factually supportable and certified by the chief financial officer of the Borrower (x) in detail reasonably acceptable to the Administrative Agent and (y) as having been commenced within 180 days following any such acquisition, disposition or operational change and as having been determined in good faith to be reasonably anticipated to be realizable within 12 months of such commencement; provided, however, the aggregate amount of the adjustments pursuant to this clause (C) for any period shall not exceed 10% of Consolidated EBITDA for such period.

For purposes of determining the Consolidated Leverage Ratio for any period of four consecutive quarters ending on or prior to March 31, 2008, Consolidated EBITDA will be deemed to be equal to (i) for the fiscal quarter ended on or around December 31, 2006, $107,641,000, (ii) for the fiscal quarter ended on or around March 31, 2007, $115,032,000, (iii) for the fiscal quarter ended on or around June 30, 2007, $113,589,000 and (iv) for the fiscal quarter ended on or around September 30, 2007, $130,239,000.

“Consolidated Leverage Ratio”: as at the last day of any Reference Period, the ratio of (a) Consolidated Total Net Debt on such day to (b) Consolidated EBITDA for such period.

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of Holdings, the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any other Restricted Subsidiary; (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which Holdings, the Borrower or any of the Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings, the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions; (c) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary; (d) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal or disposed or discontinued operations, in each case as determined in accordance with GAAP; and (e) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of businesses, as determined in accordance with GAAP.

“Consolidated Total Net Debt”: at any date, the aggregate principal amount of all Indebtedness of the Borrower and the Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP net of unencumbered and unrestricted cash and Cash Equivalents.

“Consolidated Working Capital”: at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Continuing Directors”: the directors of Holdings on the Closing Date, after giving effect to the transactions contemplated hereby, and each other director, if, in each case, such other director’s nomination for election to the board of directors of Holdings is recommended by at least 66-2/3% of the then Continuing Directors.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Investment Affiliate”: as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Cure Right”: as defined in Section 8.

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Documentation Agents”: as defined in the preamble hereto.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary or any of its Subsidiaries organized under the laws of any jurisdiction within the United States.

“ECF Percentage”: 50%; provided, that, with respect to each fiscal year ending after December 31, 2007, the ECF Percentage shall be reduced to 25% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 4.25 to 1.00 and shall be reduced to 0% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 3.50 to 1.00.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page (or otherwise on such screen), the “Eurodollar Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

“Eurodollar Tranche”: the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”: for any fiscal year, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of property by Holdings and the Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the amount of any Capital Expenditures or Permitted Business Acquisitions referred to below in clause (b)(iv) not made in the 180-day period referred to below in clause (b)(iv) over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by Holdings and the Restricted Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate consideration actually paid by the Borrower and its Restricted Subsidiaries in cash during such fiscal year in respect of Permitted Business Acquisitions permitted under Section 7.8 to the extent such Permitted Business Acquisition is not financed, or intended to be financed, using the proceeds of the incurrence of long-term Indebtedness, (iv) Capital Expenditures and Permitted Business Acquisitions that the Borrower or any Restricted Subsidiary shall, during such fiscal year, become obligated to make (in each case, pursuant to a binding agreement with a Person not an Affiliate of the Borrower), but that are not made during such Period, provided that the Borrower shall deliver a certificate to the Administrative Agent in connection with the delivery of the Excess Cash Flow certificate for such fiscal year, signed by the chief financial officer or treasurer of the Borrower and certifying that such Capital Expenditures or Permitted Business Acquisition are reasonably expected to be completed in the first 180 days of the following fiscal year, (v) the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans and Incremental Term Loans during such fiscal year, (vi) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and the Restricted Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (vii) increases in Consolidated Working Capital for such fiscal year, and (viii) the aggregate net amount of non-cash gain on the Disposition of property by Holdings and the Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

“Excess Cash Flow Application Date”: as defined in Section 2.11(c).

“Excluded Foreign Subsidiary”: any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations or pledging of the assets of such Foreign Subsidiary to secure the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

“Existing Term Loans”: as defined in Section 2.23.

“Facility”: each of (a) the Term Commitments and the Term Loans made thereunder (the “Term Facility”) and (b) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”).

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it.

“Fee Payment Date”: (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

“Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Funded Debt”: as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b). In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members”: the collective reference to Holdings, the Borrower and their respective Subsidiaries.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”: the collective reference to Holdings and the Subsidiary Guarantors.

“Holdings”: as defined in the preamble hereto.

“Immaterial Subsidiary”: any Subsidiary that is not a Material Subsidiary.

“Incremental Extension of Credit”: as defined in Section 2.23.

“Incremental Facility Amendment”: as defined by Section 2.23.

“Incremental Facility Closing Date”: as defined in Section 2.23.

“Incremental Margin”: as defined in Section 2.23.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided that if such Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the lesser of (i) the book value of the property subject to such Lien and (ii) the principal amount of such Indebtedness), and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity to the extent such Indebtedness is required to be reflected on the balance sheet of such Person in accordance with GAAP, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Infringement”: infringement, misappropriation, dilution or other violation.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”: (a) as to any ABR Loan (other than any Swingline Loan), the last day of each March, June, September and December (or, if an Event of Default as described in Section 8(a) or 8(f) is in existence, the last day of each calendar month) to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all Lenders under the relevant Facility, nine or twelve) months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all Lenders under the relevant Facility, nine or twelve) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Term Loans;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

“Investment Agreement” the Investment Agreement dated as of April 3, 2007 among Parent, Holdings, the Borrower, the Investor and the other parties named therein.

“Investments”: as defined in Section 7.8.

“Investor”: WPM, L.P., a Delaware limited partnership and a Control Investment Affiliate of the Sponsor.

“Issuing Lender”: JPMorgan Chase Bank, N.A. or any affiliate thereof, in its capacity as issuer of any Letter of Credit.

“Joint Venture”: a joint venture or similar arrangement, whether in corporate, partnership or other legal form which is not a Subsidiary of the Borrower but in which the Borrower or any Restricted Subsidiary owns or controls any Capital Stock.

“L/C Commitment”: $50,000,000.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants”: the collective reference to all the Revolving Lenders other than the Issuing Lender.

“Lenders”: as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“Letters of Credit”: as defined in Section 3.1(a).

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Security Documents, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties”: each Group Member that is a party to a Loan Document.

“Majority Facility Lenders”: the Majority Term Facility Lenders or the Majority Revolving Facility Lenders, as the case may be.

“Majority Revolving Facility Lenders”: with respect to the Revolving Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Total Revolving Extensions of Credit outstanding (or, in the case prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

“Majority Term Facility Lenders”: the Lenders of more than 50% of the aggregate unpaid principal amount of the Term Loan.

“Material Adverse Effect”: a material adverse effect on (a) the business, operations, property or financial condition of Holdings and its Subsidiaries taken as a whole or (b) the validity or enforceability of any material provision of this Agreement or any of the other Loan Documents or any material rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Subsidiary” means any Subsidiary that provides 1% or more of the Consolidated EBITDA of, or holds 1% or more of the Total Tangible Assets of, Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, if as of the end of any quarterly or annual fiscal period of Holdings, Holdings and the Material Subsidiaries together represent less than 95% of Consolidated EBITDA of, or hold less than 95% of the Total Tangible Assets of, Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP, Holdings shall designate additional Subsidiaries as Material Subsidiaries such that, after giving effect to all such designations, Holdings and the Material Subsidiaries together represent at least 95% of Consolidated EBITDA and at least 95% of the Total Tangible Assets of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“M&I”: M&I Marshall & Ilsley Bank and its successors and assigns.

“Mortgaged Properties”: the real properties listed on Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

“Mortgages”: each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents in an amount for any Asset Sale or Recovery Event in excess of $5,000,000 and in the aggregate for all Asset Sales and Recovery Events in any fiscal year in excess of $15,000,000 (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be reserved for indemnification, adjustment of purchase price or similar obligations pursuant to the agreements governing such Asset Sale, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Non-Excluded Taxes”: as defined in Section 2.19(a).

“Non-U.S. Lender”: as defined in Section 2.19(d).

“Not Otherwise Applied”: with reference to any amount of Net Cash Proceeds of any transaction or event that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.11, and (b) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been or concurrently will be) contingent on receipt of such amount or utilization of such amount for a specified purpose. The Borrower shall promptly notify the Administrative Agent of any application of such amount as contemplated by (b) above.

“Notes”: the collective reference to any promissory note evidencing Loans.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements and Specified Cash Management Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent”: Marshall & Ilsley Corporation, a Wisconsin corporation.

“Participant”: as defined in Section 10.6(c).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Act”: shall mean the Pension Protection Act of 2006, as it presently exists or as it may be amended from time to time.

“Permitted Business Acquisition”: any acquisition by the Borrower or any Restricted Subsidiary of all or substantially all of the assets of, or a majority of the outstanding Capital Stock (other than directors’ qualifying shares and similar de minimis holdings required by applicable law) in, a Person or division or line of business of a Person, provided that: (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) the Consolidated Leverage Ratio calculated after giving effect to such acquisition shall be less than the applicable Consolidated Leverage Ratio set forth in Section 7.1, in all cases calculated on a pro forma basis as of the last day of the Reference Period ended as of the fiscal quarter most recently ended prior to the date of such acquisition for which financial statements have been or are required to be delivered pursuant to Section 6.1 (calculated as though all Indebtedness resulting from or incurred in connection with such Permitted Business Acquisition had been incurred at the beginning of the relevant Reference Period) and the Borrower shall have delivered to the Administrative Agent at least five days prior to such acquisition a certificate of a Responsible Officer of the Borrower to such effect, together with all financial information for such Subsidiary or assets that is reasonably requested by the Administrative Agent and available to the Borrower, and (B) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 7.2), and (iii) if less than all of the Capital Stock of a Person is acquired or such Person is a Foreign Subsidiary of the Borrower, the acquisition thereof and any Investments therein shall be permitted by Section 7.8(d)(ii).

“Permitted Disposition”: (i) any sale or discount of past due accounts receivable in the ordinary course of business; (ii) (x) any lease as lessor or license as licensor of real property or personal property (including Intellectual Property) in the ordinary course of business and (y) any grant of options to purchase, lease or acquire real property or personal property (including Intellectual Property) in the ordinary course of business; and (iii) any sale or exchange of specific items of equipment, so long as the purpose of each sale or exchange is to acquire (and results within 360 days of such sale or exchange in the acquisition of) replacement items of equipment which are, in the reasonable business judgment of the Borrower and its Subsidiaries, the functional equivalent of the item of equipment so sold or exchanged and provided Administrative Agent has at all times after such acquisition a perfected Lien in the replacement property to the extent that the Administrative Agent has a Lien prior to such event, with the same priority or better than the equipment being sold or exchanged.

“Permitted Refinancing Indebtedness”: any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Permitted Refinancing Indebtedness), except as otherwise permitted under Section 7.2, (b) the final maturity date of such Permitted Refinancing Indebtedness is no earlier than the earlier of (i) the final maturity date of the Indebtedness being refinanced and (ii) the date that is 91 days after the final maturity of the Term Facility, (c) the weighted average life to maturity of such Permitted Refinancing Indebtedness shall be no shorter than the then remaining weighted average life to maturity of the Indebtedness being Refinanced, (d) such Permitted Refinancing Indebtedness contains mandatory redemption (or similar provisions), covenants and events of default and is benefited by guarantees, if any, which, taken as a whole, are no less favorable in any material respect to Holdings, the Borrower or the applicable Restricted Subsidiary and the Lenders than the mandatory redemption (or similar provisions), covenants and events of default or guarantees, if any, in respect of such Indebtedness being Refinanced, (e) if the Indebtedness being Refinanced is by its terms subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole, (f) no Permitted Refinancing Indebtedness shall have obligors or contingent obligors that were not obligors or contingent obligors (or that would not have been required to become obligors or contingent obligors) in respect of the Indebtedness being Refinanced and (g) if the Indebtedness being Refinanced is (or would have been required to be) secured by any collateral of a Loan Party (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral on terms no less favorable, taken as a whole, to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate”: the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors).

“Pro Forma Balance Sheet”: as defined in Section 4.1(a).

“Projections”: as defined in Section 6.2(c).

“Properties”: as defined in Section 4.17(a).

“Qualified Capital Stock”: any Capital Stock of any person that does not by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) provide for scheduled payments of dividends in cash (other than at the option of the issuer) prior to the date that is 91 days after the Term Facility Maturity Date, (b) become mandatorily redeemable (other than pursuant to customary provisions relating to redemption upon a change of control or sale of assets) pursuant to a sinking fund obligation or otherwise prior to the date that is 91 days after the final maturity of the Term Facility, (c) become convertible or exchangeable at the option of the holder thereof for Indebtedness or Capital Stock that is not Qualified Capital Stock, or (d) contain any maintenance covenants, other covenants materially adverse to the Lenders or remedies (other than voting rights and increases in dividends).

“Recovery Event”: any settlement of or payment to any Group Member in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

“Reference Date”: as defined in the definition of the term “Applicable Amount”.

“Reference Period”: as of any date of determination, the period of four consecutive fiscal quarters ending immediately prior to such date.

“Refinance”: as defined in the definition of the term “Permitted Refinancing Indebtedness”, and “Refinanced” shall have a meaning correlative thereto.

“Refunded Swingline Loans”: as defined in Section 2.7.

“Register”: as defined in Section 10.6(b).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitments pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower’s business.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring fifteen months after such Reinvestment Event or if within such 15 month period the Borrower (directly or indirectly through a Subsidiary) enters into a legally binding commitment to reinvest such proceeds (including, for this purpose binding long-term service contracts related to such reinvestment accounted for by the Borrower as a Capital Expenditure in accordance with GAAP), the later of (i) the date occurring 180 days after the date of such commitment or (ii) the date occurring 15 months after the Borrower’s or a Subsidiary’s receipt of Net Cash Proceeds from such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .32, .34 or .35 of PBGC Reg. § 4043.

“Required Lenders”: at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

“Restricted Payments”: as defined in Section 7.6.

“Restricted Subsidiary”: each Subsidiary that is not an Unrestricted Subsidiary.

“Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $250,000,000.

“Revolving Commitment Period”: the period from and including the Closing Date to the earlier of (a) the Revolving Termination Date or (b) the date of termination of the Revolving Commitment pursuant to Section 2.09 and Section 8.

“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loans”: as defined in Section 2.4(a).

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding, provided, that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis.

“Revolving Termination Date”: November 1, 2013.

“Sale and Lease-Back Transaction”: as defined in Section 7.11.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Parties”: the collective reference to the Administrative Agent, the Lenders and any affiliate of any Lender to which Obligations of the Borrower or the Guarantors, as applicable, are owed.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Sold Entity or Business”: as defined in the definition of the term “Consolidated EBITDA”.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (i) the present fair saleable value of the assets of such Person will be greater than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (ii) such Person will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (iii) such Person will not have unreasonably small capital with which to conduct the businesses in which it is engaged; and (iv) such Person does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by such Person and the timing and amounts of cash to be payable by such Person on or in respect of its Indebtedness.

“Specified Cash Management Agreement”: any agreement providing for treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Borrower or any Guarantor and any Lender or affiliate thereof.

“Specified Equity Contribution”: as defined in Section 8.

“Specified Swap Agreement”: any Swap Agreement in respect of interest rates, currency exchange rates or commodity prices entered into by the Borrower or any Guarantor and any Person (a) that is a Lender or an affiliate of a Lender at the time such Swap Agreement is entered into, or (b) that was not a Lender or an affiliate of a Lender at the time such Swap Agreement was entered into, from and after the time such Person or an affiliate becomes a Lender.

“Spin”: the consummation of the following transactions on the Closing Date: (i) an indirect wholly owned subsidiary of the Parent will be merged into the Parent with Parent becoming a wholly owned subsidiary of Holdings, (ii) Parent will be converted into a limited liability company (“Parent LLC”), (iii) Parent LLC will distribute the shares of the Borrower to Holdings, (iv) Investor will, pursuant to the Investment Agreement, purchase common equity of Holdings constituting 25% of the issued and outstanding Capital Stock of Holdings on the Closing Date for aggregate cash consideration of $625,000,000 and Borrower will obtain the Facilities, (v) Borrower shall pay a dividend to Holdings in the amount of approximately $1,040,000,000, and shall repay indebtedness owed to Parent LLC in the amount of approximately $982,000,000, (vi) Holdings shall contribute to New M&I Corporation, a Wisconsin corporation and a wholly-owned subsidiary of Holdings (“New Parent”) all of the membership interests of Parent LLC and approximately $1,665,000,000 in cash and (vii) Holdings shall distribute shares of New Parent to the shareholders of Holdings other than Investor.

“Sponsor”: Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership.

“Subordinated Indebtedness”: unsecured Indebtedness of the Borrower and/or any Subsidiary Guarantor that is subordinated and junior in right of payment to the Obligations and is issued solely for cash proceeds and with respect to which the subordination provisions shall be in all respects reasonably satisfactory to the Administrative Agent.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantor”: each Restricted Subsidiary other than (i) any Excluded Foreign Subsidiary or a Domestic Subsidiary of such Excluded Foreign Subsidiary and (ii) Monitise Americas, LLC, a limited liability company formed in the state of Delaware.

“Subsidiary Redesignation”: as defined in the definition of the term “Unrestricted Subsidiary”.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Swingline Commitment”: the obligation of the Swingline Lenders to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $150,000,000; provided, however, that the obligation of each Swingline Lender to make such Swingline Loans shall not exceed $75,000,000.

“Swingline Lenders”: JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding Inc., each, in its capacity as a lender of Swingline Loans.

“Swingline Loans”: as defined in Section 2.6.

“Swingline Participation Amount”: as defined in Section 2.7.

“Syndication Agent”: as defined in the preamble hereto.

“Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1A. The original aggregate amount of the Term Commitments is $1,750,000,000.

“Term Facility Maturity Date”: as defined in Section 2.3.

“Term Lenders”: any Lender that has Term Commitments or that holds Term Loans.

“Term Loans”: as defined in Section 2.1.

“Term Percentage”: as to any Term Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

“Total Tangible Assets”: the total amount of all tangible assets of Holdings, the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Borrower.

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“United States”: the United States of America.

“Unrestricted Subsidiary”: any Subsidiary designated by Holdings or the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that Holdings or the Borrower shall only be permitted to so designate an Unrestricted Subsidiary so long as (a) no Default or Event of Default exists or would result therefrom and (b) the designation of such Unrestricted Subsidiary shall comply with Section 7.8, with the amount of the fair market value of any assets owned by such Unrestricted Subsidiary and any of its Subsidiaries at the time of the designation thereof being deemed an Investment pursuant to Section 7.8. Holdings or the Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of the credit documentation (each, a “Subsidiary Redesignation”); provided that (i) no Default or Event of Default then exists or would occur as a consequence of any such Subsidiary Redesignation (including, but not limited to, under Sections 7.2 and 7.3), (ii) calculations are made by Holdings or the Borrower demonstrating that the Consolidated Leverage Ratio as of the last day of the relevant Reference Period, determined on a pro forma basis as if the respective Subsidiary Redesignation (as well as all other Subsidiary Redesignations theretofore consummated after the first day of such Reference Period) had occurred on the first day of such Reference Period, is not greater than (x) if calculated on or prior to December 31, 2007, 5.00 to 1.00 and (y) if calculated thereafter, the ratios as of the last day of the respective periods set forth in Section 7.1, (iii) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Subsidiary Redesignation (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (iv) for the purposes of Section 7.8, such Subsidiary Redesignation shall be treated as a contribution to Holdings or the Borrower, as the case may be, of an amount equal to the fair market value of such Unrestricted Subsidiary and (v) Holdings or the Borrower, as the case may be, shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of Holdings or the Borrower, as the case may be, certifying to such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (iv), inclusive, and containing the calculations required by the preceding clause (ii).

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary.

1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1 Term Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a “Term Loan”) to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Lender. The Term Loan may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12.

2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be ABR Loans, unless Borrower has given notice to the Administrative Agent three Business Days prior to the Closing Date that such Loans shall be Eurodollar Loans and the Interest Periods related thereto. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall (i) credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds or (ii) transfer such amounts to such account as the Borrower may otherwise specify in such notice.

2.3 Repayment of Term Loans. The Term Loan of each Term Lender shall mature in 27 consecutive quarterly installments on February 1, May 1, August 1, and November 1 of each year, the first 26 of which shall each be in the amount of such Lender’s Term Percentage of $4,375,000 and the final installment on November 1, 2014 (the “Term Facility Maturity Date”) shall be equal to such Lender’s Term Percentage of $1,636,250,000 or the aggregate principal amount of Term Loans outstanding on the Term Facility Maturity Date.

2.4 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding (after giving effect to any substantially simultaneous repayment of such Swingline Loans), does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12.

(b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

2.5 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) 3:00 P.M. New York City time, one Business Day prior to the requested Borrowing Date, in the case of ABR Loans) (provided that any such notice of a borrowing of ABR Loans under the Revolving Facility to finance payments required by Section 3.5 may be given not later than 10:00 A.M., New York City time, on the date of the proposed borrowing), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Revolving Loans made on the Closing Date shall initially be ABR Loans, unless Borrower has given notice to the Administrative Agent three Business Days prior to the Closing Date that such Loans shall be Eurodollar Loans and the Interest Periods related thereto. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lenders may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.7. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent (i) crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent or (ii) transferring such amounts to such account as the Borrower may otherwise specify in such notice.

2.6 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lenders agree to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (“Swingline Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lenders’ other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lenders shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.

(b) The Borrower shall repay to the Swingline Lenders the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least four Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan is borrowed, the Borrower shall repay all Swingline Loans then outstanding.

2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a)Whenever the Borrower desires that the Swingline Lenders make Swingline Loans it shall give the Swingline Lenders irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lenders not later than 3:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 5:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lenders shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lenders. Unless otherwise agreed between the Swingline Lenders, each Swingline Lender shall make 50% of each Swingline Loan. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by (i) depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds or (ii) transferring such amounts to such account as the Borrower may otherwise specify in such notice.

(b) The Swingline Lenders, at any time and from time to time in their sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lenders to act on its behalf), on one Business Day’s notice given by the Swingline Lenders no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lenders. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lenders for application by the Swingline Lenders to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lenders to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans. The Administrative Agent will give Borrower notice if any account is charged.

(c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lenders in their discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lenders an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

(d) Whenever, at any time after the Swingline Lenders have received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lenders receive any payment on account of the Swingline Loans, the Swingline Lenders will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lenders is required to be returned, such Revolving Lender will return to the Swingline Lenders any portion thereof previously distributed to it by the Swingline Lenders.

(e) Each Revolving Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lenders, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.8 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.

(b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

2.9 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

2.10 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

2.11 Mandatory Prepayments and Commitment Reductions. (a) If any Indebtedness shall be issued or incurred by any Group Member (excluding any Indebtedness incurred in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans as set forth in Section 2.11(d).

(b) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof within five (5) Business Days after receipt by the Group Member, such Net Cash Proceeds shall be applied on or prior to the date five (5) Business Days after receipt toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.11(d); provided, that on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 2.11(d).

(c) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2008, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow to the prepayment of the Term Loans as set forth in Section 2.11(d). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than five (5) Business Days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

(d) Any prepayment pursuant to this Section 2.11 shall be applied to the Term Loans in the order directed by the Borrower, or if no order is specified to the principal installments of the Term Loans in the direct order of maturity. The application of any prepayment pursuant to this Section 2.11 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section 2.11 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(e) Notwithstanding anything to the contrary in this Section 2.11 or 2.17, the Borrower may, in lieu of applying the amounts referred to above in this Section 2.11 (the “Prepayment Amount”) to the prepayment of Term Loans as provided in paragraph (d) above, on the date specified in Section 2.11 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Term Loan Lender a notice (each, a “Prepayment Notice”) as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Term Loan Lender a Prepayment Notice, which shall be in the form of Exhibit G, and shall include an offer by the Borrower to prepay on the date (each a “Mandatory Prepayment Date”) that is 10 Business Days after the date of the Prepayment Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender’s Prepayment Notice as being applicable to such Lender’s Term Loans and the option to such Lender to decline such prepayment. On the Mandatory Prepayment Date, (i) the Borrower shall pay to each Term Loan Lender who has not declined such prepayment the aggregate amount necessary to prepay the outstanding relevant Term Loans of such Term Loan Lender in an amount equal to such Lender’s Prepayment Amount and (ii) the Borrower shall be entitled to retain the portion of the Prepayment Amount declined by the relevant Term Loan Lenders (such amount, the “Declined Prepayment Amount”).

2.12 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default as described in Section 8(a) or (f) has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Eurodollar Loans with a one-month Interest Period on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.13 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than fifteen Eurodollar Tranches shall be outstanding at any one time.

2.14 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.14 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section 2.14 shall be payable from time to time on demand.

2.15 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

2.16 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent demonstrable error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

2.17 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

(b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders except as otherwise provided in Section 2.11(e). The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans in the order directed by the Borrower or otherwise in the direct order of maturity of the Term Loans. Amounts repaid or prepaid on account of the Term Loans may not be reborrowed.

(c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

(d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

(f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

2.18 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate (including Eurocurrency Reserve Requirements); or

(ii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled and a certificate setting forth in reasonable detail the computation of the loss, cost or expense (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) giving rise to the request for reimbursement and such certificate shall be conclusive, absent manifest error.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction. If a Lender requests reimbursement under this Section 2.18(b), it shall provide to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the computation of the loss, cost or expense giving rise to the request for reimbursement and such certificate shall be conclusive, absent manifest error.

(c) A certificate as to any additional amounts payable pursuant to this Section 2.18 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.18, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.18 for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.19 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) or (e) of this Section 2.19 or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

(d) Each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit H and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(f) If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.19, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(g) The agreements in this Section 2.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.20 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.20 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no legal, regulatory or material economic disadvantage, and provided, further, that nothing in this Section 2.21 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

2.22 Replacement of Lenders. The Borrower shall be permitted to replace, with a replacement financial institution, any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19(a) or (b) defaults in its obligation to make Loans hereunder or (c) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained); provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such

Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

2.23 Incremental Extensions of Credit. Subject to the terms and conditions set forth herein, the Borrower may at any time and from time to time, request to add additional term loans and/or increase the Revolving Facility (the “Incremental Extensions of Credit”) in minimum principal amounts of $75.0 million, provided that (a) immediately prior to and after giving effect to any Incremental Facility Amendment (and the making of any Incremental Extensions of Credit pursuant thereto), no Default or Event of Default has occurred or is continuing or shall result therefrom and the Borrower shall be in compliance, on a pro forma basis (including giving pro forma effect to any Incremental Facility Amendment (and the making of any Incremental Extensions of Credit pursuant thereto and calculated as though all such Incremental Extensions of Credit had been incurred at the beginning of the relevant Reference Period)), with a Consolidated Leverage Ratio of 5.00 to 1.00 as of the last day of the Reference Period ending on December 31, 2007 and as of the last day of any Reference Period ending thereafter the applicable Consolidated Leverage Ratio set forth in Section 7.1 as of the last day of the Reference Period ending as of the last day of the last fiscal quarter for which financial statements have been or are required to be delivered pursuant to Section 6.1 and (b) the aggregate principal amount (or committed amount, if applicable) of all Incremental Extensions of Credit pursuant to this Section 2.23 shall not exceed $350.0 million. The Incremental Extensions of Credit shall rank pari passu in right of payment and right of security in respect of the Collateral with the Term Loans or the Revolving Loans, as applicable. Other than amortization, pricing or maturity date, the Incremental Extensions of Credit consisting of additional term loans shall have the same terms as the Term Loans (the “Existing Term Loans”) existing immediately prior to the effectiveness of an Incremental Facility Amendment (except as otherwise agreed by the Administrative Agent and Additional Lenders agreeing to provide a commitment in respect of such Incremental Extension of Credit provided that any such agreement shall affect solely the terms of such Incremental Extension of Credit and not any other Loan or Borrowings or Commitments (or any other Lender) unless this Agreement has been amended in accordance with Section 10.1 without reference to this Section 2.23); provided that, without the prior written consent of the Required Lenders, (i) any increase in the Revolving Facility shall be on the terms described in this Section 2.23 and pursuant to the terms hereof (including interest rates and fees) otherwise applicable to the Revolving Facility, (ii) the Incremental Extensions of Credit shall not have a final maturity date earlier than the Term Facility Maturity Date or the Revolving Facility Maturity Date, as applicable, and (iii) in the case of additional term loans, Incremental Extensions of Credit shall not have a weighted average life that is shorter than that of the then-remaining weighted average life of the Term Loans. Any additional bank, financial institution, existing Lender or other person that elects to extend commitments to provide Incremental Extensions of Credit shall be reasonably satisfactory to the Borrower and the Administrative Agent (any such bank, financial institution or other person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement, pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement, giving effect to the modifications permitted by this Section 2.23, and, as appropriate, the other Loan Documents, executed by the Borrower, each Additional

Lender, if any, and the Administrative Agent. Commitments in respect of Incremental Extensions of Credit shall become Commitments under this Agreement after giving effect to such Incremental Facility Amendment. An Incremental Facility Amendment providing for term loans may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be reasonably necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.23, provided, however, the interest rates and fees applicable to any Incremental Extension of Credit (the “Incremental Margin”) shall be determined by the Borrower and the Additional Lenders; provided, further, however, if the Incremental Margin (which for this purpose includes all upfront or similar fees or original issue discount (with such upfront fees or original issue discount being converted to interest rate margin as reasonably determined by the Administrative Agent based on an assumed four-year life to maturity) payable to all Additional Lenders providing such Incremental Extension of Credit) is more than 0.25% per annum higher than the interest rate margin applicable to the Term Loans (which for this purpose includes all upfront or similar fees or original issue discount (with such upfront fees and original issue discount being converted to interest rate margin as reasonably determined by the Administrative Agent based on an assumed four-year life to maturity) payable to all Lenders providing the Term Loans) then the interest rate margin applicable to the Term Loans shall be adjusted to equal the Incremental Margin minus 0.25% per annum. The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 5.2 (it being understood that all references to “the date of such Borrowing” in such Section 5.2 shall be deemed to refer to the Incremental Facility Closing Date), and, except as otherwise specified in the applicable Incremental Facility Amendment, the Administrative Agent shall have received legal opinions, board resolutions and other closing documents and certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 5.1. The proceeds of the Incremental Extensions of Credit may be used for any purpose not otherwise prohibited hereunder. Notwithstanding anything to the contrary in this Section 2.23, no existing Lender shall be obligated to provide Incremental Extensions of Credit.

SECTION 3. LETTERS OF CREDIT

3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

(b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

3.2 Procedure for Issuance of Letter of Credit. (a) The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

3.3 Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date.

(b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit. Upon request of the Borrower, the Issuing Lender shall provide to the Borrower a schedule of normal and customary costs and expenses.

3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing

(b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section 3.4 shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

3.5 Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that the Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Borrower receives such notice. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.14(b) and (y) thereafter, Section 2.14(c). If a Letter of Credit draw is not reimbursed by the Borrower by the applicable time and day indicated above, the Borrower shall be deemed to have requested an ABR Loan under the Revolving Facility to reimburse such draw.

3.6 Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of Holdings and its consolidated Subsidiaries as at June 30, 2007 (including the notes thereto) (the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (using estimates and effecting adjustments as if such events had occurred on such date) to (i) the consummation of the Spin, (ii) the Loans to be made on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to Holdings as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated financial position of Holdings and its consolidated Subsidiaries as at June 30, 2007, assuming that the events specified in the preceding sentence had actually occurred at such date.

(b) The audited consolidated balance sheets of the Borrower as at December 31, 2006 and December 31, 2005 and the related consolidated statements of income and of cash flows for the fiscal years ended on December 31, 2006, December 31, 2005 and December 31, 2004, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, present fairly in all material respects the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower as of June 30, 2007 and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date (including the comparable period for the prior fiscal year), present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Except as set forth on Schedule 4.1(b), neither the Borrower nor any of its Subsidiaries has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. Except for the Spin, during the period from December 31, 2006 to and including the date of this Agreement there has been no Disposition by Holdings, the Borrower or any of the Subsidiaries of any material part of its business or property.

4.2 No Change. Since December 31, 2006, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect; it being agreed that the consummation of the Spin in accordance with the Investment Agreement, in and of itself, is not such an event or development.

4.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing (or the equivalent) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and where the failure to so qualify could reasonably be expected to cause a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the requisite power and authority, and the legal right, to make, deliver and perform its obligations under the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Spin and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.19 and (iii) such consents or authorizations the absence of which would not in the aggregate have a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member in any material respect and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

4.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

4.7 No Default. No Default or Event of Default has occurred and is continuing.

4.8 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property that is necessary in the conduct of its business or sold or disposed of in accordance with the terms of this Agreement, and none of such property is subject to any Lien except as permitted by Section 7.3.

4.9 Intellectual Property. Except as in the aggregate would not reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 4.9 (all of which items set forth in Schedule 4.9 in the aggregate would not reasonably be expected to have a Material Adverse Effect), each Group Member has all necessary licenses, permits, franchises and rights necessary for the conduct of its business and for the intended use of its properties, rights and assets. Each Group Member owns, or is licensed or otherwise has a right to use, all Intellectual Property necessary for the conduct of its business as currently conducted except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.9, as of the Closing Date, no material claim has been asserted and is pending against any Group Member by any Person seeking to limit, cancel or challenge the validity, enforceability, ownership or use of any Intellectual Property owned by or exclusively licensed by any Group Member that is material to the business of the Group Members as a whole, nor does Holdings or the Borrower have knowledge of any valid basis for any such claim. Except as would not reasonably be expected to result in a Material Adverse Effect or as set forth in Schedule 4.9, the use of Intellectual Property by each Group Member does not Infringe on the rights of any Person in any material respect.

4.10 Taxes. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (a) any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member) or (b) such tax returns, taxes and assessments, the failure of which to file or timely pay would not result in a Material Adverse Effect); no tax Lien has been filed (other than as permitted by Section 7.3); and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge that would result in a Material Adverse Effect.

4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board.

4.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

4.13 ERISA. No “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan and, on and after the effectiveness of the Pension Act, no Plan has failed to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan. Except as in the aggregate could not reasonably be expected to have a Material Adverse Effect no Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan and each Plan has complied in all respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. On and after the effectiveness of the Pension Act, no Plan is in “at risk” status (within the meaning of Title IV of ERISA) which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent or, except as would not reasonably be expected to have a Material Adverse Effect, is or is reasonably expected to be, in endangered or critical status within the meaning of Section 305 of ERISA.

4.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

4.15 Subsidiaries. (a) Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (i) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (ii) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents and except as created by the Investment Agreement and the ancillary documents related thereto disclosed to the Administrative Agent by the Borrower.

(b) As of the Closing Date, Monitise Americas, LLC, a Joint Venture between Monitise, Inc. and the Borrower formed in the state of Delaware, is a Joint Venture which does not generate any income or revenue or which does not have any material liabilities.

4.16 Use of Proceeds. The proceeds of the Term Loans shall be used to finance a portion of the Spin and to pay related fees and expenses. The proceeds of the Revolving Loans and the Swingline Loans, shall be used for working capital and general corporate purposes including, without limitation, Investments and acquisitions. Letters of Credit shall be used solely to support obligations incurred by the Borrower and the Subsidiaries.

4.17 Environmental Matters. Except as in the aggregate would not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute a violation of, or would reasonably be expected to give rise to liability under, any Environmental Law;

(b) no Group Member has received or has knowledge of any notice of violation, alleged violation, non-compliance, liability or potential liability under any Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), which notice has not been fully and finally resolved, nor does Holdings or the Borrower have knowledge that any such notice will be received or is being threatened;

(c) No Group Member has caused or arranged for any Materials of Environmental Concern to be transported or disposed of from the Properties in violation of, or in a manner or to a location that would reasonably be expected to give rise to liability under, any Environmental Law, nor has any Group Member generated, treated, stored or disposed of any Materials of Environmental Concern at, on or under any of the Properties in violation of, or in a manner that would reasonably be expected to give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which any Group Member is or, to the knowledge of Holdings and the Borrower, will be, named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that would reasonably be expected to give rise to liability under any Environmental Laws;

(f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the Business; and

(g) no Group Member has assumed by contract or, to its knowledge, operation of law any liability of any other Person under Environmental Laws.

4.18 Accuracy of Information, etc. No statement or information (other than the projections and pro forma information referred to below) contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole with all such other statements of information contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a), the Administrative Agent, for the benefit of the Lenders, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

(b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), the Administrative Agent, for the benefit of the Lenders, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, except for Liens permitted under Section 7.3. Schedule 4.19(b) lists, as of the Closing Date, each parcel of owned real property and each leasehold interest in real property located in the United States and held by the Borrower or any of its Subsidiaries, in each case, that has a value, in the reasonable opinion of the Borrower, in excess of $1,000,000.

4.20 Solvency. Each Loan Party is, and after giving effect to the Spin and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

4.21 Senior Indebtedness. The Obligations of the Loan Parties under the Loan Documents constitute unsubordinated and unconditional obligations of the Loan Parties and rank at least pari passu in priority of payment with all other unsecured and unsubordinated obligations of the Loan Parties.

4.22 Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, unless the Borrower has obtained a flood insurance policy that covers the improved real property encumbered by such mortgage in an amount not less than the lesser of (a) the estimated value of such improved real property or (b) the maximum limit of coverage available with respect to such property under the National Flood Insurance Reform Act of 1994.

4.23 Insurance. Each Group Member maintains, with financially sound and reputable third party insurers, insurance of a character usually maintained by Persons engaged in the same or similar businesses, against loss, damage and liability of the kinds and in the amounts customarily maintained by such Persons. All such insurance is in full force and effect and all premiums due and payable on such insurance has been paid.

SECTION 5. CONDITIONS PRECEDENT

5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a) Credit Agreement; Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, Holdings, the Borrower and each Person listed on Schedule 1.1A, (ii) the Guarantee and Collateral Agreement, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor and (iii) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

(b) Spin, etc. The Administrative Agent shall have received satisfactory evidence that Holdings shall have received cash proceeds from the issuance to the Investor of Qualified Capital Stock of Holdings in an amount equal to at least $625,000,000 and the Spin shall have been consummated in accordance with applicable law. No provision of the Investment Agreement shall have been waived, amended, supplemented or otherwise modified in any respect materially adverse to the Lenders. Substantially all of the existing indebtedness of Holdings, the Borrower and its subsidiaries shall have been repaid on satisfactory terms.

(c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Borrower for the 2006, 2005 and 2004 fiscal years and (iii) unaudited interim consolidated financial statements of the Borrower, reviewed by the Borrower’s independent accountants, for (x) each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available and (y) for the same period of the prior fiscal year.

(d) Projections. The Lenders shall have received satisfactory projections through 2012.

(e) Approvals. All governmental and third party approvals (including landlords’ and other consents) necessary in connection with the Spin, the financing thereof and the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Spin or the financing contemplated hereby.

(f) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

(g) Fees. The Lenders, the Arrangers and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

(h) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing or equivalent certificate for each Loan Party from its jurisdiction of organization.

(i) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

(i) the legal opinion of Quarles & Brady LLP, counsel to Holdings, the Borrower and the Subsidiaries, substantially in the form of Exhibit F; and

(ii) the legal opinion of local counsel in Wisconsin and of such other special and local counsel as may be required by the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(j) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(k) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

(l) Mortgages, etc. The Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property referred to in Schedule 4.19(b) owned on the date hereof and shall record or file, each Mortgage in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens pursuant to such Mortgage. The Borrower shall pay all Taxes, fees and other charges payable in connection therewith. Unless otherwise waived by the Administrative Agent, with respect to each such Mortgage, the Borrower shall deliver to the Administrative Agent contemporaneously therewith (A) a policy or policies or marked up unconditional binder of title insurance thereof, as applicable, paid for by the Borrower, issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 7.3, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and (B) the legal opinions of local U.S. counsel in the state where such Mortgaged Property is located, in form and substance reasonably satisfactory to the Administrative Agent.

For the purpose of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 5.1 unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit available under the Revolving Facility requested to be made by it on any date (including its initial extension of credit under the Revolving Facility) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent the representation and warranty refers to another date, in which case such representation and warranty shall be true and correct, in all material respects, as of such other date).

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit under the Revolving Facility requested to be made on such date.

(c) Notice. The Administrative Agent shall have received written notice by the Borrower of a borrowing of Revolving Loans under the Revolving Facility in accordance with Section 2.5.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6. AFFIRMATIVE COVENANTS

Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall and shall cause each of the Restricted Subsidiaries to:

6.1 Financial Statements. Furnish to the Administrative Agent (who will provide to each Lender):

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings and the Borrower, a copy of the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings and the Borrower ending after December 31, 2007, the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods subject, in the case of the financial statements delivered pursuant to Section 6.1(b), to normal year-end audit adjustments and the absence of footnotes.

6.2 Certificates; Other Information. Furnish to the Administrative Agent to be provided to each Lender (or, in the case of clause (g), to the relevant Lender):

(a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default pursuant to Section 7.1, except as specified in such certificate and (ii) annually deliver to the Administrative Agent a list of any material federally registered copyrights or trademarks or licenses thereof acquired by any Loan Party or any patents applied for by or granted to any Loan Party during the fiscal year then ended.

(b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) commencing with the Reference Period ending March 31, 2008, a Compliance Certificate containing all information and calculations necessary for determining, as of the last day of the relevant Reference Period of the Borrower, as the case may be, the Consolidated Leverage Ratio as of the last day of the relevant Reference Period then ended and (y) to the extent not previously disclosed to the Administrative Agent, (1) a description of any change in the jurisdiction of organization of any Loan Party and (2) a description of any Person that has become a Group Member, in each case since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Closing Date);

(c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of Holdings and the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of (i) Holdings and its Subsidiaries and (ii) the Borrower and its Subsidiaries, in each case, as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(d) within 45 days after the end of each fiscal quarter and 90 days after the end of the fiscal year of Holdings, a narrative discussion and analysis of the financial condition and results of operations of Holdings and its Subsidiaries for such fiscal quarter or fiscal year and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the prior fiscal year or comparable periods of such fiscal year and it is understood that the filing by Holdings with the SEC of its discussion and analysis of the financial condition and results of operations of Holdings and its Subsidiaries in the form required by Regulation S-K of the rules and regulations under the Securities Act of 1933, as amended, shall fulfill the requirements of this Section 6.2(d);

(e) on and after the effectiveness of the Pension Act, copies of (i) any documents described in Section 101(k) of ERISA that the Borrower or any Commonly Controlled Entity may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Borrower or any Commonly Controlled Entity may request with respect to any Multiemployer Plan; provided, that if the Borrower or any Commonly Controlled Entity has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, Borrower or the Commonly Controlled Entity(ies) shall as soon as reasonably practicable following written request from the Administrative Agent (which request shall not be made more frequently than once per year) make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices as soon as reasonably practicable after receipt thereof;

(f) within five days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC; and

(g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

Financial statements and other documents required to be furnished pursuant to Section 6.1(a) or (b) or Section 6.2(c) or (d) (to the extent any such financial statements or other documents are included in reports or other materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been furnished on the date on which (i) the Borrower posts such financial statements or other documents, or provides a link thereto, on the Borrower’s website on the Internet, or (ii) such financial statements or other documents are posted on behalf of the Borrower on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent or the SEC’s website located at http://www.sec.gov/edgar/searchedgar/webusers.htm); provided that the Borrower shall notify the Administrative Agent of the posting of any such financial statements and other documents and provide to the Administrative Agent electronic versions thereof.

6.3 Post-Closing Matters. Within 3 Business Days following the Closing Date (or such longer period as may be reasonably acceptable to the Administrative Agent), the Borrower will deliver, or cause to be delivered, to the Administrative Agent the 65% equity interest in Metavante Investments (Mauritius) Limited issued to the Borrower. Within 30 business days following the Closing Date (or such longer period as may be reasonably acceptable to the Administrative Agent), the Borrower will take, or will cause to be taken, the actions specified in Schedule 6.3.

6.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP, in all material respects, shall be made of all material dealings and transactions in relation to its business and activities, and (b) so long as no Event of Default has occurred and is continuing, no more than one time during any fiscal year and otherwise as often as may reasonably be requested, permit representatives of the Administrative Agent and representatives of the Lenders to, upon reasonable advance notice, visit and inspect, which visits by the Administrative Agent and representatives of the Lenders shall be at the same time, any of its properties and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which such person may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time during normal business hours and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants (provided the Borrower is given an opportunity to be present at such meetings); provided, that so long as no Event of Default is continuing, the Borrower shall not be required to pay or reimburse the expenses (to the extent otherwise required to do so hereunder) of the Administrative Agent of more than one such visit and inspection during any fiscal year.

6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding affecting any Group Member, that with respect to clause (i) or (ii), if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c) the following events, as soon as possible after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization, Insolvency of, or the “at risk” of, endangered or critical status (each within the meaning of Title IV of ERISA) of, any Plan; and

(d) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

6.8 Environmental Laws. (a) Comply with, and take all reasonable steps to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and take all reasonable steps to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws. This paragraph (a) shall be deemed not breached by a noncompliance with the foregoing if, upon learning of such noncompliance, Holdings, the Borrower and any affected Subsidiaries promptly undertake reasonable efforts to eliminate such noncompliance, and such noncompliance and the elimination thereof, in the aggregate with any other noncompliance with any of the foregoing and the elimination thereof, could not reasonably be expected to have a Material Adverse Effect.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

6.9 Ratings. Use commercially reasonable efforts to maintain a rating (but not a particular rating) for the Facilities from both Moody’s and S&P.

6.10 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any Group Member (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 7.3(d) or (n) and (z) property acquired by any Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and promptly (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

(b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $5,000,000 acquired after the Closing Date by any Group Member (other than (x) any such real property subject to a Lien expressly permitted by Section 7.3(d) or (n) and (z) real property acquired by any Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(c) With respect to any new Subsidiary (other than a Foreign Subsidiary) created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be a Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above with respect to any such new Subsidiary with assets in excess of $5,000,000, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d) With respect to any new Foreign Subsidiary created or acquired after the Closing Date by any Group Member (other than by any Group Member that is a Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Group Member (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above with respect to any such new Foreign Subsidiary with assets in excess of $5,000,000, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

SECTION 7. NEGATIVE COVENANTS

Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

7.1 Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any Reference Period of Holdings ending during any period set forth below to exceed the ratio set forth below opposite such period:

Period	Consolidated Leverage Ratio
January 1, 2008 to June 30, 2008	5.00 to 1.00

July 1, 2008 to September 30, 2008	4.75 to 1.00

October 1, 2008 to March 31, 2009	4.50 to 1.00

April 1, 2009 to September 30, 2009	4.25 to 1.00

October 1, 2009 to March 31, 2010	4.00 to 1.00

April 1, 2010 to December 31, 2010	3.75 to 1.00

January 1, 2011 and thereafter	3.50 to 1.00

7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b) Indebtedness of the Borrower to any Restricted Subsidiary and of any Subsidiary Guarantor to the Borrower or any Restricted Subsidiary and of any Subsidiary that is not a Guarantor to (i) any other Subsidiary that is not a Guarantor or (ii) the Borrower or any Subsidiary Guarantor in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding; provided that any such Indebtedness of a Loan Party to a Subsidiary that is not a Loan Party shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(c) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(c) and any Permitted Refinancing Indebtedness in respect of any such Indebtedness;

(d) Indebtedness with respect to purchase money Indebtedness and Capital Lease Obligations (including Sale and Lease-Back Transactions to the extent permitted by Section 7.11) and Indebtedness in connection with the acquisition or improvement of real property in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding; provided, (i) with respect to purchase money Indebtedness, any such Indebtedness shall be secured only by the asset required in connection with the incurrence of such Indebtedness and, at the time of incurrence, shall constitute not less than 75% of the aggregate consideration paid with respect to such asset; and (ii) such Indebtedness shall have been incurred by the Borrower or any Restricted Subsidiary within 270 days after the acquisition, lease, repair or improvement of the respective asset in order to finance such acquisition, lease, repair or improvement;

(e) any other Indebtedness of the Borrower or any Subsidiary Guarantor in an aggregate amount not exceeding the greater of (i) $75,000,000 and (ii) 7.5% of Total Tangible Assets at any one time outstanding;

(f) Indebtedness of Holdings to the Borrower to the extent the related advance would be permitted to be made as a Restricted Payment hereunder (it being understood that any such advance shall be deemed to be and shall count as a Restricted Payment for purposes of Section 7.6) or otherwise permitted under Section 7.8;

(g) obligations in respect of performance, surety, statutory or appeal bonds or with respect to worker’s compensation claims, or similar obligations, or other bonds permitted under Section 7.3;

(h) Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections, check endorsements and otherwise in connection with deposit accounts or cash management service;

(i) Indebtedness consisting of promissory notes issued by Holdings to officers, directors and employees of Holdings, the Borrower or any Restricted Subsidiaries to purchase or redeem Capital Stock of Holdings to the extent permitted hereunder, in an aggregate amount not exceeding $10,000,000 at any time outstanding;

(j) Indebtedness under Swap Agreements permitted by Section 7.12 and under Specified Cash Management Agreements;

(k) Indebtedness of the Borrower or a Restricted Subsidiary supported by a Letter of Credit; provided, however, that (i) the aggregate principal amount of any such Indebtedness does not at any time exceed the amount available to be drawn under such Letter of Credit, and (ii) such Indebtedness matures at least five Business Days prior to the scheduled expiry date of such Letter of Credit;

(l) Indebtedness consisting of obligations of Holdings, the Borrower or the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Spin, Permitted Business Acquisitions or any other Investment expressly permitted hereunder or otherwise in the ordinary course of business;

(m) additional unsecured Indebtedness (including Subordinated Indebtedness) of the Borrower and any Subsidiary Guarantor and any Permitted Refinancing Indebtedness in respect of any such Indebtedness; provided that (i) both immediately prior to and immediately after giving effect to the incurrence thereof, no Default or Event of Default shall exist or result therefrom and the Consolidated Leverage Ratio as of the last day of the Reference Period ending as of the last day of the last fiscal quarter for which financial statements have been or are required to be delivered pursuant to Section 6.1 (determined on a pro forma basis and calculated as though all such additional Indebtedness had been incurred at the beginning of the relevant Reference Period) shall not exceed the then applicable Consolidated Leverage Ratio set forth in Section 7.1, (ii) if subordinated to the Obligations, such Indebtedness is Subordinated Indebtedness, such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is ninety-one (91) days after the maturity of the Loans hereunder and (iii) such Indebtedness is not guaranteed by Holdings or any Subsidiary of Holdings other than the Subsidiary Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Obligations on terms not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness);

(n) Indebtedness assumed or acquired in connection with Permitted Business Acquisitions, which Indebtedness in each case, exists at the time of such Permitted Business Acquisition and is not created in contemplation of such event, the aggregate principal amount thereof at the time of such acquisition or assumption does not exceed the greater of (i) $75,000,000 or (ii) 7.5% of Total Tangible Assets in connection with any such acquisition and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(o) accretion or amortization of original issue discount and accretion of interest paid in kind, in each case in respect of Indebtedness otherwise permitted by this Section 7.2;

(p) Indebtedness owed to any Person providing property, casualty, business interruption or liability insurance to Holdings, the Borrower or any of the Restricted Subsidiaries, provided that such Indebtedness is incurred to finance insurance premiums in respect of such insurance;

(q) Indebtedness incurred by Holdings, the Borrower or any of the Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Holdings, the Borrower or any such Restricted Subsidiary pursuant to such agreements, in connection with Permitted Business Acquisitions, other permitted Investments or permitted dispositions of any business, assets or Subsidiary of Holdings or the Borrower or any of the Restricted Subsidiaries; and

(r) Indebtedness of Foreign Subsidiaries, Joint Ventures and Restricted Subsidiaries other than Subsidiary Guarantors in an aggregate amount not exceeding the greater of (i) $100,000,000 or (ii) 10% of Total Tangible Assets at any time outstanding.

7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a) Liens for taxes, assessments, charges or other governmental levies not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Holdings, the Borrower or the Restricted Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens (statutory or contractual) arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(c) Liens outstanding on the date hereof and listed on Schedule 7.3(c);

(d) Liens on assets securing purchase money Indebtedness or Capital Lease Obligations (including a Sale and Lease-Back Transaction permitted by Section 7.11) or on real property and improvements permitted by Section 7.2(d);

(e) municipal ordinances, reservations, exceptions, easements, rights-of-way, restrictions and other similar encumbrances and other defects or irregularities of title or matters that are disclosed by a survey of any real property that, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of the Restricted Subsidiaries;

(f) Liens created pursuant to the Security Documents;

(g) contractual or statutory Liens of landlords and Liens of suppliers (including sellers of goods) and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business;

(h) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions whether arising by contract or operation of law, incurred in the ordinary course of business;

(i) Liens attaching solely to cash earnest money deposits (and proceeds thereof) in connection with any letter of intent or purchase agreement in connection with a Permitted Business Acquisition;

(j) Liens arising from precautionary UCC financing statements regarding operating leases not constituting Indebtedness or consignments;

(k) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(l) Liens encumbering customary initial deposits and margin deposits, and similar Liens and margin deposits, and similar Liens attaching to commodity trading accounts or other brokerage accounts, in each case incurred in the ordinary course of business;

(m) Liens incurred in connection with the purchase or shipping of goods or assets on the related goods or assets and proceeds thereof in favor of the seller or shipper of such goods or assets;

(n) Liens existing on property at the time of its acquisition pursuant to a Permitted Business Acquisition after the date hereof; provided that (i) such Lien was not created in contemplation of such acquisition, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than improvements and after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.2(d) or (n);

(o) Liens arising out of judgments or awards not constituting an Event of Default under Section 8(h);

(p) any interest or title of a licensor, sublicensor, lessor or sublessor under any license or lease agreement entered in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

(q) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

(r) Liens which arise under Article 2 and under Article 4 of the UCC on items in collection and documents and proceeds related thereto;

(s) Liens not otherwise permitted by this Section 7.3 so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to Holdings, the Borrower and all Restricted Subsidiaries) the greater of (i) $75,000,000 or (ii) 7.5% of Total Tangible Assets at any one time;

(t) Liens in favor of customs and revenues authorities which secure payment of customs duties in connection with the importation of goods;

(u) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.8(f) or (y) to be applied against the purchase price for such Investment, or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.5, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(v) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business in accordance with past practice;

(w) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing insurance carriers under insurance or self insurance arrangements;

(x) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, contractual or warranty obligation, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

(y) Liens on cash and Cash Equivalents, in an aggregate amount at any time not to exceed $50,000,000, deposited with a Lender or an affiliate of a Lender to secure obligations to such Person arising under a Specified Swap Agreement; and

(z) Liens on assets of Foreign Subsidiaries, Joint Ventures and Restricted Subsidiaries other than Subsidiary Guarantors to secure Indebtedness described in Section 7.2(r) hereof.

7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any other Subsidiary (provided that when a Subsidiary that is not a Subsidiary Guarantor is merging or consolidating with a Subsidiary Guarantor, the continuing or surviving corporation shall be a Subsidiary Guarantor);

(b) any Restricted Subsidiary of the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) (i) to the Borrower or any other Restricted Subsidiary (upon voluntary liquidation or otherwise) (provided that when a Subsidiary that is a Subsidiary Guarantor is so Disposing of all or substantially of its assets to another Subsidiary, such other Subsidiary must be a Subsidiary Guarantor) or (ii) pursuant to a Disposition permitted by Section 7.5;

(c) any Restricted Subsidiary may liquidate or dissolve or change its legal form if Holdings or the Borrower, as the case may be, determines in good faith that such action is in the best interests of Holdings or the Borrower and the Subsidiaries and is not disadvantageous to the Lenders in any material respect;

(d) any Investment expressly permitted by Section 7.8 may be structured as a merger, consolidation or amalgamation; provided that (i) if the continuing or surviving Person is a Restricted Subsidiary, such Restricted Subsidiary shall have complied with its obligations under Section 6.10, (ii) in the case of a transaction, the purpose of which is a Subsidiary Redesignation or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, such transaction shall be consummated in compliance with Section 7.8, and (iii) if the Borrower is a party thereto, the Borrower shall be the continuing or surviving Person; and

(e) so long as no Default or Event of Default exists or would result therefrom and after giving effect thereto, the Borrower shall be in compliance with a Consolidated Leverage Ratio equal to the then applicable Consolidated Leverage Ratio set forth in Section 7.1 as of the last day of the Reference Period ending as of the last day of the last fiscal quarter for which financial statements have been or are required to be delivered pursuant to Section 6.1 (determined on a pro forma basis and calculated as though all Indebtedness resulting from or incurred in connection with such merger had been incurred at the beginning of the relevant Reference Period), the Borrower may merge with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of the Borrower, as the case may be, under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee and Collateral Agreement confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under this Agreement, (D) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under this Agreement, and (E) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Security Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Borrower under this Agreement.

7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of obsolete or worn out property, of property no longer used or useful in the conduct of the Borrower and the Restricted Subsidiaries or surplus property (including abandonment or lapse of obsolete or surplus Intellectual Property), in each case in the ordinary course of business;

(b) the Disposition of Cash Equivalents and sale of inventory in the ordinary course of business;

(c) Dispositions permitted by Section 7.4(a), clause (i) of Section 7.4(b) and 7.4(c);

(d) the sale or issuance of any Restricted Subsidiary’s Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor or otherwise to its equityholders;

(e) the Disposition for market value of other property in the aggregate having a book value not exceeding 20% of the consolidated assets of the Borrower and the Restricted Subsidiaries in the aggregate from and after the Closing Date (with consolidated assets being determined at the time of any such Disposition by reference to the most recent consolidated financial statements delivered pursuant to Section 6.1); provided that not less than 75% of the total consideration for any such Disposition shall be paid to the Borrower in cash or within 180 days after the consummation of such Disposition is reasonably expected to and shall be converted into cash; and provided, further, that any liabilities that, if not assumed by the transferee with respect to the applicable Disposition, would have been deducted in calculating the Net Cash Proceeds from such Disposition but that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Subsidiaries shall have been validly released by all applicable creditors in writing, shall be treated as cash consideration;

(f) Holdings and the Restricted Subsidiaries may transfer assets to the Borrower or any Subsidiary Guarantor;

(g) the Borrower and the Restricted Subsidiaries shall be permitted to make Permitted Dispositions;

(h) the Borrower and the Restricted Subsidiaries shall be permitted to sell or otherwise dispose of property and other assets pursuant to Sale and Lease-Back Transactions permitted by Section 7.11;

(i) condemnations and casualty events, so long as the Net Cash Proceeds of such Recovery Event are applied in accordance with Section 2.11(b);

(j) like-kind exchanges of existing assets for similar replacement assets, so long as the receipt of the replacement assets in such exchange occurs at the time of or within twenty Business Days following the transfer thereof and not less than fair market value is received for the existing asset in such exchange; and

(k) sales, transfers, leases and other dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements.

Notwithstanding the foregoing, the Disposition of any Capital Stock of a Restricted Subsidiary (other than as permitted by clause (d) above) shall not be permitted unless all the Capital Stock of such Restricted Subsidiary is Disposed of pursuant to such Disposition and any other Investments in such Restricted Subsidiary, or any of its Subsidiaries, are also Disposed of or otherwise repaid in connection with such Disposition, or are treated as Investments under, and permitted by, clause (v) of Section 7.8.

7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that:

(a) any Subsidiary may make Restricted Payments to the Borrower or any other Restricted Subsidiary (pro rata based on the ownership interest of such other Subsidiary);

(b) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may pay dividends to Holdings to permit Holdings to purchase (and Holdings may purchase or cause to be purchased) Capital Stock of Holdings from present or former directors, officers or employees of any Group Member, their estates, spouses, former spouses and their heirs upon and after the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments under this clause (b) after the date hereof (net of any proceeds received by Holdings and contributed to the Borrower after the date hereof in connection with resales of any such Capital Stock) shall not exceed (A) in the aggregate during any fiscal year (w) $5,000,000 in cash plus (x) the amount of any equity contribution made to the Borrower (through Holdings) for the purpose of such repurchase (and Not Otherwise Applied) plus (y) the proceeds of any key-man life insurance with respect to such employee paid to Holdings, the Borrower or any of its Subsidiaries and (B) $25,000,000 in cash on a cumulative basis;

(c) the Borrower may directly or indirectly make distributions to Holdings or make payments on behalf of Holdings, to the extent necessary (i) to pay the taxes, (ii) to pay the operating and administrative expenses of Holdings incurred in the ordinary course of the Borrower’s or any Restricted Subsidiary’s business including, without limitation, reasonable directors’ fees and expenses and customary corporate indemnities owing to directors of Holdings, the Borrower, the Restricted Subsidiaries or any of their Affiliates in the ordinary course of business and (iii) to finance any Investment permitted to be made under Section 7.8; provided, that (A) such dividend or distribution under this clause (iii) shall be made substantially concurrently with the closing of such Investment, (B) Holdings shall, immediately following the closing thereof cause all property acquired to be contributed to the Borrower or a Restricted Subsidiary or the merger of the person formed or acquired into the Borrower or a Restricted Subsidiary in order to consummate such Investment and (C) such Restricted Subsidiary shall become a Subsidiary Guarantor and comply with its obligations under Section 6.10;

(d) Holdings may make non-cash Restricted Payments in the form of repurchases of its Capital Stock deemed to occur upon the non-cash exercise of stock options and warrants;

(e) Restricted Payments made on the Closing Date to consummate the Spin;

(f) Holdings and its Subsidiaries may pay dividends through issuance of Qualified Capital Stock and may redeem any Capital Stock in exchange for other Qualified Capital Stock;

(g) the repurchase, redemption or other acquisition for value of any Capital Stock of any Subsidiary held by a Person other than a Loan Party or a Subsidiary of a Loan Party, provided, that such transaction is treated as an Investment and is permitted by Section 7.8; and

(h) in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments to Holdings the proceeds of which may be utilized by Holdings to make additional Restricted Payments, in an aggregate amount, not to exceed the sum of (i) the aggregate amount of $75,000,000 plus (ii) if the Consolidated Leverage Ratio as of the last day of the Reference Period ending as of the last day of the last fiscal quarter for which financial statements have been or are required to be delivered pursuant to Section 6.1 (after giving pro forma effect to such additional Restricted Payments) is 3.75:1.00 or less, the Applicable Amount minus (iii) the aggregate amount of all Declined Prepayment Amounts and the aggregate amount of Investments made pursuant to Section 7.8(v) and prepayments of Subordinated Indebtedness made pursuant to clause (II) of the proviso to Section 7.9(a) in each case since the Closing Date.

7.7 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for (a) those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Spin) or that are reasonably complementary or related thereto, or (b) any other business in a manner that is not material to the activities of the Borrower and its Subsidiaries, taken as a whole.

7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) accounts receivable and other extensions of trade credit by the Borrower and the Restricted Subsidiaries in the ordinary course of business;

(b) Investments in cash and Cash Equivalents;

(c) Guarantee Obligations permitted by Section 7.2;

(d) intercompany Investments (i) by any Group Member in (x) the Borrower or any Person that, prior to such investment, is a Subsidiary Guarantor or (y) so long as no Default or Event of Default shall have occurred and be continuing, any Unrestricted Subsidiary to the extent any such Investments made pursuant to this subclause (y) do not exceed $25,000,000 in the aggregate at any time outstanding and (ii) so long as no Default or Event of Default shall have occurred and be continuing, by the Borrower and its Restricted Subsidiaries in Subsidiaries that are not Guarantors, which do not exceed $50,000,000 in the aggregate at any time outstanding;

(e) existing Investments as listed on Schedule 7.8(e);

(f) Permitted Business Acquisitions;

(g) the formation of and Investments in new Restricted Subsidiaries that are Subsidiary Guarantors, provided that (i) such Restricted Subsidiary is owned by Holdings, the Borrower or a Subsidiary Guarantor, and (ii) after formation or acquisition of any such Restricted Subsidiary and the Investment therein, and after giving effect thereto, (A) such new Restricted Subsidiary and its parent shall have entered into any and all agreements necessary to comply with Section 6.10;

(h) the Borrower and the Restricted Subsidiaries may receive and own Capital Stock or other investments acquired as non-cash consideration pursuant to Dispositions permitted under Section 7.5;

(i) the Borrower and the Restricted Subsidiaries may make pledges and deposits permitted under Section 7.3;

(j) the Borrower and the Restricted Subsidiaries may make Investments and guarantees expressly permitted under Sections 7.2, 7.4, 7.5 and 7.6 (subject to clause (t) below in the case of Investments by the Borrower and Subsidiary Guarantors in, or guarantees by the Borrower and Subsidiary Guarantors of obligations of, Subsidiaries that are not Guarantors);

(k) the Borrower and the Restricted Subsidiaries may make an Investment that could otherwise be made as a Restricted Payment to the extent the related advance or investment would be permitted under clause (h) of Section 7.6 (it being understood that any such Investment shall be deemed to be and shall count as a Restricted Payment for purposes of clause (h) of Section 7.6);

(l) following the consummation of a Permitted Business Acquisition of Capital Stock of a Person that, immediately thereafter, is not wholly owned, Investments consisting of the purchase of additional Capital Stock of such Person, provided that such acquisition shall be treated as a Permitted Business Acquisition and such acquisition shall satisfy all the requirements to qualify as a Permitted Business Acquisition;

(m) Investments consisting of endorsements for collection or deposit in the ordinary course of business;

(n) (i) deposits in the ordinary course of business consistent with past practices to secure the performance of operating leases and payment of utility contracts and (ii) good faith deposits required in connection with Permitted Business Acquisitions, other permitted Investments and Joint Ventures permitted under this Section 7.8;

(o) Holdings and the Borrower may acquire and hold (or cancel, forgive, write-off or set-off) promissory notes of employees of Holdings or its Subsidiaries in connection with such Person’s purchase of Permitted Capital Stock of Holdings;

(p) Investments received in connection with any bankruptcy or reorganization of, or any good faith settlement of delinquent accounts and disputes with, any customer or supplier arising in the ordinary course of business;

(q) the Borrower may enter into Swap Agreements that are not speculative in nature to the extent permitted hereunder;

(r) any Investments consisting of deferred compensation owed to employees of Holdings, the Borrower and the Subsidiaries;

(s) Investments consisting of loans and advances to directors and employees of any Group Member (including for travel, entertainment and relocation expenses and analogous ordinary business purposes) not exceeding $5,000,000 in the aggregate at any time outstanding;

(t) Investments in Joint Ventures in an aggregate amount at any time not to exceed $50,000,000 (measured as of the date on which each such Investment was made);

(u) Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by Holdings and the Restricted Subsidiaries in connection with such plans;

(v) so long as immediately after giving effect to any such Investment, no Default has occurred and is continuing, other Investments that do not exceed, in the aggregate, (i) $75,000,000 plus (ii) if the Consolidated Leverage Ratio as of the last day of the Reference Period ending as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 (after giving pro forma effect to such additional Investments) is 3.75:1.00 or less, the Applicable Amount minus (iii) the aggregate amount of Restricted Payments made pursuant to Section 7.6(h) and prepayments of Subordinated Indebtedness made pursuant to clause (II) of the proviso to Section 7.9(a) in each case since the Closing Date; and

(w) other Investments in an aggregate amount that do not exceed $75,000,000.

The amount of any Investment shall be the initial amount of such Investment and any addition thereto, as reduced by any repayment of principal (in the case of an Investment constituting Indebtedness) or any distribution or other return (in the case of any other Investment) but shall not include any increase in the value of such Investment.

7.9 Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Subordinated Indebtedness; provided, so long as no Event of Default shall have occurred and be continuing or would result therefrom, that the Borrower may pay, prepay, repurchase or redeem any Subordinated Indebtedness, (I) pursuant to a refinancing thereof with Permitted Refinancing Indebtedness (to the extent permitted by Section 7.2), or (II) in an aggregate amount of (i) $75,000,000 plus (ii) if the Consolidated Leverage Ratio as of the last day of the Reference Period ending as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 is 3.75:1.00 or less, with the Applicable Amount minus the aggregate amount of Declined Prepayment Amounts and the aggregate amount of Restricted Payments made pursuant to Section 7.6(h) and Investments made pursuant to Section 7.8(v) in each case since the Closing Date; or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Subordinated Indebtedness (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee).

7.10 Transactions with Affiliates. Except as set forth in Schedule 7.10 hereof and for all documents entered into prior to the Closing Date related to the Spin, enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, (d) the payment of fees and expenses in connection with the consummation of the Spin, (e) Restricted Payments permitted under Section 7.6, and (f) transactions engaged in by the Borrower and Restricted Subsidiaries with Unrestricted Subsidiaries in good faith to effect (1) cash management practices, (2) the operations, governance, administration and corporate overhead of the consolidated companies and (3) the tax management of the consolidated companies. Notwithstanding the foregoing, Holdings, the Borrower and the Restricted Subsidiaries may pay customary salaries, compensation arrangements, fees to, and the out-of-pocket expenses of, its board of directors, employees and officers and may provide customary corporate indemnities for the benefit of members of its board of directors, employees and officers.

7.11 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member (a “Sale and Lease-Back Transaction”); provided that a Sale and Lease-Back Transaction shall be permitted with respect to property owned by the Borrower or any Restricted Subsidiary that is acquired, leased, repaired or improved after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within 270 days of the acquisition, lease, repair or improvement of such property and is permitted by Section 7.2(d) and Section 7.3(d).

7.12 Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

7.13 Changes in Fiscal Periods. Permit the fiscal year of Holdings or the Borrower to end on a day other than December 31 or change Holdings’ or the Borrower’s method of determining fiscal quarters.

7.14 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for (x) agreements which (i) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such agreements were not entered into in contemplation of such Person becoming a Subsidiary, (ii) are customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures or non-Wholly Owned Subsidiaries permitted under Section 7.8 and applicable solely to such Joint Venture or non-Wholly Owned Subsidiaries entered into in the ordinary course of business, (iii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (iv) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (v) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (vi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business) and (vii) are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement and (y) such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents or (ii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or any assets of such Restricted Subsidiary.

SECTION 8. EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.3, Section 6.7(a) or Section 7 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e) any Group Member shall (i) default in making any payment of any principal of or interest on any Indebtedness (including any Guarantee Obligation, but excluding the Loans) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable and such default has not been waived; provided, that a default, event or condition described in clause (i), or (ii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) or (ii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $35,000,000; or

(f) (i) any Group Member (other than an Immaterial Subsidiary or an Unrestricted Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member (other than an Immaterial Subsidiary or an Unrestricted Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member (other than an Immaterial Subsidiary or an Unrestricted Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against any Group Member (other than an Immaterial Subsidiary or an Unrestricted Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member (other than an Immaterial Subsidiary or an Unrestricted Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member (other than an Immaterial Subsidiary or an Unrestricted Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) (i) any Group Member shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any failure by any Plan that is subject to Title IV of ERISA to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) on and after the effectiveness of the Pension Act, there is a determination that any Plan subject to Title IV of ERISA is in “at risk” status (within the meaning of Title IV of ERISA); (vi) any Group Member or any Commonly Controlled Entity shall incur, or in the reasonable opinion of the Required Lenders is likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization, or endangered or critical status (within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA) of, a Multiemployer Plan or (vii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $35,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents with respect to any portion of the Collateral having a book value or fair market value exceeding $2,500,000 shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of Holdings; (ii) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors; or (iii) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); provided, however, that no Default or Event of Default shall occur pursuant to this Section 8(k) as a result of the Sponsor and/or any Control Investment Affiliate of the Sponsor becoming, or obtaining any rights to become, holders of up to 40% of the Capital Stock of Holdings; or

(l) Holdings shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower or a Restricted Subsidiary created after the Closing Date in accordance with Section 7.6(c) or Section 7.8, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (w) Indebtedness incurred pursuant to Section 7.2(f), (x) nonconsensual obligations imposed by operation of law, (y) obligations pursuant to the Loan Documents to which it is a party and (z) obligations with respect to its Capital Stock, or (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section 7.6 or Section 7.8 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of the Borrower or a Restricted Subsidiary created after the Closing Date in accordance with Section 7.6(c); or

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

Notwithstanding anything to the contrary contained in this Section 8, in the event that the Borrower fails (or, but for the operation of this paragraph, would fail) to comply with Section 7.1, until the expiration of the 10th day subsequent to the date the certificate calculating the Consolidated Leverage Ratio is required to be delivered pursuant to Section 6.2(b), the Borrower shall have the right to issue

Qualified Capital Stock for cash and Holdings shall have the right to contribute cash to the Borrower in respect of its common Capital Stock interests in the Borrower (the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Specified Equity Contribution”), the Consolidated Leverage Ratio shall be recalculated giving effect to the following pro forma adjustments: (i) Consolidated EBITDA shall be increased, solely for the purpose of determining compliance with Section 7.1 and not for any other purpose under or action restricted by this Agreement, by an amount equal to the Specified Equity Contribution; and (ii) if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with Section 7.1, the Borrower shall be deemed to have satisfied the requirements of the Consolidated Leverage Ratio as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 7.1 that had occurred shall be deemed cured for purposes of this Agreement and, if prior to the making of such Specified Equity Contribution the Obligations have been declared to be due and payable solely as a result of such failure to comply with Section 7.1 for such Reference Period, such declaration shall be deemed, without any further action by the Lenders, to be rescinded. Notwithstanding anything herein to the contrary, (i) in each four-fiscal-quarter period there shall be at least one fiscal quarter with respect to which the Cure Right is not exercised, (ii) in each eight fiscal quarter period, there shall be at least four fiscal quarters with respect to which the Cure Right is not exercised and (iii) the Specified Equity Contribution shall be no greater than the amount required for purposes of complying with Section 7.1.

SECTION 9. THE AGENTS

9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, advisors, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any

Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.

9.7 Indemnification. The Lenders agree to indemnify each Agent and its officers, directors, employees, affiliates, agents, advisors, and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 and of Section 10.5 shall continue to inure to its benefit.

9.10 Documentation Agent and Syndication Agent. Neither the Documentation Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

SECTION 10. MISCELLANEOUS

10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1, or require any Lender to make available Interest Periods longer than six months, in each case without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 7.1 without the written consent of the Majority Facility Lenders; (v) amend, modify or waive any provision of Section 2.17 (except for clause (d)) or Section 10.7(a) without the written consent of the affected Lenders in respect of each Facility adversely affected thereby; (vi) reduce the amount of Net Cash Proceeds or Excess Cash Flow required to be applied to prepay Loans under this Agreement without the written consent of the Majority Term Loan Lenders; (vii) reduce the percentage specified in the definition of Majority Revolving Facility Lenders or Majority Term Facility Lenders without the written consent of all Lenders under the applicable Facility; (viii) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the Administrative Agent; (ix) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lenders; or (x) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender; provided, that no amendment, modification, waiver of or consent with respect to any of the terms and provisions of Section 7.1 and the related definitions (only as used therein) shall be effective without the written consent of the Required Lenders and any such amendment, supplement, modification, termination or waiver shall be effective with the written consent of only the Required Lenders (or the Administrative Agent with the prior written consent thereof), on the one hand, and the Borrower, on the other hand. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders. No consent of the Lenders is required for any Incremental Extensions of Credit unless otherwise required pursuant to Section 2.23.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing, replacement or modification of all outstanding Term Loans (“Replaced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Replaced Term Loans and (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Replaced Term Loans at the time of such refinancing.

10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Holdings:	Metavante Technologies, Inc.
4900 West Brown Deer Road
Milwaukee, WI 53223
Attention: Norrie Daroga, Chief Administrative Officer
Telecopy: (414) 362-1705
Telephone: (414) 357-9110

Borrower:	Metavante Corporation
4900 West Brown Deer Road
Milwaukee, WI 53223
Attention: Norrie Daroga, Chief Administrative Officer
Telecopy: (414) 362-1705
Telephone: (414) 357-9110

Administrative Agent:	JPMorgan Chase Bank, N.A.
Loan & Agency Services
1111 Fannin Street, 10th Floor
Houston, Texas 77002
Attention: Jennifer Anyigbo
Telecopy: (713) 750-2782
Telephone: (713) 750-2110

with copies to:	JPMorgan Chase Bank, N.A.
4 New York Plaza, 4th floor
New York, NY 10004
Attention: Stella Millas
Telecopy: (212) 623-1310
Telephone: (212) 623-7539

JPMorgan
560 Mission St
San Francisco, CA 94105
Attention: William Rindfuss
Telecopy: (415) 315-8586
Telephone: (415) 315-8232

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Arrangers for all its reasonable and documented costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one counsel to the Administrative Agent and the Arrangers and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender, the Arrangers and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Arrangers and the Administrative Agent and their respective officers, directors, employees, affiliates, agents, trustees, advisors and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee; provided, that such claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses are items that the Borrower has an obligation to pay, indemnify and hold each Indemnitee harmless from under Section 10.5(d). All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder except as permitted under Section 7.4(e) without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld), provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an affiliate of a Lender or an Approved Fund; and

(C) in the case of an assignment of a portion of the Revolving Facility, the Issuing Lender and the Swingline Lenders.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than, in the case of the Revolving Facility, $5,000,000 or, in the case of the Term Facility, $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B) (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent; and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.6.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.6 and any written consent to such assignment required by paragraph (b) of this Section 10.6, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso of Section 10.1 that affects such Participant. Subject to paragraph (c)(ii) of this Section 10.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.6. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.19 unless such Participant complies with Section 2.19(d).

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement, any other Loan Document or a court order expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12 Submission To Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

10.13 Acknowledgements. Each of Holdings and the Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

10.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

(b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Swap Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

10.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all Confidential Information (as defined below) provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section 10.15, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, trustees, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed other than as a result of a breach of this paragraph, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. For the purposes of this Section 10.15, “Confidential Information” means all information received from the Borrower, Holdings or their affiliates or representatives relating to the Borrower, Holdings, their Subsidiaries or their businesses, other than any such information that (a) has become generally available to the public other than as a result of disclosure by the Administrative Agent, such Lender or any affiliate thereof, (b) has been independently developed by the Administrative Agent, such Lender or any affiliate thereof without violating this Section 10.15 or (c) was available to the Administrative Agent, such Lender or any affiliate thereof from a third party having, to knowledge of the Administrative Agent, such Lender or any affiliate thereof, no obligations of confidentiality to the Borrower, Holdings or any other Loan Party. Any person required to maintain the confidentiality of Confidential Information as provided in this paragraph shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

10.16 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.17 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower , which information includes the names and addresses of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

METAVANTE TECHNOLOGIES, INC.

By:	/s/ Randall J. Erickson
Name:	Randall J. Erickson
Title:	Vice President and Secretary

METAVANTE CORPORATION

By:	/s/ Navroz J. Daroga
Name:	Navroz J. Daroga
Title:	Secretary

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ William P. Rindfuss
Name:	William P. Rindfuss
Title:	Vice President

MORGAN STANLEY SENIOR FUNDING INC., as Syndication Agent

By:	/s/ Henry F. D’Alessandro
Name:	Henry F. D’Alessandro
Title:	Vice President

LEHMAN COMMERCIAL PAPER INC., as Documentation Agent and as a Lender

By:	/s/ Laurie Perper
Name:	Laurie Perper
Title:	Senior Vice President

BAIRD FINANCIAL CORPORATION, as Documentation Agent and as a Lender

By:	/s/ Leonard M. Rush
Name:	Leonard M. Rush
Title:

[Credit Agreement Signature Page]

LEHMAN BROTHERS COMMERCIAL BANK, as a Lender

By:	/s/ Brian McNany
Name:	Brian McNany
Title:	Authorized Signatory

MORGAN STANLEY BANK, as a Lender

By:	/s/ Todd Vannucci
Name:	Todd Vannucci
Title:	Vice President

SUNTRUST BANK, as a Lender

By:	/s/ Timothy M. O’Leary
Name:	Timothy M. O’Leary
Title:	Managing Director

SUMITOMO MISTUI BANKING CORPORATION, as a Lender

By:	/s/ Leo E. Pagarigan
Name:	Leo E. Pagarigan
Title:	General Manager

THE BANK OF TOKYO - MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Victor Pierzchalski
Name:	Victor Pierzchalski
Title:	Vice President and Manager

[Credit Agreement Signature Page]

RAYMOND JAMES BANK, FSB, as a Lender

By:	/s/ Joseph A. Ciccolini
Name:	Joseph A. Ciccolini
Title:	Vice President—Senior Corporate Banker

TD BANKNORTH, N.A., as a Lender

By:	/s/ James Riley
Name:	James Riley
Title:	Managing Director

COMERICA BANK, as a Lender

By:	/s/ Heather A. Whiting
Name:	Heather A. Whiting
Title:	Vice President

NATIONAL CITY BANK, as a Lender

By:	/s/ James Kershner
Name:	James Kershner
Title:	Vice President

AMERICAN SAVINGS BANK, F.S.B., as a Lender

By:	/s/ Carl A. Morita
Name:	Carl A. Morita
Title:	Vice President

[Credit Agreement Signature Page]

Schedule 1.1A

Commitments

$250,000,000 Revolving Credit Facility

Name	Amount
JPMorgan Chase Bank, N.A.	$48,000,000
Morgan Stanley Bank	$48,000,000
Lehman Brothers Commercial Bank	$35,000,000
Baird Financial Corporation	$25,000,000
SunTrust Bank	$25,000,000
Sumitomo Mitsui Banking Corporation	$20,000,000
The Bank of Tokyo- Mitsubishi UFJ, Ltd.	$12,000,000
Raymond James Bank, FSB	$12,000,000
TD Banknorth, N.A.	$10,000,000
Comerica Bank	$10,000,000
National City Bank	$3,000,000
American Savings Bank, F.S.B.	$2,000,000

$1,000,000 million Term Loan B

Name	Amount
JPMorgan Chase Bank, N.A.	$612,500,000
Morgan Stanley Bank	$612,500,000
Lehman Commercial Paper Inc.	$215,000,000
Lehman Brothers Commercial Bank	$135,000,000
Baird Financial Corporation	$175,000,000

Schedule 1.1B

Mortgaged Properties

Held in the name of the Borrower:

Brown Deer Operations Center

BDOC

4900 West Brown Deer Road

Milwaukee, Wisconsin

Center for Advanced Product Engineering

CAPE

11001 West Lake Park Drive and adjoining vacant land

Milwaukee, Wisconsin

1165 Arbor Drive

Romeoville, Illinois

Held in the name of Advanced Financial Solutions, Inc.:

1200 Sovereign Row

Oklahoma City, Oklahoma

2412 Palmer Circle

Norman, Oklahoma

Schedule 4.1

Financial Condition

Lease Agreement dated as of October 17, 2007 between M&I Equipment Finance Company and the Borrower relating to a 2007 Cessna Citation Sovereign 680 Corporate Aircraft 1

In October 2007, the Borrower purchased the assets of the First Financial Bank merchant business for $5.6 million; no balance sheet liabilities were assumed.

In October, 2007, the Borrower purchased the assets of the merchant business of DFS Services LLL for $1,742,246.73; no balance sheet liabilities were assumed.

[1]	The lease term will begin upon execution of the lease agreement, currently contemplated to be in October 2007. The basic term of the lease will be 184 months and will terminate in February 2023. The lease contains renewal terms, buyout and end of term purchase options. Rent is due monthly on the first day of every month. Basic Rent will be $97,999.72 per month for the first half of the lease and $137,790.77 per month for the second half of the lease. Daily rent is $3,380, and only applies for the first partial month of the lease. The Borrower is responsible for insurance, license fees and applicable taxes.

Schedule 4.15

Subsidiaries

Name and jurisdiction of subsidiaries*±

*	After giving effect to the transactions contemplated by the Investment Agreement.

±	All subsidiaries are 100% owned unless indicated otherwise.

Subsidiaries Incorporated in Wisconsin

Kirchman Corporation

Metavante Corporation

Printing for Systems, Inc.

Subsidiaries Incorporated in Arizona

Metavante Payment Services AZ Corporation

Subsidiaries Incorporated or Organized in Delaware

Brasfield Technology, LLC

Kirchman Company LLC

Metavante Acquisition Company II LLC

Metavante Operations Resources Corporation

Metavante Payment Services, LLC

Monitise Americas, LLC (51% owned)

NYCE Payments Network, LLC

Prime Associates, Inc.

Valutec Card Solutions, LLC

VECTORsgi, Inc.

Subsidiaries Incorporated in Michigan

MBI Benefits, Inc.

Subsidiaries Incorporated or Organized in Nevada

TREEV LLC

Vicor, Inc.

Subsidiaries Incorporated or Organized in Oklahoma

Advanced Financial Solutions, Inc.

Endpoint Exchange LLC

Subsidiaries Incorporated in Pennsylvania

GHR Systems, Inc.

Subsidiaries Incorporated in Tennessee

Link2Gov Corp.

Subsidiaries Incorporated in Texas

AdminiSource Communications, Inc.

Subsidiaries Incorporated Under the Laws of Canada

Everlink Payment Services, Inc. (51% owned)

GHR Systems Canada, Inc.

Metavante Canada Corporation

Subsidiaries Incorporated or Organized Under the Laws of Mauritius

Metavante Investments (Mauritius) Limited

Joint Venture Agreements with Monitise Americas, LLC and Everlink Payment Services, Inc.

Schedule 4.19(a)

UCC Filing Jurisdictions

Subsidiary	Filing Office

Kirchman Corporation	Wisconsin Department of Financial Institutions
Metavante Corporation
Printing for Systems, Inc.

Subsidiary	Arizona Secretary of State
Metavante Payment Services AZ Corporation

Subsidiary	Delaware Secretary of State
Brasfield Technology, LLC
Kirchman Company LLC
Metavante Acquisition Company II LLC
Metavante Operations Resources Corporation
Metavante Payment Services, LLC
Monitise Americas, LLC
NYCE Payments Network, LLC
Prime Associates, Inc.
Valutec Card Solutions, LLC
VECTORsgi, Inc.

Subsidiary	Michigan Department of State
MBI Benefits, Inc.

Subsidiary	Nevada Secretary of State
TREEV LLC
Vicor, Inc.

Subsidiary	Oklahoma County Clerk’s Office
Advanced Financial Solutions, Inc.
Endpoint Exchange LLC

Subsidiary	Pennsylvania Department of State
GHR Systems, Inc.

Subsidiary	Tennessee Secretary of State
Link2Gov Corp.

Subsidiary	Texas Secretary of State
AdminiSource Communications, Inc.

Schedule 4.19(b)

Mortgage Jurisdictions

Real Property Owned	Filing Office

Held in the name of the Borrower:

Brown Deer Operations Center	Milwaukee County Register of Deeds
BDOC
4900 West Brown Deer Road
Milwaukee, Wisconsin

Center for Advanced Product Engineering	Milwaukee County Register of Deeds
CAPE
11001 W. Lake Park Drive and adjoining vacant land
Milwaukee, Wisconsin

1165 Arbor Drive	Will County Recorder of Deeds
Romeoville, Illinois

Held in the name of Advanced Financial Solutions, Inc.:

1200 Sovereign Row	Oklahoma County Clerk
Oklahoma City, Oklahoma

2412 Palmer Circle	Cleveland County Clerk
Norman, Oklahoma

Material Real Property Leased

Borrower
1515 River Center Drive
Milwaukee, Wisconsin 53212

Borrower
5430 Data Court
Ann Arbor, Michigan 48108

NYCE Payments Network LLC
400 Plaza
Secaucus, New Jersey 07094

Material Real Property Leased

(continued):

VECTORsgi, Inc.

15301 Dallas Parkway

Addison, Texas 75001

Borrower

7737 South Howell Avenue

Oak Creek, Wisconsin 53154

Borrower

4101 West 38th Street

Sioux Falls, South Dakota 57106

Borrower

10850 West Park Place

Milwaukee, Wisconsin 53224

Kirchman Corporation

701 East Altamonte Spring Drive

Altamonte, Florida 32701

Kirchman Corporation

711 East Altamonte Spring Drive

Altamonte, Florida 32701

MBI Benefits, Inc.

400 Minuteman Road

Andover MA 01810

Metavante Operations Resources Corp.

1525 Washington Street

Braintree MA 02184

Adminisource Communications, Inc.

1617 W. Crosby Road

Suite 100 and Suite 106

Carrolton TX 75006

Everlink Payment Services, Inc.

65 Allstate Parkway Suite 100

Markham, Ontario

Canada L3R9X1

Advanced Financial Solutions, Inc.

1008 24th Avenue NW

Norman OK 73069

SCHEDULE 6.3

Post-Closing Actions With Respect to Intellectual Property

1. With respect to US registered trademark 2,578,646, Borrower agrees to correct or to cause to be corrected a clerical error in the name of the registered owner recorded by the USPTO (from AdminiSource Communications, Inc. to AdminiSource Communications Inc.).

2. With respect to US registered trademarks 3,087,390, 3,156,481, 2,778,340 and 2,867,462 and US patents and patent applications 10/044,679, 6,654,487 and 7,092,561, Borrower agrees to update or to cause to be updated the title records at the USPTO such that the registered owner is listed as Advanced Financial Solutions, Inc.

3. With respect to US registered copyright TXu 889084, Borrower agrees to correct or to cause to be corrected a gap in the chain of title records at the USCO (a transaction is missing between Metavante Finance Corporation and Metavante Acquisition Company, LLC).

4. With respect to US registered copyrights TX 5439901, TX 5541737, TX 5439900 and TX 5431167, Borrower agrees to correct or to cause to be corrected a clerical error in the name of the registered owner recorded by the USCO (from Link2Gov Corporation to Link2Gov Corp).

5. With respect to US registered trademarks 2,293,800, 2,992,363, 2,992,365 and 2,992,361, Borrower agrees to update or to cause to be updated the title records at the USPTO such that the registered owner is listed as MBI Benefits, Inc.

6. With respect to US registered trademark 3,326,062, Borrower agrees to correct or to cause to be corrected a clerical error in the name of the registered owner recorded by the USPTO (from Metavante to Metavante Corporation).

7. With respect to US registered trademarks 2,928,981, 2,678,603 and US patent 6,182,060, Borrower agrees to update or to cause to be updated the title records at the USPTO such that the registered owner is listed as Metavante Corporation.

8. With respect to US patent applications 09/277,189, 09/543,938, 09/930,684, 09/999,311, 10/141,244, 10/327,803, 10/357,433, 10/790,600, 11/382,620, 11/460,208, 11/468,169, 11/494,958, 11/503,229, 11/548,864, 11/551,559, 11/627,113, 11/627,138, 11/741,426, 60/265,550, 10/092,262, Borrower agrees to file or to cause to be filed with the USPTO assignments of such patent applications from the relevant inventor/s to Metavante Corporation, should these assignments not already have been filed.

9. With respect to US patent applications 09/751,265 and 09/774,863, Borrower agrees to file or to cause to be filed with the USPTO assignments of such patent applications from the relevant inventor/s to the first listed assignee such that no gap appears in the chain of title for either patent application.

10. With respect to US patent 6,182,060, Borrower agrees to file or to cause to be filed with the USPTO an assignment of such patent from the relevant inventor/s to the actual first assignee, to correct any other gaps in the chain of title for this patent, and to file or to cause to be filed and recorded at the USPTO a release in a form acceptable to the Administrative Agent any outstanding security interests in such patent.

11. With respect to US registered trademarks and trademark applications 76/568,932, 3,134,070, 1,373,041, 1,375,051, 2,333,108, 1,505,133, 1,707,197, 2,333,109, 76/578,585, 78/544,819, 3,029,744, 2,391,336 and 2,960,338, Borrower agrees to update or to cause to be updated the title records at the USPTO such that the registered owner is listed as NYCE Payments Network, LLC.

12. With respect to US patent 7,180,617, Borrower agrees to correct or to cause to be corrected an error or gap in chain of title for this patent: Metavante Corporation is listed as the original assignee in the USPTO’s Public PAIR database, but does not appear in any of the post-issuance transactions in the USPTO Assignments database.

13. With respect to US registered trademarks 2,327,324, 2,327,323, 2,327,326, 1,522,495, 2,912,770, 3,060,211, US patent 5,720,036 and US registered copyrights TX4957169, TX4957043, TX4957018, TX4957042, TX4961377 and TX5136554, Borrower agrees to correct or to cause to be corrected a clerical error in the name of the registered owner recorded by the USPTO (from Treev, LLC to Treev LLC).

14. With respect to US patent 5,720,036, Borrower agrees to file or to cause to be filed and recorded at the USPTO a release in a form acceptable to the Administrative Agent of the security interest granted by TREEV, Inc. to Greyrock Capital, a division of Nationscredit Commercial Corporation on 2/26/99, recorded by the USPTO at reel/frame 9827/0745 on 3/23/99.

15. With respect to US registered copyrights TX4957169, TX4957043, TX4957018, TX4957042, TX4961377 and TX5136554, Borrower agrees to correct any other gaps in the chain of title for these registered copyrights, and to file or to cause to be filed and recorded at the USPTO a release in a form acceptable to the Administrative Agent the security interest granted by Treev, Inc. to Greyrock Capital, a division of Nationscredit Commercial Corporation on 02/26/1999; recorded by the Copyright Office on 03/23/1999.

16. With respect to US registered trademarks 3,078,471, 3,078,472 and 2,905,072, Borrower agrees to update or to cause to be updated the title records at the USPTO such that the registered owner is listed as Valutec Card Solutions, LLC.

17. With respect to US patent applications 09/545,046, 09/560,745 and 10/914,918, Borrower agrees to file or to cause to be filed with the USPTO assignments of such patent applications from the relevant inventor/s to VECTORsgi, Inc., should these assignments not already have been filed.

Schedule 7.2(c)

Existing Indebtedness

(all outstanding balances are as of September 30, 2007)

Unsecured Note, dated December 1, 2003, with an outstanding principal balance of CDN$94,728 and a total committed amount of CDN$1,370,563.32 from Everlink Payment Services, Inc. to Credit Union Central Alberta Limited.

Letter of Credit, secured by the guarantees of Everlink Payment Services, Inc. shareholders in proportion to their shareholdings, dated August 17, 2006, in the face amount of CDN$2,000,000 issued by Credit Union Central Alberta Limited at the request of Everlink Payment Services, Inc. for the benefit of Caisse Centrale Desjardins

Letter of Credit, dated August 26, 2003, in the face amount of $100,000 issued by Regions Bank at the request of Link2Gov Corp. for the benefit of American Contractors

Letter of Credit, dated August 8, 2006, in the face amount of $195,810 issued by M&I Marshall & Ilsley Bank at the request of MBI Benefits, Inc. for the benefit of Totten Pond Investors, LLC

Letter of Credit, dated August 24, 2006, in the face amount of $500,000 issued by M&I Marshall & Ilsley Bank at the request of the Borrower for the benefit of Tampa Electric Company

Letter of Credit, dated August 29, 2007, in the face amount of $300,000 issued by M&I Marshall & Ilsley Bank at the request of the Borrower for the benefit of Peoples Gas System, a division of Tampa Electric Company

Letter of Credit, dated January 28, 2005, in the face amount of $25,000 issued by M&I Marshall & Ilsley Bank at the request of NYCE Payment Network, LLC [incorrectly identified as “NYCE Corporation”] for the benefit of Hartz Mountain Industries, Inc.

Letter of Credit, dated June 27, 2006, in the face amount of $68,763.75 issued by M&I Marshall & Ilsley Bank at the request of Treev LLC for the benefit of COPT Sunrise, LLC

Capital Lease, dated May 15, 2005, with an outstanding principal balance of $39,860, between Valutec Card Solutions, LLC and Steelcase Financial Services, Inc.

Capital Lease, dated July 1, 2004, with an outstanding principal balance of $14,459, between Valutec Card Solutions, LLC and Wells Fargo Financing Leasing

Capital Lease, dated June 7, 2005, with an outstanding principal balance of $5,260, between Valutec Card Solutions, LLC and De Lage Landen Financial Services

Schedule 7.3(c)

Existing Liens

Liens of public record filed against: Metavante Investments (Mauritius) Limited; Metavante Canada Corporation; Everlink Payment Services, Inc.; and GHR Systems Canada, Inc.

Liens as set forth in the attached summary of Lien Search Results

Entity	State	Jurisdiction	Thru Date	Original File Date	File Number	File Type	Secured Party	Collateral
ADMINISOURCE COMMUNICATIONS, INC.	TX	SECRETARY OF STATE	10/11/07	12/17/98	9800251786	UCC-1	BELL & HOWARD FINANCIAL SERVICES COMPANY	OFFICE EQUIPMENT

				07/23/03 09/09/03	300353935 400411799	AMENDMENT CONTINUATION

				01/12/04	40053620010	UCC-1	XEROX CAPITAL SERVICES LLC	XEROX EQUIPMENT

ADVANCED FINANCIAL SOLUTIONS, INC.	OK	OKLAHOMA COUNTY CENTRAL FILING	10/09/07	10/25/02	2002013386429	UCC-1	AMERITECH CREDIT CORPORATION	TELECOMMUNICATIONS AND DATA EQUIPMENT

KIRCHMAN CORPORATION	WI	DEPT OF FINANCIAL INSTITUTIONS	10/01/07	01/27/06	60001514617	UCC-1	CIT COMMUNICATIONS FINANCE CORPORATION	SERVER/EQUIPMENT

LINK2GOV CORP.	TN	SECRETARY OF STATE	10/15/07	12/04/02	202-064673	UCC-1	AMSOUTH LEASING CORPORATION	COMPUTER EQUIPMENT AND PERIPHERALS

				11/21/03	303-047686	UCC-1	CIT FINANCIAL USA, INC.	COMPUTER EQUIPMENT AND PERIPHERALS

				03/19/04	304-019062	UCC-1	DELL FINANCIAL SERVICES, LP	COMPUTER EQUIPMENT AND PERIPHERALS

METAVANTE CORPORATION	WI	DEPT OF FINANCIAL INSTITUTIONS	10/01/07	10/24/01	010007106923	UCC-1	CISCO SYSTEMS CAPITAL CORPORATION	COMPUTER AND TELECOMMUNICATIONS EQUIPMENT AND SOFTWARE AND PURCHASE MONEY RELATED THERETO

				05/19/06	060007706424	CONTINUATION
				10/28/02	020019090019	UCC-1	IBM CREDIT CORP *
				10/30/02	020019251725	UCC-1	IBM CREDIT CORP
				11/01/02	020019400923	UCC-1	IBM CREDIT CORP

Entity	State	Jurisdiction	Thru Date	Original File Date	File Number	File Type	Secured Party	Collateral
				11/04/02	020019484632	UCC-1	IBM CREDIT CORP
				11/05/02	020019551425	UCC-1	IBM CREDIT CORP
				11/08/02	020019813527	UCC-1	IBM CREDIT CORP
				11/13/02	020020071616	UCC-1	IBM CREDIT CORP
				11/13/02	020020073820	UCC-1	IBM CREDIT CORP
				11/18/02	020020345216	UCC-1	IBM CREDIT CORP
				12/05/02	020021243517	UCC-1	IBM CREDIT CORP

				12/09/02	020021385019	UCC-1	LEASING TECHNOLOGIES INTERNATIONAL, INC	EQUIPMENT

				12/09/02	020021385120	UCC-1	LEASING TECHNOLOGIES INTERNATIONAL, INC	EQUIPMENT
				12/11/02	020021611112	UCC-1	IBM CREDIT CORP
				12/11/02	020021611617	UCC-1	IBM CREDIT CORP
				12/12/02	020021687529	UCC-1	IBM CREDIT CORP
				12/17/02	020021942321	UCC-1	IBM CREDIT CORP
				12/18/02	020022004917	UCC-1	IBM CREDIT CORP
				12/20/02	020022154317	UCC-1	IBM CREDIT CORP
				12/23/02	020022289225	UCC-1	IBM CREDIT CORP
				01/02/03	030000130307	UCC-1	IBM CREDIT CORP
				01/06/03	030000357924	UCC-1	IBM CREDIT LLC *
				01/15/03	030000896730	UCC-1	IBM CREDIT LLC
				01/27/03	030001539018	UCC-1	IBM CREDIT LLC
				02/12/03	030002452922	UCC-1	IBM CREDIT LLC
				02/13/03	030002539726	UCC-1	IBM CREDIT LLC
				02/14/03	030002603011	UCC-1	IBM CREDIT LLC
				02/19/03	030002837020	UCC-1	IBM CREDIT LLC
				02/21/03	030002999332	UCC-1	IBM CREDIT LLC
				02/24/03	030003104109	UCC-1	IBM CREDIT LLC
				03/03/03	030003495425	UCC-1	IBM CREDIT LLC
				03/10/03	030003929427	UCC-1	IBM CREDIT LLC
				03/12/03	030004075925	UCC-1	IBM CREDIT LLC

Entity	State	Jurisdiction	Thru Date	Original File Date	File Number	File Type	Secured Party	Collateral
				03/17/03	030004338321	UCC-1	IBM CREDIT LLC
				03/19/03	030004498530	UCC-1	IBM CREDIT LLC
				03/21/03	030004651016	UCC-1	IBM CREDIT LLC
				03/24/03	030004754323	UCC-1	IBM CREDIT LLC
				03/25/03	030004814421	UCC-1	IBM CREDIT LLC
				03/26/03	030004907929	UCC-1	IBM CREDIT LLC
				03/28/03	030005096727	UCC-1	IBM CREDIT LLC
				04/01/03	030005266221	UCC-1	IBM CREDIT LLC
				04/07/03	030005666831	UCC-1	IBM CREDIT LLC
				04/07/03	030005673829	UCC-1	IBM CREDIT LLC
				04/09/03	030005794025	UCC-1	IBM CREDIT LLC
				04/11/03	030005975834	UCC-1	IBM CREDIT LLC
				04/17/03	030006308017	UCC-1	IBM CREDIT LLC
				04/21/03	030006528829	UCC-1	IBM CREDIT LLC
				04/22/03	030006586126	UCC-1	IBM CREDIT LLC
				04/23/03	030006688735	UCC-1	IBM CREDIT LLC
				05/01/03	030007257122	UCC-1	IBM CREDIT LLC
				05/02/03	030007322721	UCC-1	IBM CREDIT LLC
				05/08/03	030007711824	UCC-1	IBM CREDIT LLC
				05/12/03	030007947229	UCC-1	IBM CREDIT LLC
				05/14/03	030008082018	UCC-1	IBM CREDIT LLC
				05/19/03	030008388532	UCC-1	IBM CREDIT LLC
				05/21/03	030008537932	UCC-1	IBM CREDIT LLC
				05/21/03	030008538327	UCC-1	IBM CREDIT LLC
				05/29/03	030008981228	UCC-1	IBM CREDIT LLC
				06/04/03	030009345122	UCC-1	IBM CREDIT LLC
				06/11/03	030009784735	UCC-1	IBM CREDIT LLC
				06/11/03	030009786939	UCC-1	IBM CREDIT LLC
				06/13/03	030009926733	UCC-1	IBM CREDIT LLC
				06/19/03	030010298626	UCC-1	IBM CREDIT LLC
				06/24/03	030010570518	UCC-1	IBM CREDIT LLC
				06/26/03	030010729322	UCC-1	IBM CREDIT LLC
				06/26/03	030010732215	UCC-1	IBM CREDIT LLC

Entity	State	Jurisdiction	Thru Date	Original File Date	File Number	File Type	Secured Party	Collateral
				06/30/03	030010945423	UCC-1	IBM CREDIT LLC
				07/01/03	030011021207	UCC-1	IBM CREDIT LLC
				07/08/03	030011330816	UCC-1	IBM CREDIT LLC
				07/10/03	030011511716	UCC-1	IBM CREDIT LLC
				07/15/03	030011750115	UCC-1	IBM CREDIT LLC
				07/16/03	030011818928	UCC-1	IBM CREDIT LLC
				07/23/03	030012219318	UCC-1	IBM CREDIT LLC
				08/04/03	030012884326	UCC-1	IBM CREDIT LLC
				08/07/03	030013094017	UCC-1	IBM CREDIT LLC
				08/11/03	030013252619	UCC-1	IBM CREDIT LLC
				08/13/03	030013413214	UCC-1	IBM CREDIT LLC
				08/25/03	030014065218	UCC-1	IBM CREDIT LLC
				08/26/03	030014095827	UCC-1	IBM CREDIT LLC
				09/04/03	030014661725	UCC-1	IBM CREDIT LLC
				09/19/03	030015512822	UCC-1	IBM CREDIT LLC
				09/19/03	030015545020	UCC-1	IBM CREDIT LLC
				09/22/03	030015641926	UCC-1	IBM CREDIT LLC
				09/24/03	030015801823	UCC-1	IBM CREDIT LLC
				09/25/03	030015876229	UCC-1	IBM CREDIT LLC
				09/26/03	030015982227	UCC-1	IBM CREDIT LLC
				09/29/03	030016055522	UCC-1	IBM CREDIT LLC
				10/02/03	030016276224	UCC-1	IBM CREDIT LLC
				10/06/03	030016491526	UCC-1	IBM CREDIT LLC
				10/06/03	030016499130	UCC-1	IBM CREDIT LLC
				10/07/03	030016538629	UCC-1	IBM CREDIT LLC
				10/13/03	030016871932	UCC-1	IBM CREDIT LLC
				10/14/03	030016905021	UCC-1	IBM CREDIT LLC
				10/17/03	030017197126	UCC-1	IBM CREDIT LLC
				10/20/03	030017290726	UCC-1	IBM CREDIT LLC
				10/22/03	030017439933	UCC-1	IBM CREDIT LLC
				10/23/03	030017511116	UCC-1	IBM CREDIT LLC
				10/24/03	030017599132	UCC-1	IBM CREDIT LLC
				10/28/03	030017772731	UCC-1	IBM CREDIT LLC

Entity	State	Jurisdiction	Thru Date	Original File Date	File Number	File Type	Secured Party	Collateral
				10/31/03	030018058022	UCC-1	IBM CREDIT LLC
				11/04/03	030018207119	UCC-1	IBM CREDIT LLC
				11/04/03	030018207422	UCC-1	IBM CREDIT LLC
				11/07/03	030018505726	UCC-1	IBM CREDIT LLC
				11/10/03	030018613524	UCC-1	IBM CREDIT LLC
				11/11/03	030018670527	UCC-1	IBM CREDIT LLC
				11/12/03	030018742628	UCC-1	IBM CREDIT LLC
				11/13/03	030018812525	UCC-1	IBM CREDIT LLC
				11/14/03	030018908834	UCC-1	IBM CREDIT LLC
				11/17/03	030019032318	UCC-1	IBM CREDIT LLC
				11/18/03	030019090524	UCC-1	IBM CREDIT LLC
				11/19/03	030019175225	UCC-1	IBM CREDIT LLC
				11/20/03	030019257630	UCC-1	IBM CREDIT LLC
				11/21/03	030019340724	UCC-1	IBM CREDIT LLC
				11/24/03	030019437529	UCC-1	IBM CREDIT LLC
				11/25/03	030019503725	UCC-1	IBM CREDIT LLC
				11/26/03	030019593330	UCC-1	IBM CREDIT LLC
				11/28/03	030019679234	UCC-1	IBM CREDIT LLC
				12/05/03	030020052514	UCC-1	IBM CREDIT LLC
				12/09/03	030020209720	UCC-1	IBM CREDIT LLC
				12/10/03	030020267421	UCC-1	IBM CREDIT LLC
				12/12/03	030020404313	UCC-1	IBM CREDIT LLC
				12/15/03	030020517217	UCC-1	IBM CREDIT LLC
				12/16/03	030020603617	UCC-1	IBM CREDIT LLC
				12/17/03	030020667627	UCC-1	IBM CREDIT LLC
				12/18/03	030020752218	UCC-1	IBM CREDIT LLC
				12/22/03	030020923218	UCC-1	IBM CREDIT LLC
				12/26/03	030021107112	UCC-1	IBM CREDIT LLC
				12/26/03	030021111006	UCC-1	IBM CREDIT LLC
				01/02/04	040000115310	UCC-1	IBM CREDIT LLC
				01/06/04	040000257721	UCC-1	IBM CREDIT LLC
				01/08/04	040000413210	UCC-1	IBM CREDIT LLC
				01/09/04	040000443819	UCC-1	IBM CREDIT LLC

Entity	State	Jurisdiction	Thru Date	Original File Date	File Number	File Type	Secured Party	Collateral
				01/12/04	040000590822	UCC-1	IBM CREDIT LLC
				01/15/04	040000800210	UCC-1	IBM CREDIT LLC
				01/20/04	040001027010	UCC-1	IBM CREDIT LLC
				01/21/04	040001133008	UCC-1	IBM CREDIT LLC
				01/29/04	040001623214	UCC-1	IBM CREDIT LLC
				02/02/04	040001791523	UCC-1	IBM CREDIT LLC
				02/11/04	040002364823	UCC-1	IBM CREDIT LLC
				02/13/04	040002526520	UCC-1	IBM CREDIT LLC
				02/18/04	040002769226	UCC-1	IBM CREDIT LLC
				02/19/04	040002831822	UCC-1	IBM CREDIT LLC
				02/25/04	040003143112	UCC-1	IBM CREDIT LLC
				03/01/04	040003386121	UCC-1	IBM CREDIT LLC
				03/02/04	040003483220	UCC-1	IBM CREDIT LLC
				03/03/04	040003585021	UCC-1	IBM CREDIT LLC
				03/05/04	040003721922	UCC-1	IBM CREDIT LLC
				03/12/04	040004132515	UCC-1	IBM CREDIT LLC
				03/15/04	040004241718	UCC-1	IBM CREDIT LLC
				03/16/04	040004316923	UCC-1	IBM CREDIT LLC
				03/19/04	040004529222	UCC-1	IBM CREDIT LLC
				03/22/04	040004675426	UCC-1	IBM CREDIT LLC
				03/26/04	040004978028	UCC-1	IBM CREDIT LLC
				03/31/04	040005265321	UCC-1	IBM CREDIT LLC
				04/01/04	040005358324	UCC-1	IBM CREDIT LLC
				04/05/04	040005565829	UCC-1	IBM CREDIT LLC
				04/07/04	040005763627	UCC-1	IBM CREDIT LLC
				04/08/04	040005809123	UCC-1	IBM CREDIT LLC
				04/19/04	040006449225	UCC-1	IBM CREDIT LLC
				04/20/04	040006561927	UCC-1	IBM CREDIT LLC
				04/22/04	040006697937	UCC-1	IBM CREDIT LLC
				04/23/04	040006778735	UCC-1	IBM CREDIT LLC
				05/26/04	040008813828	UCC-1	IBM CREDIT LLC
				06/11/04	040009756128	UCC-1	IBM CREDIT LLC
				06/22/04	040010264316	UCC-1	IBM CREDIT LLC

Entity	State	Jurisdiction	Thru Date	Original File Date	File Number	File Type	Secured Party	Collateral
				06/23/04	040010331412	UCC-1	IBM CREDIT LLC
				06/24/04	040010424415	UCC-1	IBM CREDIT LLC
				06/30/04	040010707823	UCC-1	IBM CREDIT LLC
				07/01/04	040010765120	UCC-1	IBM CREDIT LLC
				07/02/04	040010870925	UCC-1	IBM CREDIT LLC
				07/21/04	040011764221	UCC-1	IBM CREDIT LLC
				07/27/04	040012095926	UCC-1	IBM CREDIT LLC
				08/02/04	040012389124	UCC-1	IBM CREDIT LLC
				08/03/04	040012481319	UCC-1	IBM CREDIT LLC
				08/11/04	040012902519	UCC-1	IBM CREDIT LLC
				08/19/04	040013299327	UCC-1	IBM CREDIT LLC
				08/19/04	040013303919	UCC-1	IBM CREDIT LLC
				08/20/04	040013378628	UCC-1	IBM CREDIT LLC
				08/30/04	040013794327	UCC-1	IBM CREDIT LLC
				08/30/04	040013794933	UCC-1	IBM CREDIT LLC
				08/31/04	040013855830	UCC-1	IBM CREDIT LLC
				09/01/04	040013886834	UCC-1	IBM CREDIT LLC
				09/02/04	040013960625	UCC-1	IBM CREDIT LLC
				09/09/04	040014270014	UCC-1	IBM CREDIT LLC
				09/09/04	040014301009	UCC-1	IBM CREDIT LLC
				09/14/04	040014512922	UCC-1	IBM CREDIT LLC
				09/17/04	040014709829	UCC-1	IBM CREDIT LLC
				09/24/04	040015041718	UCC-1	IBM CREDIT LLC
				09/27/04	040015104415	UCC-1	IBM CREDIT LLC
				09/28/04	040015230718	UCC-1	IBM CREDIT LLC
				09/30/04	040015381725	UCC-1	IBM CREDIT LLC
				10/01/04	040015400515	UCC-1	IBM CREDIT LLC
				10/04/04	040015464727	UCC-1	IBM CREDIT LLC
				10/04/04	040015524522	UCC-1	IBM CREDIT LLC
				10/12/04	040015972731	UCC-1	IBM CREDIT LLC
				10/13/04	040015982429	UCC-1	IBM CREDIT LLC
				10/20/04	00016401416	UCC-1	IBM CREDIT LLC
				10/21/04	040016462524	UCC-1	IBM CREDIT LLC

Entity	State	Jurisdiction	Thru Date	Original File Date	File Number	File Type	Secured Party	Collateral
				10/22/04	040016531723	UCC-1	IBM CREDIT LLC
				10/25/04	040016604623	UCC-1	IBM CREDIT LLC
				10/26/04	040016672527	UCC-1	IBM CREDIT LLC
				10/28/04	040016787231	UCC-1	IBM CREDIT LLC
				11/12/04	040017606020	UCC-1	IBM CREDIT LLC
				11/22/04	040018079530	UCC-1	IBM CREDIT LLC
				12/02/04	040018484833	UCC-1	IBM CREDIT LLC
				12/06/04	040018601016	UCC-1	IBM CREDIT LLC
				12/07/04	040018751729	UCC-1	IBM CREDIT LLC
				12/20/04	040019424525	UCC-1	IBM CREDIT LLC
				12/30/04	040019940932	UCC-1	IBM CREDIT LLC
				01/03/05	050000019616	UCC-1	IBM CREDIT LLC
				01/10/05	050000485926	UCC-1	IBM CREDIT LLC
				01/11/05	050000531918	UCC-1	IBM CREDIT LLC
				01/18/05	050000887629	UCC-1	IBM CREDIT LLC
				01/20/05	050001070008	UCC-1	IBM CREDIT LLC
				01/25/05	050001293419	UCC-1	IBM CREDIT LLC
				01/27/05	050001425416	UCC-1	IBM CREDIT LLC
				01/31/05	050001583623	UCC-1	IBM CREDIT LLC
				02/01/05	050001650113	UCC-1	IBM CREDIT LLC
				02/03/05	050001749728	UCC-1	IBM CREDIT LLC
				02/08/05	050001997329	UCC-1	IBM CREDIT LLC
				02/11/05	050002200408	UCC-1	IBM CREDIT LLC
				02/14/05	050002261920	UCC-1	IBM CREDIT LLC
				02/23/05	050002719423	UCC-1	IBM CREDIT LLC
				03/14/05	050003724016	UCC-1	IBM CREDIT LLC
				03/15/05	050003781322	UCC-1	IBM CREDIT LLC
				03/16/05	050003844019	UCC-1	IBM CREDIT LLC
				03/21/05	050004101410	UCC-1	IBM CREDIT LLC
				03/22/05	050004179021	UCC-1	IBM CREDIT LLC
				03/24/05	050004303919	UCC-1	IBM CREDIT LLC
				03/24/05	050004340516	UCC-1	IBM CREDIT LLC
				03/30/05	050004588025	UCC-1	IBM CREDIT LLC

Entity	State	Jurisdiction	Thru Date	Original File Date	File Number	File Type	Secured Party	Collateral
				03/30/05	050004592525	UCC-1	IBM CREDIT LLC
				04/04/05	050004836425	UCC-1	IBM CREDIT LLC
				04/07/05	050005030917	UCC-1	IBM CREDIT LLC
				04/26/05	050006131011	UCC-1	IBM CREDIT LLC
				04/29/05	050006389632	UCC-1	IBM CREDIT LLC
				05/03/05	050006542623	UCC-1	IBM CREDIT LLC
				05/04/05	050006641421	UCC-1	IBM CREDIT LLC
				05/11/05	050007030414	UCC-1	IBM CREDIT LLC
				05/26/05	050007918934	UCC-1	IBM CREDIT LLC
				05/31/05	050008097125	UCC-1	IBM CREDIT LLC
				06/03/05	050008363727	UCC-1	IBM CREDIT LLC
				06/09/05	050008645629	UCC-1	IBM CREDIT LLC
				06/09/05	050008690730	UCC-1	IBM CREDIT LLC
				06/16/05	050009054321	UCC-1	IBM CREDIT LLC
				06/28/05	050009625325	UCC-1	IBM CREDIT LLC
				06/29/05	050009720220	UCC-1	IBM CREDIT LLC
				06/30/05	050009809935	UCC-1	IBM CREDIT LLC
				07/14/05	050010415011	UCC-1	IBM CREDIT LLC
				07/28/05	050011169624	UCC-1	IBM CREDIT LLC
				07/29/05	050011239319	UCC-1	IBM CREDIT LLC
				08/18/05	050012248825	UCC-1	IBM CREDIT LLC
				08/19/05	050012287323	UCC-1	IBM CREDIT LLC
				08/24/05	050012522416	UCC-1	IBM CREDIT LLC
				08/30/05	050012774627	UCC-1	IBM CREDIT LLC
				09/13/05	050013375524	UCC-1	IBM CREDIT LLC
				09/15/05	050013515217	UCC-1	IBM CREDIT LLC
				09/16/05	050013543218	UCC-1	IBM CREDIT LLC
				09/19/05	050013670825	UCC-1	IBM CREDIT LLC
				09/20/05	050013696530	UCC-1	IBM CREDIT LLC
				09/22/05	050013814926	UCC-1	IBM CREDIT LLC
				09/23/05	050013891022	UCC-1	IBM CREDIT LLC
				09/26/05	050013958733	UCC-1	IBM CREDIT LLC
				09/27/05	050014042718	UCC-1	IBM CREDIT LLC

Entity	State	Jurisdiction	Thru Date	Original File Date	File Number	File Type	Secured Party	Collateral
				09/28/05	050014138926	UCC-1	IBM CREDIT LLC
				09/29/05	050014197224	UCC-1	IBM CREDIT LLC
				10/10/05	050014649529	UCC-1	IBM CREDIT LLC
				10/18/05	050015085120	UCC-1	IBM CREDIT LLC
				10/31/05	050015740320	UCC-1	IBM CREDIT LLC
				11/08/05	050016153824	UCC-1	IBM CREDIT LLC
				11/09/05	050016219221	UCC-1	IBM CREDIT LLC
				11/15/05	050016479229	UCC-1	IBM CREDIT LLC
				11/18/05	050016705423	UCC-1	IBM CREDIT LLC
				11/21/05	050016779333	UCC-1	IBM CREDIT LLC
				11/28/05	050016996233	UCC-1	IBM CREDIT LLC
				12/02/05	050017279430	UCC-1	IBM CREDIT LLC
				12/05/05	050017360825	UCC-1	IBM CREDIT LLC
				12/13/05	050017745529	UCC-1	IBM CREDIT LLC
				12/14/05	050017827126	UCC-1	IBM CREDIT LLC
				12/15/05	050017892835	UCC-1	IBM CREDIT LLC
				12/16/05	050017957534	UCC-1	IBM CREDIT LLC
				12/19/05	050017985636	UCC-1	IBM CREDIT LLC
				12/29/05	050018518225	UCC-1	IBM CREDIT LLC
				12/31/05	050018612119	UCC-1	IBM CREDIT LLC
				01/05/06	060000207615	UCC-1	IBM CREDIT LLC
				01/20/06	060001129316	UCC-1	IBM CREDIT LLC
				01/23/06	060001219114	UCC-1	IBM CREDIT LLC
				01/24/06	060001259825	UCC-1	IBM CREDIT LLC
				01/31/06	060001636016	UCC-1	IBM CREDIT LLC
				02/07/06	060002032108	UCC-1	IBM CREDIT LLC
				02/27/06	060003030309	UCC-1	IBM CREDIT LLC
				02/28/06	060003069725	UCC-1	IBM CREDIT LLC
				03/02/06	060003246722	UCC-1	IBM CREDIT LLC
				03/07/06	060003516217	UCC-1	IBM CREDIT LLC
				03/10/06	060003733622	UCC-1	IBM CREDIT LLC
				03/14/06	060003854424	UCC-1	IBM CREDIT LLC
				03/28/06	060004562825	UCC-1	IBM CREDIT LLC

Entity	State	Jurisdiction	Thru Date	Original File Date	File Number	File Type	Secured Party	Collateral
				03/29/06	060004644018	UCC-1	IBM CREDIT LLC
				03/30/06	060004739326	UCC-1	IBM CREDIT LLC

				04/13/06	060005524016	UCC-1	CCA FINANCIAL, LLC	EQUIPMENT AND SOFTWARE

				04/24/06	060006126621	UCC-1	IBM CREDIT LLC
				05/02/06	060006611115	UCC-1	IBM CREDIT LLC
				05/05/06	060006873529	UCC-1	IBM CREDIT LLC
				05/08/06	060006976028	UCC-1	IBM CREDIT LLC
				05/18/06	060007601822	UCC-1	IBM CREDIT LLC
				05/18/06	060007663729	UCC-1	IBM CREDIT LLC
				05/26/06	060008094223	UCC-1	IBM CREDIT LLC
				05/31/06	060008309929	UCC-1	IBM CREDIT LLC
				06/06/06	060008576127	UCC-1	IBM CREDIT LLC
				06/07/06	060008734729	UCC-1	IBM CREDIT LLC
				06/08/06	060008749937	UCC-1	IBM CREDIT LLC
				06/12/06	060008946936	UCC-1	IBM CREDIT LLC
				06/14/06	060009143522	UCC-1	IBM CREDIT LLC
				06/15/06	060009217423	UCC-1	IBM CREDIT LLC
				06/16/06	060009299938	UCC-1	IBM CREDIT LLC
				06/19/06	060009381526	UCC-1	IBM CREDIT LLC
				06/19/06	060009458733	UCC-1	IBM CREDIT LLC
				06/20/06	060009483731	UCC-1	IBM CREDIT LLC
				06/26/06	060009841628	UCC-1	IBM CREDIT LLC
				06/27/06	060009921829	UCC-1	IBM CREDIT LLC
				06/30/06	060010183316	UCC-1	IBM CREDIT LLC
				07/25/06	060011337520	UCC-1	IBM CREDIT LLC
				07/28/06	060011497224	UCC-1	IBM CREDIT LLC
				08/23/06	060012637524	UCC-1	IBM CREDIT LLC
				08/24/06	060012728525	UCC-1	IBM CREDIT LLC
				08/25/06	060012822621	UCC-1	IBM CREDIT LLC
				08/28/06	060012890020	UCC-1	IBM CREDIT LLC
				08/29/06	060012969128	UCC-1	IBM CREDIT LLC
				09/05/06	060013142011	UCC-1	IBM CREDIT LLC

Entity	State	Jurisdiction	Thru Date	Original File Date	File Number	File Type	Secured Party	Collateral
				09/05/06	060013255016	UCC-1	IBM CREDIT LLC
				09/11/06	060013479327	UCC-1	IBM CREDIT LLC
				09/21/06	060013994127	UCC-1	IBM CREDIT LLC
				09/22/06	060014078323	UCC-1	IBM CREDIT LLC
				09/25/06	060014169930	UCC-1	IBM CREDIT LLC
				09/27/06	060014288528	UCC-1	IBM CREDIT LLC
				09/28/06	060014360216	UCC-1	IBM CREDIT LLC
				09/29/06	060014409220	UCC-1	IOS CAPITAL	EQUIPMENT
				09/29/06	060014424217	UCC-1	IBM CREDIT LLC
				10/02/06	060014543017	UCC-1	IBM CREDIT LLC
				10/12/06	060015002008	UCC-1	IBM CREDIT LLC
				10/20/06	060015381119	UCC-1	IBM CREDIT LLC
				11/01/06	060015963630	UCC-1	IBM CREDIT LLC
				11/13/06	060016494832	UCC-1	IBM CREDIT LLC
				11/15/06	060016620419	UCC-1	IBM CREDIT LLC
				11/22/06	060016966533	UCC-1	IBM CREDIT LLC
				11/28/06	060017140619	UCC-1	IBM CREDIT LLC
				12/08/06	060017658633	UCC-1	IBM CREDIT LLC
				12/11/06	060017729127	UCC-1	IBM CREDIT LLC
				12/13/06	060017804323	UCC-1	IBM CREDIT LLC
				12/14/06	060017872429	UCC-1	IBM CREDIT LLC
				12/20/06	060018177024	UCC-1	IBM CREDIT LLC
				12/26/06	060018361928	UCC-1	IBM CREDIT LLC
				12/29/06	060018614828	UCC-1	IBM CREDIT LLC
				01/02/07	070000037515	UCC-1	IBM CREDIT LLC
				01/11/07	070000594725	UCC-1	IBM CREDIT LLC
				01/12/07	070000662923	UCC-1	IBM CREDIT LLC
				01/25/07	070001239217	UCC-1	IBM CREDIT LLC
				02/01/07	070001608217	UCC-1	IBM CREDIT LLC
				02/15/07	070002281619	UCC-1	IBM CREDIT LLC
				02/21/07	070002490116	UCC-1	IBM CREDIT LLC
				02/26/07	070002715722	UCC-1	IBM CREDIT LLC
				02/28/07	070002844826	UCC-1	IBM CREDIT LLC

Entity	State	Jurisdiction	Thru Date	Original File Date	File Number	File Type	Secured Party	Collateral
				03/05/07	070003034515	UCC-1	IBM CREDIT LLC
				03/13/07	070003506014	UCC-1	IBM CREDIT LLC
				03/20/07	070003836222	UCC-1	IBM CREDIT LLC
				03/23/07	070004047116	UCC-1	IBM CREDIT LLC
				03/26/07	070004125315	UCC-1	IBM CREDIT LLC
				03/28/07	070004285423	UCC-1	IBM CREDIT LLC
				03/30/07	070004443621	UCC-1	IBM CREDIT LLC
				04/13/07	070005230111	UCC-1	IBM CREDIT LLC
				04/16/07	070005311919	UCC-1	IBM CREDIT LLC
				04/17/07	070005376728	UCC-1	IBM CREDIT LLC
				04/18/07	070005475930	UCC-1	IBM CREDIT LLC
				04/20/07	070005623723	UCC-1	IBM CREDIT LLC
				04/27/07	070006028420	UCC-1	IBM CREDIT LLC
				05/01/07	070006260519	UCC-1	IBM CREDIT LLC
				05/07/07	070006503923	UCC-1	IBM CREDIT LLC
				05/10/07	070006767430	UCC-1	IBM CREDIT LLC
				05/18/07	070007239526	UCC-1	IBM CREDIT LLC
				05/19/07	070007288530	UCC-1	IBM CREDIT LLC
				05/22/07	070007410315	UCC-1	IBM CREDIT LLC
				05/22/07	070007445626	UCC-1	IBM CREDIT LLC
				05/24/07	070007610721	UCC-1	IBM CREDIT LLC
				05/29/07	070007717931	UCC-1	IBM CREDIT LLC
				05/31/07	070007892430	UCC-1	IBM CREDIT LLC
				06/06/07	070008163725	UCC-1	IBM CREDIT LLC
				06/15/07	070008671527	UCC-1	IBM CREDIT LLC
				06/20/07	070008867433	UCC-1	IBM CREDIT LLC
				06/22/07	070009014317	UCC-1	IBM CREDIT LLC
				06/27/07	070009219122	UCC-1	IBM CREDIT LLC
				06/28/07	070009290929	UCC-1	IBM CREDIT LLC
				06/29/07	070009341825	UCC-1	IBM CREDIT LLC
				07/10/07	070009819532	UCC-1	IBM CREDIT LLC
				07/11/07	070009877940	UCC-1	IBM CREDIT LLC
				07/18/07	070010170716	UCC-1	IBM CREDIT LLC

Entity	State	Jurisdiction	Thru Date	Original File Date	File Number	File Type	Secured Party	Collateral
				07/24/07	070010452012	UCC-1	IBM CREDIT LLC
				07/25/07	070010521716	UCC-1	IBM CREDIT LLC
				08/10/07	070011308922	UCC-1	IBM CREDIT LLC
				08/13/07	070011407720	UCC-1	IBM CREDIT LLC
				08/17/07	070011606317	UCC-1	IBM CREDIT LLC
				08/22/07	070011790826	UCC-1	IBM CREDIT LLC
				08/29/07	070012139420	UCC-1	IBM CREDIT LLC
				08/30/07	070012193925	UCC-1	IBM CREDIT LLC
				09/11/07	070012632115	UCC-1	IBM CREDIT LLC
				09/12/07	070012706420	UCC-1	IBM CREDIT LLC
				09/14/07	070012802114	UCC-1	IBM CREDIT LLC
				09/24/07	070013238926	UCC-1	IBM CREDIT LLC
				09/25/07	070013301412	UCC-1	IBM CREDIT LLC
				09/26/07	070013377829	UCC-1	IBM CREDIT LLC
				09/28/07	070013479832	UCC-1	IBM CREDIT LLC
				09/28/07	070013500110	UCC-1	IBM CREDIT LLC
				10/01/07	070013587630	UCC-1	IBM CREDIT LLC

NYCE PAYMENTS NETWORK, LLC	DE	SECRETARY OF STATE	09/10/07	06/05/07	72102068	UCC-1	US EXPRESS LEASING, INC.	EQUIPMENT AND RELATED SOFTWARE

				06/06/07	72111556	AMENDMENT

TREEV LLC	NV	SECRETARY OF STATE	10/09/07	05/09/05	2005014383-8	UCC-1	IBM CREDIT LLC	EQUIPMENT AND RELATED SOFTWARE

				12/30/05	2005040944-0	UCC-1	IBM CREDIT LLC	EQUIPMENT AND RELATED SOFTWARE

VALUTEC CARD SOLUTIONS, LLC	DE	SECRETARY OF STATE	09/10/07	08/11/04	42255117	UCC-1	WELLS FARGO FINANCIAL LEASING	TELECOMMUNICATIONS EQUIPMENT

				01/28/05	50319831	UCC-1	STEELCASE FINANCIAL SERVICES INC.	FURNITURE AND EQUIPMENT

Entity	State	Jurisdiction	Thru Date	Original File Date	File Number	File Type	Secured Party	Collateral
				05/18/05	51532838	ASSIGNMENT	DE LAGE LANDEN FINANCIAL SERVICES

VICOR, INC.	NV	SECRETARY OF STATE	10/09/07	09/28/07	2004029522-9	UCC-1	US BANCORP	COPIER SYSTEM (Informational Filing)

Schedule 7.8(e)

Existing Investments

Letter Agreement dated February 26, 2007 between Temenos Group AG (“Temenos AG”) and the Borrower for the issuance of warrants covering 2,500,000 shares of Temenos AG 1

Share Purchase Agreement by and among the Borrower, The Western India Trustee & Executor Company Ltd. (in its capacity as trustee of ICICI Strategic Investments Fund), ICICI Bank Limited, ICICI OneSource Limited and ICICI Bank Limited dated March 31, 2006 2 *

Share Subscription Agreement by and among Metavante Corporation and ICICI OneSource Limited dated March 31, 2006 2

Limited Guaranty Agreement dated as of January 17, 2007 from Housing Partnership Lawe Street Development, LLC and Housing Partnership of the Fox Cities, Inc. to the Borrower 3

Agreement dated as of December 8, 2005 by and between M&I Community Development Corporation and the Borrower 3

[1]	Book value as of September 30, 2007: $4,800,000
[2]	Aggregate book value as of September 30, 2007: $78,114,862
[3]	Aggregate book value as of September 30, 2007: $745,803
*	ICICI OneSource Limited is engaged in the business of providing a broad range of business process outsourcing services and provides in-bound and out-bound contact center services and transaction processing services; the Borrower holds 20% of the currently outstanding shares of this entity.

Schedule 7.10

Affiliate Transactions

None

EXHIBIT A

[Form of Guarantee and Collateral Agreement]

See Exhibit 4.3.2 in this Current Report on Form 8-k filed by Metavante Technologies, Inc. on November 6, 2007

A-1

EXHIBIT B

[Form of Compliance Certificate]

This Compliance Certificate is delivered pursuant to Section 6.2(b) of the Credit Agreement, dated as of November 1, 2007 (as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”), among Metavante Technologies, Inc. (“Holdings”), Metavante Corporation (the “Borrower”), the Lenders party thereto, the Documentation Agents and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1. I am the duly elected, qualified and acting [Chief Executive Officer/ President/ Chief Financial Officer] of the Borrower.

2. I have reviewed and am familiar with the contents of this Certificate.

3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default[, except as set forth below].

4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 7.1 of the Credit Agreement.

IN WITNESS WHEREOF, I have executed this Certificate this      day of                     , 20    .

By:
Name:
Title:

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Attachment 2

to Compliance Certificate

The information described herein is as of             ,             , and pertains to the period from             ,          to             ,             .

[Set forth Covenant Calculations]

EXHIBIT C

[Form of Closing Certificate]

Pursuant to Section 5.1(h) of the Credit Agreement, dated as of November 1, 2007 (the “Credit Agreement”; terms defined therein being used herein as therein defined), among Metavante Technologies, Inc. (“Holdings”), Metavante Corporation (the “Borrower”), the Lenders party thereto, the Documentation Agents and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), the undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF LOAN PARTY] (the “Certifying Loan Party”) hereby certifies as follows:

1. The representations and warranties of the Certifying Loan Party set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Certifying Loan Party pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

2.                                          is the duly elected and qualified Corporate Secretary of the Certifying Loan Party and the signature set forth for such officer below is such officer’s true and genuine signature.

3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and the use of proceeds thereof. [Borrower only]

4. The conditions precedent set forth in Section 5.1 of the Credit Agreement were satisfied as of the Closing Date. [Borrower only]

5. Holdings has received cash proceeds from the issuance to the Sponsor and/or Control Investment Affiliates of Qualified Capital Stock of Holdings in an amount equal to at least $625,000,000 and the Spin has been consummated in accordance with applicable law on the date hereof. No provision of the Investment Agreement has been waived, amended, supplemented or otherwise modified in any respect materially adverse to the Lenders. Substantially all of the existing Indebtedness of Holdings, the Borrower and its subsidiaries has been repaid on satisfactory terms.

The undersigned Corporate Secretary of the Certifying Loan Party certifies as follows:

6. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Certifying Loan Party.

C-1

7. The Certifying Loan Party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

8. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Certifying Loan Party on                                 ; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein.

9. Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Certifying Loan Party as in effect on the date hereof.

10. Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation of the Certifying Loan Party as in effect on the date hereof.

11. The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to the Loan Documents to which it is a party:

Name	Office	Signature

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

By:	By:
Name:	Name:
Title:	Title:	Corporate Secretary

Date:                     , 2007

2

EXHIBIT D

[Forms of Mortgages]

D-1

After recording please return to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017	[Oklahoma	]

Attention: Christopher Garcia

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS,

AND FIXTURE FILING

made by

ADVANCED FINANCIAL SOLUTIONS, INC.,

Mortgagor,

to

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, Mortgagee

Dated as of November 1, 2007

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE.

THIS INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES ON THE REAL/IMMOVABLE PROPERTY DESCRIBED HEREIN, AND IT IS TO BE INDEXED AS BOTH A MORTGAGE AND AS A FINANCING STATEMENT FILED AS A FIXTURE FILING

A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS OF COLLATERAL.

FILED FOR RECORD AS A FIXTURE FILING, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OF THE OF THE COUNTY CLERKS OF THE COUNTIES LISTED ON SCHEDULE A HERETO.

THIS INSTRUMENT IS TO BE FILED AGAINST THE TRACT INDEX IN THE REAL ESTATE RECORDS FOR THE COLLATERAL OR MORTGAGED PROPERTY LYING IN THE STATE OF OKLAHOMA.

For purposes of filing this Mortgage as a financing statement, the mailing address of Mortgagor is Advanced Financial Solutions, Inc., 1200 Sovereign Row, Oklahoma City, OK 73108, the state of its organization is Oklahoma; the mailing address of Mortgagee is JPMorgan Chase Bank, N.A c/o Jennifer Anyigbo JPMorgan Chase Bank, N.A. Loan & Agency Services 1111 Fannin Street, 10th Floor Houston, Texas 77002.

ATTENTION RECORDING OFFICER: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Schedule A hereto or in documents described in such Schedule A.

MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE.

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, dated as of November 1, 2007 is made by ADVANCED FINANCIAL SOLUTIONS, INC., an Oklahoma corporation (“Mortgagor”), whose address is c/o Metavante Corporation, 4900 West Brown Deer Road, Milwaukee, WI 53223, Attn: Norrie J. Daroga, Chief Administrative Officer, to JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, “Mortgagee”) whose address is c/o Jennifer Anyigbo JPMorgan Chase Bank, N.A. Loan & Agency Services 1111 Fannin Street, 10th Floor Houston, Texas 77002. References to this “Mortgage” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

Background

A. Metavante Technologies, Inc., a Wisconsin corporation (“Holdings”), Metavante Corporation, a Wisconsin corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Lehman Commercial Paper Inc. and Baird Financial Corporation, as documentation agents (in such capacity, the “Documentation Agents”), Morgan Stanley Senior Funding Inc., as syndication agent (in such capacity, the “Syndication Agent”), and JPMorgan Chase Bank, N.A., as Administrative Agent and Mortgagee, are parties to that certain Credit Agreement, dated as of November 1, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). The terms of the Credit Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein.

B. Pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein.

C. Holdings, Borrower, certain of the Borrower’s Subsidiaries (in such capacity, collectively, the “Grantors”), and Mortgagee as Administrative Agent, are parties to that certain Guarantee and Collateral Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”). The terms of the Guarantee and Collateral Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein

D. The Borrower is a member of an affiliated group of companies that includes Mortgagor.

E. The proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to Mortgagor in connection with the operation of its business.

F. The Borrower and Mortgagor are engaged in related businesses, and Mortgagor will derive substantial direct and indirect benefit from the extensions of credit under the Credit Agreement.

G. Mortgagor (i) is the owner of the fee simple estate in the parcel(s) of real property, if any, described on Schedule A attached hereto (the “Land”) and (ii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures, and fixtures now or subsequently located on the Land (the “Improvements”; the Land and the Improvements being collectively referred to as the “Real Estate”).

H. It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that Mortgagor shall have executed and delivered this Mortgage to Mortgagee for the ratable benefit of the Secured Parties.

Granting Clauses

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure the payment of any and all obligations and liabilities of such Mortgagor which may arise under or in connection with this Agreement (including, without limitation, Section 2 thereof) or any other Loan Document, any Specified Swap Agreement or any Specified Cash Management Agreement to which Mortgagor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Mortgagee or to the Lenders that are required to be paid by Mortgagor pursuant to the terms of this Agreement or any other Loan Document), (collectively, the “Obligations”);

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND WARRANTS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE, WITH MORTGAGE COVENANTS:

(a) the Land;

(b) all right, title and interest Mortgagor now has or may hereafter acquire in and to the Improvements or any part thereof and all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

(c) all right, title and interest of Mortgagor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions,

Signature Page – Oklahoma Mortgage

2

remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

(d) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (e) being referred to as the “Equipment”);

(e) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagor;

(f) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”);

(g) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present

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or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

(h) to the extent not prohibited under the applicable contract, consent, license or other item unless the appropriate consent has been obtained, all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and

(i) all proceeds, both cash and noncash, of the foregoing;

(All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (a) through (c) are collectively referred to as the “Premises”, and those described in the foregoing clauses (a) through (i) are collectively referred to as the “Mortgaged Property”).

TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed, provided, however, that the condition of this Mortgage is such that if the Obligations are fully paid and performed, then the estate hereby granted shall cease, terminate and become void but shall otherwise remain in full force and effect.

This Mortgage covers present and future advances and re-advances, in the aggregate amount of the obligations secured hereby, made by the Secured Parties for the benefit of Mortgagor, and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.

Terms and Conditions

Mortgagor further represents, warrants, covenants and agrees with Mortgagee and the Secured Parties as follows:

1. Defined Terms. Capitalized terms used herein (including in the “Background” and “Granting Clauses” sections above) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. References in this Mortgage to the “Default Rate” shall mean the interest rate applicable pursuant to Section 2.14 of the Credit Agreement. References herein to the “Secured Parties” shall mean the collective reference to (i) Mortgagee, (ii) the Lenders (including any Issuing Lender in its capacity as Issuing Lender) and any affiliate of any Lender to which Borrower Obligations or Guarantor Obligations, as applicable are owed, (iii) each counterparty to a Specified Swap Agreement entered into with the Borrower if such

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4

counterparty was a Lender (or an Affiliate of a Lender) at the time the Specified Swap Agreement was entered into, (iv) any other holders from time to time of the Obligations, and (v) the respective successors, indorsees, transferees and assigns of each of the foregoing.

2. Warranty of Title. Mortgagor warrants that it has good record title in fee simple to, or a valid leasehold interest in, the Real Estate, and good title to, or a valid leasehold interest in, the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies, if any, being issued to Mortgagee to insure the lien of this Mortgage and any other lien or encumbrance as permitted by Section 7.3 of the Credit Agreement (the “Permitted Exceptions”). Mortgagor shall warrant, defend and preserve such title and the lien of this Mortgage against all claims of all persons and entities (not including the holders of the Permitted Exceptions). Mortgagor represents and warrants that it has the right to mortgage the Mortgaged Property.

3. Payment of Obligations. Mortgagor shall pay and perform the Obligations at the times and places and in the manner specified in the Loan Documents.

4. Requirements. Mortgagor shall comply with all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except where a failure to do so could not reasonably be expected to have a material adverse effect (considered both individually and together with other such failures) on (i) the current business, operations or condition (financial or otherwise) of the Mortgagor, (ii) the current use of the Mortgaged Property or (iii) the value of the Mortgaged Property (assuming its current use).

5. Payment of Taxes and Other Impositions. (1) Prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Mortgagor shall pay and discharge all taxes, charges and assessments of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to herein as the “Impositions”), except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) the Mortgagor has set aside on its books adequate reserves with respect thereto in accordance with GAAP. Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee evidence reasonably acceptable to Mortgagee showing the payment of any such Imposition. If by law any Imposition, at Mortgagor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

(a) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become delinquent, and add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by

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Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

6. Insurance. Mortgagor shall maintain and keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

Mortgagor shall maintain, with financially sound and reputable companies, insurance policies (i) insuring the Real Estate against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Mortgagee, and (ii) insuring Mortgagor, the Mortgagee and the other Secured Parties against liability for personal injury and property damage relating to such Real Estate, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Mortgagee. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Mortgagee of written notice thereof, (ii) name the Mortgagee as an additional insured party or loss payee, (iii) include deductibles consistent with past practice or consistent with industry practice or otherwise reasonably satisfactory to the Mortgagee.

(a) If any portion of the Premises is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, Mortgagor shall maintain or cause to be maintained, flood insurance in an amount reasonably satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

(b) Mortgagor promptly shall comply with and conform in all material respects to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

(c) If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option upon 5 days’ notice to Mortgagor, may effect such insurance from year to year at rates substantially similar to the rate at which Mortgagor had insured the Premises, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate.

(d) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged and the reasonably estimated cost thereof would exceed $1,000,000, Mortgagor shall give prompt notice thereof to Mortgagee. All insurance proceeds paid or payable in connection with

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any damage or casualty to the Real Estate shall be deemed proceeds from a Recovery Event and applied in the manner specified in the Credit Agreement.

(e) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

7. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

8. Due on Sale and Other Transfer Restrictions. Except as expressly permitted under Section 7.5 of the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

9. Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any material portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. All awards and proceeds relating to such condemnation shall be deemed proceeds from a Recovery Event and applied in the manner specified in the Credit Agreement

10. Leases. Except as expressly permitted under the Credit Agreement, Mortgagor shall not (a) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (b) execute or permit to exist any Lease of any of the Mortgaged Property.

11. Further Assurances. To further assure Mortgagee’s rights under this Mortgage, Mortgagor agrees promptly upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee by this Mortgage.

12. Mortgagee’s Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, within the applicable grace period, if any, provided for in the Credit Agreement, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time upon 5 days’ notice to Mortgagor (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor’s default or waive any right or remedy of Mortgagee.

13. Remedies. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged

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Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(i) Without affecting any right, power or remedy herein given to Mortgagee and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, law or statute, Mortgagor hereby grants to Mortgagee the non-judicial Power of Sale. Such Power of Sale shall be exercised by giving Mortgagor Notice of Intent to Foreclose by Power of Sale and setting forth, among other things, the nature of the breach(es) or default(s) and the action required to effect a cure thereof and the time period within which such cure may be effected all in compliance with Title 46 Oklahoma Statutes §§ 40 et seq. (Oklahoma Power of Sale Mortgage Foreclosure Act) effective November 1, 1986, as the same may be amended from time to time or other applicable statutory or judicial authority (the “Act”). If no cure is effected within the statutory time limits, if permitted by the Act, Mortgagee may accelerate the Obligations secured hereby without further notice (the aforementioned statutory cure period shall run concurrently with any contractual provision for notice before acceleration of debt) and may then proceed in the manner and subject to the conditions of the Act to send to Mortgagor and other necessary parties a Notice of Sale and to sell and convey the Mortgaged Property in accordance with such Act. The sale shall be made at one or more sales, as an entirety or in parcels upon such notice, at such times and places, subject to all conditions and with the proceeds thereof to be applied all as provided in the Act. No action of Mortgagee based upon the provisions contained herein or in the Act, including, without limitation, the giving of the Notice of Intent to Foreclose by Power of Sale or the Notice of Sale, shall constitute an election of remedies which would preclude Mortgagee from pursuing judicial foreclosure before or at any time after commencement of the Power of Sale foreclosure procedure. Whether or not proceedings have commenced by the exercise of the Power of Sale above given, Mortgagee or the holder or holders of any of the Obligations, in lieu of proceeding with the Power of Sale (or in the event of homestead property where Mortgagor has elected judicial foreclosure, as provided in the Act) may at its or their option, as applicable, following acceleration of the Obligations as set forth above, proceed by suit or suits in equity or at law to foreclose this Mortgage.

Mortgagor fully understands the consequences of conferring on Mortgagee the above-described Power of Sale, and if Mortgagee elects to enforce this Mortgage by exercising said Power of Sale, Mortgagor hereby expressly waives to the fullest extent permitted by law any right to a judicial hearing prior to the sale of the Mortgaged Property. As often as any proceedings may be taken to foreclose this Mortgage, whether pursuant to the Power of Sale herein conferred or by judicial proceedings, or to foreclose the security interest herein granted to Mortgagee, Mortgagor agrees to pay to Mortgagee, in addition to all other sums due, all costs and expenses, including reasonable attorney fees, incurred by Mortgagee; and

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(ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

(b) In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee’s election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

(c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

(d) It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by Mortgagee shall be held by Mortgagee for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and shall be applied in payment of the Obligations in the manner set forth in Section 6.5 of the Guarantee and Collateral Agreement.

14. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Credit Agreement, the Guarantee and Collateral Agreement and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

15. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged

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Property or any other collateral or the interest of Mortgagor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, without requiring the posting of a surety bond, and without reference to the adequacy or inadequacy of the value of the Mortgaged Property or the solvency or insolvency of Mortgagor or any other party obligated for payment of all or any part of the Obligations, and whether or not waste has occurred with respect to the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

16. Extension, Release, etc. Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Loan Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Loan Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

(a) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

(b) If Mortgagee shall have the right to foreclose this Mortgage or to direct a power of sale, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage (or direct the sale of the Mortgaged Property, as the case may be) subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Mortgaged Property, or to terminate such tenant’s rights in such sale will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

(c) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

17. Security Agreement under Uniform Commercial Code; Fixture Filing. It is the intention of the parties hereto that this Mortgage shall constitute a security agreement within the

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meaning of the Uniform Commercial Code (the “Code”) of the State in which the Mortgaged Property is located. If an Event of Default shall occur and be continuing, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten (10) days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys’ fees and legal expenses. At Mortgagee’s request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

(a) Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the Code) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Code upon such portions of the Mortgaged Property that are or become fixtures. The real property to which the fixtures relate is described in Exhibit A hereto. The record owner of the real property described in Exhibit A hereto is Mortgagor. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage. Mortgagor’s organizational identification number is 1900513748.

18. Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are fully paid and performed, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default by giving not less than five days’ written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of such part of the Mortgaged Property as may be in the possession of Mortgagor or

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any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

(a) Mortgagor has not affirmatively done any act which would prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.

(b) Except for any matter disclosed in the Credit Agreement, no action has been brought or, so far as is known to Mortgagor, is threatened, which would interfere in any way with the right of Mortgagor to execute the foregoing assignment and perform all of Mortgagor’s obligations contained in this Section and in the Leases.

19. Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall Mortgagor consent to any holder of any subordinate lien or subordinate deed of trust joining any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders and the mortgagees and beneficiaries under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

20. Notices. All notices, requests and demands to or upon the Mortgagee or the Mortgagor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon Mortgagor shall be addressed to Mortgagor at its address set forth above.

21. No Oral Modification. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of Section 10.1 of the Credit Agreement. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

22. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of any Loan Document, the obligations of Mortgagor and of any other obligor under any Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

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23. Mortgagor’s Waiver of Rights. Mortgagor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property after the occurrence of an Event of Default and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Mortgagor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights or redemption of each constituent of Mortgagor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute. Each constituent of Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.

(a) To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (ii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. Appraisement of the Mortgaged Property is hereby expressly waived, or not, at the option of Mortgagee, such option to be exercised at the time judgment is rendered in any foreclosure hereof, or at any time prior thereto. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, stay of execution, notice of election to mature (except as expressly provided in the Credit Agreement) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Mortgagee of the foreclosure rights, power of sale, or other rights hereby created.

24. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee’s rights to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by

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Mortgagee, as the case may be. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “mortgagee in possession,” and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

25. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the indebtedness borrowed pursuant to or guaranteed by the Loan Documents, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage, nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings or the occurrence of any sale in any such proceedings shall prejudice, limit or preclude Mortgagee’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are

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appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

26. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee, and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in the sole discretion of either of them such a waiver is deemed advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns. The word “Mortgagor” shall be construed as if it read “Mortgagors” whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

27. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien or deed of trust.

28. Governing Law, etc. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State in which the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their respective terms the Credit Agreement and the Guarantee and Collateral Agreement shall be governed and construed in accordance with the laws of the State of New York, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.

29. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein,” the word “Mortgagee” shall mean “Mortgagee or any successor agent for the Lenders,” the word “person” shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

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Duty of Mortgagee; Authority of Mortgagee . (a) The Mortgagee’s sole duty with respect to the custody, safekeeping and physical preservation of the Mortgaged Property which is in its possession, or otherwise, shall be to deal with it in the same manner as the Mortgagee deals with similar property for its own account. Neither the Mortgagee, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Mortgaged Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Mortgaged Property upon the request of Mortgagor or any other Person or to take any other action whatsoever with regard to the Mortgaged Property or any part thereof. The powers conferred on the Mortgagee and the Secured Parties hereunder are solely to protect the Mortgagee’s and the Secured Parties’ interests in the Mortgaged Property and shall not impose any duty upon the Mortgagee or any Secured Party to exercise any such powers. The Mortgagee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Mortgagor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

(b) Mortgagor acknowledges that the rights and responsibilities of the Mortgagee under this Mortgage with respect to any action taken by the Mortgagee or the exercise or non-exercise by the Mortgagee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Mortgage shall, as between the Mortgagee and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Mortgagee and Mortgagor, the Mortgagee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and Mortgagor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

31. Last Dollars Secured; Priority. To the extent that this Mortgage secures only a portion of the indebtedness owing or which may become owing by Mortgagor to the Secured Parties, the parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties’ intent that the portion of the indebtedness last remaining unpaid shall be secured hereby. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.

32. Enforcement Expenses; Indemnification. (a) Mortgagor agrees to pay, or reimburse each Secured Party and the Mortgagee for, all its costs and expenses incurred in collecting against Mortgagor or otherwise enforcing or preserving any rights under this Mortgage, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Mortgagee.

(b) Mortgagor agrees to pay, and to save the Mortgagee and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Mortgaged Property or in connection with any of the transactions contemplated by this Mortgage.

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(c) Mortgagor agrees to pay, and to save the Mortgaqee and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Mortgage to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable.

33. Release. If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by any Mortgagor in a transaction permitted by the Credit Agreement and the Net Cash Proceeds are applied in accordance with the terms of the Credit Agreement, then the Mortgagee, at the request and sole expense of such Mortgagor, shall execute and deliver to such Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property. The Mortgagor shall deliver to the Mortgagee, at least five Business Days prior to the date of the proposed release, a written request for release identifying the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Mortgagor stating that such transaction is in compliance with, and permitted by, the Credit Agreement and the other Loan Documents.

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This Mortgage has been duly executed by Mortgagor of the date first set forth above and is intended to be effective as of such date.

Advanced Financial Solutions, Inc.

By:
Name: Title

Signature Page – Oklahoma Mortgage

Note: Oklahoma mortgage must be executed by either (a) President or Vice President [not an Assistant Vice President], (b) Chairman or Vice Chairman, or (c) Attorney-in-Fact under recorded power of attorney; Treasurer, Secretary, CEO, CFO and other typical corporate officers not in categories (a), (b) or (c) can not execute a mortgage or other recordable conveyance of Oklahoma real property on behalf of a corporation)

Signature Page – Oklahoma Mortgage

State of	)

)

County of	)

This instrument was acknowledged before me on November 1, 2007, by                                         , as                      of Advanced Financial Solutions, Inc., an Oklahoma corporation.

(Signature of Notarial Officer)

Title (and Rank)

(Commission No.: ) (My Commission Expires: ) (Notarial Seal)

Signature Page – Oklahoma Mortgage

Schedule A

Description of the Land

EXHIBIT ‘A’

A part of Lot Twelve (12) and a part of Lot Eleven (11), in Block Twelve (12), of WESTPORT PROFESSIONAL PARK SECTION 3, to Norman, Cleveland County, Oklahoma according to the recorded plat thereof, being more particularly described as follows:

Commencing at the most Westerly Corner of Lot Twelve (12);

Thence North 47°04’31” East, on the Northwesterly line of said Lot Twelve (12) for a distance of 42.5 feet to the Point or Place of Beginning;

Thence South 42°55’29” East, and parallel with the Southwesterly line of said Lot Twelve (12) for a distance of 135.00 feet to a point on the Southeasterly line of said Twelve (12);

Thence North 47°04’31” East and on the Southeasterly line of said Lots Twelve (12) and Eleven (11) for a distance of 85.00 feet to a point that is 22.5 feet from the most Easterly Corner of Lot Eleven (11);

Thence North 42°55’29” West and parallel with the Northeasterly line of Lot Eleven for a distance of 135.00 feet to a point on the Northwesterly line of Lot Eleven (11);

Thence South 47°04’31” West on the Northwesterly line of Lots Eleven (11) and Twelve (12) for a distance of 85.00 feet to the Point or Place of Beginning.

Document Number	OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

Recording Area
Name and Return Address Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Attention: Chris Garcia

Parcel Identification Number (PIN)

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS,

AND FIXTURE FILING

made by

METAVANTE CORPORATION,

Mortgagor,

to

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, Mortgagee

Dated as of \November 1, 2007

THIS INSTRUMENT CONSTITUTES BOTH

A MORTGAGE AND A FINANCING STATEMENT FILED AS A FIXTURE FILING

This document has been drafted by Aaron S. Rosenberg, Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, dated as of November 1, 2007 is made by Metavante Corporation, a Wisconsin corporation (“Mortgagor”), whose address is c/o Metavante Corporation, 4900 West Brown Deer Road, Milwaukee, WI 53223, Attn: Norrie J. Daroga, Chief Administrative Officer, to JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, “Mortgagee”) whose address is c/o Jennifer Anyigbo, JPMorgan Chase Bank, N.A., Loan & Agency Services, 1111 Fannin Street, 10th Floor, Houston, Texas 77002. References to this “Mortgage” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

Background

A. Metavante Technologies, Inc., a Wisconsin corporation (“Holdings”), Mortgagor, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Lehman Commercial Paper Inc. and Baird Financial Corporation, as documentation agents (in such capacity, the “Documentation Agents”), Morgan Stanley Senior Funding Inc., as syndication agent (in such capacity, the “Syndication Agent”), and JPMorgan Chase Bank, N.A., as Administrative Agent and Mortgagee, are parties to that certain Credit Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). The terms of the Credit Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein.

B. Pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein.

C. Holdings, Mortgagor, certain of the Mortgagor’s Subsidiaries (in such capacity, collectively, the “Grantors”), and Mortgagee as Administrative Agent, are parties to that certain Guarantee and Collateral Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”). The terms of the Guarantee and Collateral Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein

D. Mortgagor (i) is the owner of the fee simple estate in the parcel(s) of real property, if any, described on Schedule A attached hereto (the “Land”) and (ii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures, and fixtures now or subsequently located on the Land (the “Improvements”; the Land and the Improvements being collectively referred to as the “Real Estate”).

E. It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Mortgagor under the Credit Agreement that Mortgagor shall have executed and delivered this Mortgage to Mortgagee for the ratable benefit of the Secured Parties.

Granting Clauses

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees to secure the payment of the principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Mortgagor (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Mortgagor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Mortgagee or any Lender (or, in the case of any Specified Swap Agreement or any Specified Cash Management Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Mortgage, this Agreement, the other Loan Documents, any Letter of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Mortgagee or to the Lenders that are required to be paid by the Mortgagor pursuant to the terms of any of the foregoing agreements), (collectively, the “Obligations”);

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND WARRANTS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE, WITH MORTGAGE COVENANTS:

(a) the Land;

(b) all right, title and interest Mortgagor now has or may hereafter acquire in and to the Improvements or any part thereof and all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

(c) all right, title and interest of Mortgagor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

(d) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with

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any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (e) being referred to as the “Equipment”);

(e) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagor;

(f) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”);

(g) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

(h) to the extent not prohibited under the applicable contract, consent, license or other item unless the appropriate consent has been obtained, all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any

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part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and

(i) all proceeds, both cash and noncash, of the foregoing;

(All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (a) through (c) are collectively referred to as the “Premises”, and those described in the foregoing clauses (a) through (i) are collectively referred to as the “Mortgaged Property”).

TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed, provided, however, that the condition of this Mortgage is such that if the Obligations are fully paid and performed, then the estate hereby granted shall cease, terminate and become void but shall otherwise remain in full force and effect.

This Mortgage covers present and future advances and re-advances, in the aggregate amount of the obligations secured hereby, made by the Secured Parties for the benefit of Mortgagor, and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.

Terms and Conditions

Mortgagor further represents, warrants, covenants and agrees with Mortgagee and the Secured Parties as follows:

1. Defined Terms. Capitalized terms used herein (including in the “Background” and “Granting Clauses” sections above) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. References in this Mortgage to the “Default Rate” shall mean the interest rate applicable pursuant to Section 2.14 of the Credit Agreement. References herein to the “Secured Parties” shall mean the collective reference to (i) Mortgagee, (ii) the Lenders (including any Issuing Lender in its capacity as Issuing Lender) and any affiliate of any Lender to which Borrower Obligations or Guarantor Obligations, as applicable are owed, (iii) each counterparty to a Specified Swap Agreement entered into with the Borrower if such counterparty was a Lender (or an Affiliate of a Lender) at the time the Specified Swap Agreement was entered into, (iv) any other holders from time to time of the Obligations, and (v) the respective successors, indorsees, transferees and assigns of each of the foregoing.

2. Warranty of Title. Mortgagor warrants that it has good record title in fee simple to, or a valid leasehold interest in, the Real Estate, and good title to, or a valid leasehold interest in, the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies, if any, being issued to Mortgagee to insure the lien of this Mortgage and any other lien or encumbrance as permitted by Section 7.3 of the Credit

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Agreement (the “Permitted Exceptions”). Mortgagor shall warrant, defend and preserve such title and the lien of this Mortgage against all claims of all persons and entities (not including the holders of the Permitted Exceptions). Mortgagor represents and warrants that it has the right to mortgage the Mortgaged Property.

3. Payment of Obligations. Mortgagor shall pay and perform the Obligations at the times and places and in the manner specified in the Loan Documents.

4. Requirements. Mortgagor shall comply with all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except where a failure to do so could not reasonably be expected to have a material adverse effect (considered both individually and together with other such failures) on (i) the current business, operations or condition (financial or otherwise) of the Mortgagor, (ii) the current use of the Mortgaged Property or (iii) the value of the Mortgaged Property (assuming its current use).

5. Payment of Taxes and Other Impositions. (1) Prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Mortgagor shall pay and discharge all taxes, charges and assessments of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to herein as the “Impositions”), except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) the Mortgagor has set aside on its books adequate reserves with respect thereto in accordance with GAAP. Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee evidence reasonably acceptable to Mortgagee showing the payment of any such Imposition. If by law any Imposition, at Mortgagor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

(a) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become delinquent, and add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

6. Insurance. Mortgagor shall maintain and keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event

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public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

Mortgagor shall maintain, with financially sound and reputable companies, insurance policies (i) insuring the Real Estate against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Mortgagee, and (ii) insuring Mortgagor, the Mortgagee and the other Secured Parties against liability for personal injury and property damage relating to such Real Estate, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Mortgagee. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Mortgagee of written notice thereof, (ii) name the Mortgagee as an additional insured party or loss payee, (iii) include deductibles consistent with past practice or consistent with industry practice or otherwise reasonably satisfactory to the Mortgagee.

(a) If any portion of the Premises is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, Mortgagor shall maintain or cause to be maintained, flood insurance in an amount reasonably satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

(b) Mortgagor promptly shall comply with and conform in all material respects to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

(c) If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option upon 5 days’ notice to Mortgagor, may effect such insurance from year to year at rates substantially similar to the rate at which Mortgagor had insured the Premises, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate.

(d) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged and the reasonably estimated cost thereof would exceed $1,000,000, Mortgagor shall give prompt notice thereof to Mortgagee. All insurance proceeds paid or payable in connection with any damage or casualty to the Real Estate shall be deemed proceeds from a Recovery Event and applied in the manner specified in the Credit Agreement.

(e) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

7. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions, Mortgagor shall not further mortgage, nor otherwise encumber the

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Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

8. Due on Sale and Other Transfer Restrictions. Except as expressly permitted under Section 7.5 of the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

9. Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any material portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. All awards and proceeds relating to such condemnation shall be deemed proceeds from a Recovery Event and applied in the manner specified in the Credit Agreement

10. Leases. Except as expressly permitted under the Credit Agreement, Mortgagor shall not (a) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (b) execute or permit to exist any Lease of any of the Mortgaged Property.

11. Further Assurances. To further assure Mortgagee’s rights under this Mortgage, Mortgagor agrees promptly upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee by this Mortgage.

12. Mortgagee’s Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, within the applicable grace period, if any, provided for in the Credit Agreement, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time upon 5 days’ notice to Mortgagor (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor’s default or waive any right or remedy of Mortgagee.

13. Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Credit

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Agreement, the Guarantee and Collateral Agreement or any other Loan Document, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment; and

(ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

(b) In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee’s election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

(c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

(d) It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by Mortgagee shall be held by Mortgagee for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and shall be applied in payment of the Obligations in the manner set forth in Section 6.5 of the Guarantee and Collateral Agreement.

14. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for

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the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Credit Agreement, the Guarantee and Collateral Agreement and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

15. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral or the interest of Mortgagor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, without requiring the posting of a surety bond, and without reference to the adequacy or inadequacy of the value of the Mortgaged Property or the solvency or insolvency of Mortgagor or any other party obligated for payment of all or any part of the Obligations, and whether or not waste has occurred with respect to the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

16. Extension, Release, etc. Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Loan Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Loan Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

(a) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

(b) If Mortgagee shall have the right to foreclose this Mortgage or to direct a power of sale, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage (or direct the sale of the Mortgaged Property, as the case may be) subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Mortgaged Property,

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or to terminate such tenant’s rights in such sale will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

(c) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

17. Security Agreement under Uniform Commercial Code; Fixture Filing. It is the intention of the parties hereto that this Mortgage shall constitute a security agreement within the meaning of the Uniform Commercial Code (the “Code”) of the State in which the Mortgaged Property is located. If an Event of Default shall occur and be continuing, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten (10) days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys’ fees and legal expenses. At Mortgagee’s request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

(a) Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the Code) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Code upon such portions of the Mortgaged Property that are or become fixtures. The real property to which the fixtures relate is described in Exhibit A hereto. The record owner of the real property described in Exhibit A hereto is Mortgagor. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage. Mortgagor’s organizational identification number is 1M16263.

18. Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the

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Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are fully paid and performed, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default by giving not less than five days’ written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of such part of the Mortgaged Property as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

(a) Mortgagor has not affirmatively done any act which would prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.

(b) Except for any matter disclosed in the Credit Agreement, no action has been brought or, so far as is known to Mortgagor, is threatened, which would interfere in any way with the right of Mortgagor to execute the foregoing assignment and perform all of Mortgagor’s obligations contained in this Section and in the Leases.

19. Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall Mortgagor consent to any holder of any subordinate lien or subordinate deed of trust joining any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders and the mortgagees and beneficiaries under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

20. Notices. All notices, requests and demands to or upon the Mortgagee or the Mortgagor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon Mortgagor shall be addressed to Mortgagor at its address set forth above.

21. No Oral Modification. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of Section 10.1 of the Credit Agreement. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

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22. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of any Loan Document, the obligations of Mortgagor and of any other obligor under any Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

23. Mortgagor’s Waiver of Rights. Mortgagor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property after the occurrence of an Event of Default and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Mortgagor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights or redemption of each constituent of Mortgagor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute. Each constituent of Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.

(a) To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Credit Agreement) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Mortgagee of the foreclosure rights, power of sale, or other rights hereby created.

24. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner

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affect Mortgagee’s rights to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, as the case may be. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “mortgagee in possession,” and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

25. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the indebtedness borrowed pursuant to or guaranteed by the Loan Documents, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage, nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings or the occurrence of any sale in any such proceedings shall prejudice, limit or preclude Mortgagee’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in

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which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

26. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee, and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in the sole discretion of either of them such a waiver is deemed advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns. The word “Mortgagor” shall be construed as if it read “Mortgagors” whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

27. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien or deed of trust.

28. Governing Law, etc. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State in which the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their respective terms the Credit Agreement and the Guarantee and Collateral Agreement shall be governed and construed in accordance with the laws of the State of New York, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.

29. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each

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Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein,” the word “Mortgagee” shall mean “Mortgagee or any successor agent for the Lenders,” the word “person” shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

30. Duty of Mortgagee; Authority of Mortgagee. (a) The Mortgagee’s sole duty with respect to the custody, safekeeping and physical preservation of the Mortgaged Property which is in its possession, or otherwise, shall be to deal with it in the same manner as the Mortgagee deals with similar property for its own account. Neither the Mortgagee, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Mortgaged Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Mortgaged Property upon the request of Mortgagor or any other Person or to take any other action whatsoever with regard to the Mortgaged Property or any part thereof. The powers conferred on the Mortgagee and the Secured Parties hereunder are solely to protect the Mortgagee’s and the Secured Parties’ interests in the Mortgaged Property and shall not impose any duty upon the Mortgagee or any Secured Party to exercise any such powers. The Mortgagee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Mortgagor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

(b) Mortgagor acknowledges that the rights and responsibilities of the Mortgagee under this Mortgage with respect to any action taken by the Mortgagee or the exercise or non-exercise by the Mortgagee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Mortgage shall, as between the Mortgagee and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Mortgagee and Mortgagor, the Mortgagee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and Mortgagor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

31. Last Dollars Secured; Priority. To the extent that this Mortgage secures only a portion of the indebtedness owing or which may become owing by Mortgagor to the Secured Parties, the parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties’ intent that the portion of the indebtedness last remaining unpaid shall be secured hereby. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.

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32. Enforcement Expenses; Indemnification. (a) Mortgagor agrees to pay, or reimburse each Secured Party and the Mortgagee for, all its costs and expenses incurred in collecting against Mortgagor or otherwise enforcing or preserving any rights under this Mortgage, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Mortgagee.

(b) Mortgagor agrees to pay, and to save the Mortgagee and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Mortgaged Property or in connection with any of the transactions contemplated by this Mortgage.

(c) Mortgagor agrees to pay, and to save the Mortgagee and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Mortgage to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable.

33. Release. If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by any Mortgagor in a transaction permitted by the Credit Agreement and the Net Cash Proceeds are applied in accordance with the terms of the Credit Agreement, then the Mortgagee, at the request and sole expense of such Mortgagor, shall execute and deliver to such Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property. The Mortgagor shall deliver to the Mortgagee, at least five Business Days prior to the date of the proposed release, a written request for release identifying the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Mortgagor stating that such transaction is in compliance with, and permitted by, the Credit Agreement and the other Loan Documents.

34. Shortened Redemption Period. Mortgagor agrees to the provisions of Section 846.103 of the Wisconsin Statutes, or any successor provision, permitting Mortgagee, at its option upon waiving the right to judgment for deficiency, to hold a foreclosure sale of real estate three (3) months after a foreclosure judgment is entered.

35. Receivership. Any receiver appointed under this Mortgage shall have all of the usual powers and duties of receivers pursuant to Wisconsin common and statutory law, including, but not limited to, Wisconsin Statutes Section 813.16, et al., as amended, modified and/or replaced from time to time.

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This Mortgage has been duly executed by Mortgagor as of the date first set forth above and is intended to be effective as of such date.

METAVANTE CORPORATION

By:
Name:
Title:

Signature Page – Wisconsin Mortgage

State of __________ )

                                  )

County of ________ )

This instrument was acknowledged before me on November 1, 2007, by ______________, as ______________ of Metavante Corporation, a Wisconsin corporation.

(Signature of Notarial Officer)

Title (and Rank)

(Commission No.: _______________)

(My Commission Expires: _________)

(Notarial Seal)

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Schedule A

Description of the Land

Parcel A:

Parcel 1 of Certified Survey Map No. 6232, being a redivision of Parcel 1 of Certified Survey Map No. 5806, vacated West Lake Park Drive, Lots 1 and 2 in Block 1 in Le Fever Heights, vacated West Fountain Avenue, lands and the vacated public service street adjoining said Lots 1 and 2, and lands all being in the Northeast  1/4, Southeast 1/4 , Northwest  1/4 and Southwest  1/4 of the Northeast  1/4 of Section 18, Township 8 North, Range 21 East, in the City of Milwaukee, County of Milwaukee, State of Wisconsin, dated February 13, 1996 and recorded in the Register of Deeds office for Milwaukee County, on June 6, 1996, on Reel 3814, Images 1328 to 1331, inclusive, as Document No. 7227142.

Parcel B:

Parcel 2 of Certified Survey Map No. 6232, being a redivision of Parcel 1 of Certified Survey Map No. 5806, vacated West Lake Park Drive, Lots 1 and 2 in Block 1 in Le Fever Heights, vacated West Fountain Avenue, lands and the vacated public service street adjoining said Lots 1 and 2, and lands all being in the Northeast  1/4, Southeast 1/4 , Northwest  1/4 and Southwest  1/4 of the Northeast  1/4 of Section 18, Township 8 North, Range 21 East, in the City of Milwaukee, County of Milwaukee, State of Wisconsin, dated February 13, 1996 and recorded in the Register of Deeds office for Milwaukee County, on June 6, 1996, on Reel 3814, Images 1328 to 1331, inclusive, as Document No. 7227142.

PARCEL I:

Part of the Southeast  1/4 of Section 2, Township 8 North, Range 21 East, in the Village of Brown Deer, County of Milwaukee, State of Wisconsin, which is bounded and described as follows: Commencing at the Southwest corner of said  1/4 Section; thence North 88º 34’ 51” East along the South line of said  1/4 Section 328.76 feet to a point; thence North 00º 34’ 49” West and parallel to the West line of said  1/4 Section75.01 feet to a point in the North line of West Brown Deer Road, said point being the point of beginning of the land to be described; thence North 00º 34’ 49” West and parallel to the West line of said  1/4 Section 1024. 58 feet to a point; thence North 88º 34’ 51” East and parallel to the South line of said  1/4 Section 510.24 feet to a point; thence South 00º 34’ 49” East and parallel to the West line of said  1/4 Section 1024.58 feet to a point in the North line of West Brown Deer Road; thence South 88º 34’ 51” West along the North line of West Brown Deer Road and parallel to the South line of said  1/4 Section 510.24 feet to the beginning.

Also, that part of the Southeast  1/4 of Section 2, Township 8 North, Range 21 East and that part of Lot 1 of Certified Survey Map No. 119 as corrected by Certified Survey Map No. 1391, recorded in the office of the Register of Deeds for Milwaukee County, Wisconsin on October 14, 1970 in Reel 554, Image 510 as Document No. 4553173 in the Village of Brown Deer, County of Milwaukee, State of Wisconsin, which is bounded and described as follows:

Commencing at the Southwest corner of said  1/4 Section; thence North 00º 34’ 49” West and parallel to the West line of said  1/4 Section 75.01 feet to a point in the North line of West Brown Deer Road; thence North 88º 34’ 51” East along the North line of West Brown Deer Road and parallel to the South line of said  1/4 Section 510.24 feet to the point of beginning of the land to be described; thence North 00º 34’ 49” West and parallel to the West line of said  1/4 Section 1024.58 feet to a point; thence South 88º 34’ 51” West and parallel to the South line of said  1/4 Section 510.24 feet to a point; thence North 00º 34’ 49” West 331.17 feet to a point in the South line of West Green Brook Drive; thence North 89º 25’ 11” East along the South line of West Green Brook Drive 460.17 feet to a point of curve; thence Southeasterly along the Southwesterly line of West Green Brook Drive 314.16 feet of the arc of a curve whose center is to the Southwest whose radius is 200 feet and whose chord bears South 45º 34’ 49” East 282.84 feet to a point; thence South 00º 34’ 49” East and parallel to the West line of said  1 /4 Section 1145.67 feet to a point in the Northerly line of West Brown Deer Road; thence Westerly along the North line of West Brown Deer Road 59.08 feet on the arc of a curve whose center is to the North whose radius is 4222.18 feet and whose chord bears South 88º 10’ 48” West 59.08 feet to a point; thence South 88º 34’ 51” West along the North line of West Brown Deer Road and parallel to the South line of said  1/4 Section 90.92 feet to the point of beginning.

PARCEL II:

Lot 8, Brown Deer Station, being a redivision of Certified Survey Map No. 1391, Certified Survey Map No. 2793, and lands all being a part of the Northwest  1/4, Northeast  1/4, Southwest  1/4, and Southeast  1/4 of the Southeast  1/4 of said Section 2, Township 8 North, Range 21 East, in the Village of Brown Deer, County of Milwaukee, State of Wisconsin.

APN: 028-9997-011 as to Parcel I, 028-0029 as to Parcel II

4900 W. Brown Deer Road, 0 West Brown Deer Road (For Informational Purposes Only)

This document prepared by and after

recording should be returned to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Christopher Garcia

[Illinois]

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

made by

METAVANTE CORPORATION,

Mortgagor,

to

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, Mortgagee

Dated as of November 1, 2007

THIS INSTRUMENT IS TO BE INDEXED AS BOTH A MORTGAGE AND A FINANCING STATEMENT FILED AS A FIXTURE FILING

MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, dated as of November 1, 2007 is made by METAVANTE CORPORATION, a Wisconsin corporation (“Mortgagor”), whose address is c/o Metavante Corporation, 4900 West Brown Deer Road, Milwaukee, WI 53223, Attn: Norrie J. Daroga, Chief Administrative Officer, to JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, “Mortgagee”) whose address is c/o Jennifer Anyigbo, JPMorgan Chase Bank, N.A., Loan & Agency Services, 1111 Fannin Street, 10th Floor, Houston, Texas 77002. References to this “Mortgage” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

Background

A. Metavante Technologies, Inc., a Wisconsin corporation (“Holdings”), Mortgagor, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Lehman Commercial Paper Inc. and Baird Financial Corporation, as documentation agents (in such capacity, the “Documentation Agents”), Morgan Stanley Senior Funding Inc., as syndication agent (in such capacity, the “Syndication Agent”), and JPMorgan Chase Bank, N.A., as Administrative Agent and Mortgagee, are parties to that certain Credit Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). The terms of the Credit Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein.

B. Pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein.

C. Holdings, Mortgagor, certain of the Mortgagor’s Subsidiaries (in such capacity, collectively, the “Grantors”), and Mortgagee as Administrative Agent, are parties to that certain Guarantee and Collateral Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”). The terms of the Guarantee and Collateral Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein

D. Mortgagor (i) is the owner of the fee simple estate in the parcel(s) of real property, if any, described on Schedule A attached hereto (the “Land”) and (ii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures, and fixtures now or subsequently located on the Land (the “Improvements”; the Land and the Improvements being collectively referred to as the “Real Estate”).

E. It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Mortgagor under the Credit Agreement that Mortgagor shall have executed and delivered this Mortgage to Mortgagee for the ratable benefit of the Secured Parties.

Granting Clauses

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees to secure the payment of the principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Mortgagor (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Mortgagor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Mortgagee or any Lender (or, in the case of any Specified Swap Agreement or any Specified Cash Management Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Mortgage, the other Loan Documents, any Letter of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Mortgagee or to the Lenders that are required to be paid by the Mortgagor pursuant to the terms of any of the foregoing agreements), (collectively, the “Obligations”);

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND WARRANTS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE, WITH MORTGAGE COVENANTS:

(a) the Land;

(b) all right, title and interest Mortgagor now has or may hereafter acquire in and to the Improvements or any part thereof and all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

(c) all right, title and interest of Mortgagor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

(d) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or

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subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (e) being referred to as the “Equipment”);

(e) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagor;

(f) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”);

(g) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

(h) to the extent not prohibited under the applicable contract, consent, license or other item unless the appropriate consent has been obtained, all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance,

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repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and

(i) all proceeds, both cash and noncash, of the foregoing;

(All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (a) through (c) are collectively referred to as the “Premises”, and those described in the foregoing clauses (a) through (i) are collectively referred to as the “Mortgaged Property”).

TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed, provided, however, that the condition of this Mortgage is such that if the Obligations are fully paid and performed, then the estate hereby granted shall cease, terminate and become void but shall otherwise remain in full force and effect.

This Mortgage covers present and future advances and re-advances, in the aggregate amount of the obligations secured hereby, made by the Secured Parties for the benefit of Mortgagor, and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.

Terms and Conditions

Mortgagor further represents, warrants, covenants and agrees with Mortgagee and the Secured Parties as follows:

1. Defined Terms. Capitalized terms used herein (including in the “Background” and “Granting Clauses” sections above) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. References in this Mortgage to the “Default Rate” shall mean the interest rate applicable pursuant to Section 2.14 of the Credit Agreement. References herein to the “Secured Parties” shall mean the collective reference to (i) Mortgagee, (ii) the Lenders (including any Issuing Lender in its capacity as Issuing Lender) and any affiliate of any Lender to which Borrower Obligations or Guarantor Obligations, as applicable are owed, (iii) each counterparty to a Specified Swap Agreement entered into with the Borrower if such counterparty was a Lender (or an Affiliate of a Lender) at the time the Specified Swap Agreement was entered into, (iv) any other holders from time to time of the Obligations, and (v) the respective successors, indorsees, transferees and assigns of each of the foregoing.

2. Warranty of Title. Mortgagor warrants that it has good record title in fee simple to, or a valid leasehold interest in, the Real Estate, and good title to, or a valid leasehold interest in, the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies, if any, being issued to Mortgagee to insure the lien of this

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Mortgage and any other lien or encumbrance as permitted by Section 7.3 of the Credit Agreement (the “Permitted Exceptions”). Mortgagor shall warrant, defend and preserve such title and the lien of this Mortgage against all claims of all persons and entities (not including the holders of the Permitted Exceptions). Mortgagor represents and warrants that it has the right to mortgage the Mortgaged Property.

3. Payment of Obligations. Mortgagor shall pay and perform the Obligations at the times and places and in the manner specified in the Loan Documents.

4. Requirements. Mortgagor shall comply with all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except where a failure to do so could not reasonably be expected to have a material adverse effect (considered both individually and together with other such failures) on (i) the current business, operations or condition (financial or otherwise) of the Mortgagor, (ii) the current use of the Mortgaged Property or (iii) the value of the Mortgaged Property (assuming its current use).

5. Payment of Taxes and Other Impositions. (1) Prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Mortgagor shall pay and discharge all taxes, charges and assessments of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to herein as the “Impositions”), except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) the Mortgagor has set aside on its books adequate reserves with respect thereto in accordance with GAAP. Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee evidence reasonably acceptable to Mortgagee showing the payment of any such Imposition. If by law any Imposition, at Mortgagor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

(a) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become delinquent, and add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

6. Insurance. Mortgagor shall maintain and keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its

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property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

Mortgagor shall maintain, with financially sound and reputable companies, insurance policies (i) insuring the Real Estate against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Mortgagee, and (ii) insuring Mortgagor, the Mortgagee and the other Secured Parties against liability for personal injury and property damage relating to such Real Estate, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Mortgagee. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Mortgagee of written notice thereof, (ii) name the Mortgagee as an additional insured party or loss payee, (iii) include deductibles consistent with past practice or consistent with industry practice or otherwise reasonably satisfactory to the Mortgagee.

(a) If any portion of the Premises is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, Mortgagor shall maintain or cause to be maintained, flood insurance in an amount reasonably satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

(b) Mortgagor promptly shall comply with and conform in all material respects to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

(c) If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option upon 5 days’ notice to Mortgagor, may effect such insurance from year to year at rates substantially similar to the rate at which Mortgagor had insured the Premises, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate.

(d) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged and the reasonably estimated cost thereof would exceed $1,000,000, Mortgagor shall give prompt notice thereof to Mortgagee. All insurance proceeds paid or payable in connection with any damage or casualty to the Real Estate shall be deemed proceeds from a Recovery Event and applied in the manner specified in the Credit Agreement.

(e) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

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7. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

8. Due on Sale and Other Transfer Restrictions. Except as expressly permitted under Section 7.5 of the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

9. Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any material portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. All awards and proceeds relating to such condemnation shall be deemed proceeds from a Recovery Event and applied in the manner specified in the Credit Agreement

10. Leases. Except as expressly permitted under the Credit Agreement, Mortgagor shall not (a) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (b) execute or permit to exist any Lease of any of the Mortgaged Property.

11. Further Assurances. To further assure Mortgagee’s rights under this Mortgage, Mortgagor agrees promptly upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee by this Mortgage.

12. Mortgagee’s Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, within the applicable grace period, if any, provided for in the Credit Agreement, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time upon 5 days’ notice to Mortgagor (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor’s default or waive any right or remedy of Mortgagee.

13. Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

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(i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Credit Agreement, the Guarantee and Collateral Agreement or any other Loan Document, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment; and

(ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

(b) In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee’s election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

(c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

(d) It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by Mortgagee shall be held by Mortgagee for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and shall be applied in payment of the Obligations in the manner set forth in Section 6.5 of the Guarantee and Collateral Agreement.

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14. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Credit Agreement, the Guarantee and Collateral Agreement and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

15. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral or the interest of Mortgagor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, without requiring the posting of a surety bond, and without reference to the adequacy or inadequacy of the value of the Mortgaged Property or the solvency or insolvency of Mortgagor or any other party obligated for payment of all or any part of the Obligations, and whether or not waste has occurred with respect to the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

16. Extension, Release, etc. Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Loan Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Loan Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

(a) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

(b) If Mortgagee shall have the right to foreclose this Mortgage or to direct a power of sale, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this

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Mortgage (or direct the sale of the Mortgaged Property, as the case may be) subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Mortgaged Property, or to terminate such tenant’s rights in such sale will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

(c) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

17. Security Agreement under Uniform Commercial Code; Fixture Filing. It is the intention of the parties hereto that this Mortgage shall constitute a security agreement within the meaning of the Uniform Commercial Code (the “Code”) of the State in which the Mortgaged Property is located. If an Event of Default shall occur and be continuing, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten (10) days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys’ fees and legal expenses. At Mortgagee’s request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

(a) Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the Code) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Code upon such portions of the Mortgaged Property that are or become fixtures. The real property to which the fixtures relate is described in Exhibit A hereto. The record owner of the real property described in Exhibit A hereto is Mortgagor. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage. Mortgagor’s organizational identification number is 1M16263.

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18. Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are fully paid and performed, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default by giving not less than five days’ written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of such part of the Mortgaged Property as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

(a) Mortgagor has not affirmatively done any act which would prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.

(b) Except for any matter disclosed in the Credit Agreement, no action has been brought or, so far as is known to Mortgagor, is threatened, which would interfere in any way with the right of Mortgagor to execute the foregoing assignment and perform all of Mortgagor’s obligations contained in this Section and in the Leases.

19. Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall Mortgagor consent to any holder of any subordinate lien or subordinate deed of trust joining any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders and the mortgagees and beneficiaries under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

20. Notices. All notices, requests and demands to or upon the Mortgagee or the Mortgagor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon Mortgagor shall be addressed to Mortgagor at its address set forth above.

21. No Oral Modification. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of Section 10.1 of the Credit

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Agreement. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

22. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of any Loan Document, the obligations of Mortgagor and of any other obligor under any Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

23. Mortgagor’s Waiver of Rights. Mortgagor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property after the occurrence of an Event of Default and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Mortgagor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights or redemption of each constituent of Mortgagor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute. Each constituent of Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.

(a) To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Credit Agreement) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Mortgagee of the foreclosure rights, power of sale, or other rights hereby created.

24. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or

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under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee’s rights to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, as the case may be. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “mortgagee in possession,” and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

25. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the indebtedness borrowed pursuant to or guaranteed by the Loan Documents, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage, nor the

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exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings or the occurrence of any sale in any such proceedings shall prejudice, limit or preclude Mortgagee’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

26. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee, and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in the sole discretion of either of them such a waiver is deemed advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns. The word “Mortgagor” shall be construed as if it read “Mortgagors” whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

27. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien or deed of trust.

28. Governing Law, etc. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State in which the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their respective terms the Credit Agreement and the Guarantee and Collateral Agreement shall be governed and construed in accordance with the laws of the State of New York, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.

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29. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein,” the word “Mortgagee” shall mean “Mortgagee or any successor agent for the Lenders,” the word “person” shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

31. Duty of Mortgagee; Authority of Mortgagee. (a) The Mortgagee’s sole duty with respect to the custody, safekeeping and physical preservation of the Mortgaged Property which is in its possession, or otherwise, shall be to deal with it in the same manner as the Mortgagee deals with similar property for its own account. Neither the Mortgagee, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Mortgaged Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Mortgaged Property upon the request of Mortgagor or any other Person or to take any other action whatsoever with regard to the Mortgaged Property or any part thereof. The powers conferred on the Mortgagee and the Secured Parties hereunder are solely to protect the Mortgagee’s and the Secured Parties’ interests in the Mortgaged Property and shall not impose any duty upon the Mortgagee or any Secured Party to exercise any such powers. The Mortgagee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Mortgagor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

(b) Mortgagor acknowledges that the rights and responsibilities of the Mortgagee under this Mortgage with respect to any action taken by the Mortgagee or the exercise or non-exercise by the Mortgagee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Mortgage shall, as between the Mortgagee and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Mortgagee and Mortgagor, the Mortgagee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and Mortgagor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

32. Last Dollars Secured; Priority. To the extent that this Mortgage secures only a portion of the indebtedness owing or which may become owing by Mortgagor to the Secured Parties, the parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties’ intent that the portion of the indebtedness last remaining unpaid shall be secured hereby. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations

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shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.

33. Enforcement Expenses; Indemnification. (a) Mortgagor agrees to pay, or reimburse each Secured Party and the Mortgagee for, all its costs and expenses incurred in collecting against Mortgagor or otherwise enforcing or preserving any rights under this Mortgage, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Mortgagee.

(b) Mortgagor agrees to pay, and to save the Mortgagee and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Mortgaged Property or in connection with any of the transactions contemplated by this Mortgage.

(c) Mortgagor agrees to pay, and to save the Mortgagee and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Mortgage to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable.

34. Release. If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by any Mortgagor in a transaction permitted by the Credit Agreement and the Net Cash Proceeds are applied in accordance with the terms of the Credit Agreement, then the Mortgagee, at the request and sole expense of such Mortgagor, shall execute and deliver to such Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property. The Mortgagor shall deliver to the Mortgagee, at least five Business Days prior to the date of the proposed release, a written request for release identifying the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Mortgagor stating that such transaction is in compliance with, and permitted by, the Credit Agreement and the other Loan Documents.

35. Local Law Provisions.

(a) Business Loan. The proceeds of the indebtedness secured hereby referred to herein shall be used solely for business purposes and in furtherance of the regular business affairs of Mortgagor, and the entire principal obligation secured by this Mortgage constitutes (i) a “business loan” as that term is defined in, and for all purposes of, 815 ILCS 205/4 (1) (c), and (ii) a “loan secured by a mortgage on real estate” within the purview and operation of 815 ILCS 205/4(1)(l).

(b) Additional Indebtedness. This Mortgage secures the payment of the entire indebtedness secured hereby, as well as the payment of such additional sums with interest thereon which may hereafter be loaned to Mortgagor by Mortgagee or advanced under the Credit

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Agreement, which shall be in the form of a continual revolving credit whereby advances may be made, repaid, and readvanced from time to time, and all such advances shall retain priority hereunder, subject to the applicable provisions of 735 ILCS 5/15-1302(b)(3); provided, however, that the indebtedness secured by this Mortgage shall not exceed an amount equal to Four Billion Dollars ($4,000,000,000.00).

(c) Collateral Protection Act. Pursuant to the terms of the Collateral Protection Act (815 ILCS 180/1 et seq.), Mortgagor is hereby notified that unless Mortgagor provides Mortgagee with evidence of the insurance coverage required by this Mortgage, Mortgagee may purchase insurance at Mortgagee’s expense to protect Mortgagor’s interests in the Real Estate, which insurance may, but need not, protect the interests of Mortgagor. The coverage purchased by Mortgagee may not pay any claim made by Mortgagor or any claim made against Mortgagor in connection with the Premises. Mortgagor may later cancel any insurance purchased by Mortgagee, but only after providing Mortgagee with evidence that Mortgagor has obtained the insurance as required hereunder. If Mortgagee purchases insurance, Mortgagor will be responsible for the costs of such insurance, including interest and any other charges imposed in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the total obligation secured hereby. The costs of such insurance may be greater than the cost of insurance Mortgagor may be able to obtain for itself.

(d) Illinois Mortgage Foreclosure Law. It is the intention of Mortgagor and Mortgagee that the enforcement of the terms and provisions of this Mortgage shall be accomplished in accordance with the Illinois Mortgage Foreclosure Law (the “Act”), 735 ILCS 5/15-1101 et seq., and with respect to such Act, Mortgagor agrees and covenants that:

1. Mortgagor and Mortgagee shall have the benefit of all of the provisions of the Act, including all amendments thereto which may become effective from time to time after the date hereof. In the event any provision of the Act which is specifically referred to herein may be repealed, Mortgagee shall have the benefit of such provision as most recently existing prior to such repeal, as though the same were incorporated herein by express reference;

2. Wherever provision is made in this Mortgage for insurance policies to bear mortgagee clauses or other loss payable clauses or endorsements in favor of Mortgagee, or to confer authority upon to settle or participate in the settlement of losses under policies of insurance or to hold and disburse or otherwise control use of insurance proceeds, from and after the entry of judgment of foreclosure, all such rights and powers of Mortgagee shall continue in Mortgagee as judgment creditor or mortgagee until confirmation of sale;

3. In addition to any provision of this Mortgage authorizing Mortgagee to take or be placed in possession of the Mortgaged Property, or for the appointment of a receiver, Mortgagee shall have the right, in accordance with Sections 15-1701 and 15-1702 of the Act, to be placed in the possession of the Mortgaged Property or at its request to have a receiver appointed, and such receiver, or Mortgagee, if and when placed in possession, shall have, in addition to any other powers provided in this Mortgage, all rights, powers, immunities, and duties and provisions set forth in Sections 15-1701 and 15-1703 of the Act;

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4. Mortgagor acknowledges that the Mortgaged Property does not constitute “agricultural real estate”, as said term is defined in Section 15-1201 of the Act, or “residential real estate”, as defined in Section 15-1219 of the Act;

5. Mortgagor hereby voluntarily and knowingly waives its statutory rights to reinstatement and redemption pursuant to 735 ILCS Section 5/15-1601(b);

6. All advances, disbursements and expenditures made or incurred by Mortgagee before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise authorized by the Mortgage, or the Loan Agreement or by the Act (collectively, the “Special Protective Advances”) shall have the benefit of all applicable provisions of the Act, including those provisions of the Act herein below referred to:

(i) all advances by Mortgagee in accordance with the terms of the Mortgage or the Loan Agreement to: (i) preserve, maintain, repair, restore or rebuild the improvements upon the Mortgaged Property; (ii) preserve the lien of the Mortgage or the priority thereof; or (iii) enforce the Mortgage, as referred to in Subsection (b) (5) of Section 5/15-1302 of the Act;

(ii) payments by Mortgagee of (i) principal, interest or other obligations in accordance with the terms of any senior mortgage or other prior lien or encumbrances; (ii) real estate taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever which are assessed or imposed upon the Mortgage Property or any part thereof; (iii) other obligations authorized by the Mortgage; or (iv) with court approval, any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title, as referred to in Section 5/15-1505 of the Act;

(iii) advances by Mortgagee in settlement or compromise of any claims asserted by claimants under senior mortgages or any other prior liens;

(iv) reasonable attorneys’ fees and other costs incurred: (i) in connection with the foreclosure of the Mortgage as referred to in Section 5/15-1504(d)(2) and 5/15-1510 of the Act; (ii) in connection with any action, suit or proceeding brought by or against Mortgagee for the enforcement of the Mortgage or arising from the interest of Mortgagee hereunder; or (iii) in preparation for or in connection with the commencement, prosecution or defense of any other action related to the Mortgage or the Mortgaged Property;

(v) Mortgagee’s fees and costs, including reasonable attorneys’ fees, arising between the entry of judgment of foreclosure and the confirmation hearings as referred to in Section 5/15-1508 (b) (1) of the Act;

(vi) expenses deductible from proceeds of sale as referred to in Section 5/15-1512 (a) and (b) of the Act; and

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(vii) expenses incurred and expenditures made by Mortgagee for any one or more of the following: (i) if the Mortgaged Property or any portion thereof constitutes one or more units under a condominium declaration, assessments imposed upon the unit owner thereof; (ii) if Mortgagor’s interest in the Mortgaged Property is a leasehold estate under a lease or sublease, rentals or other payments required to be made by the lessee under the terms of the lease or sublease; (iii) premiums for casualty and liability insurance paid by Mortgagee whether or not Mortgagee or a receiver is in possession, if reasonably required in reasonable amounts, and all renewals thereof, without regard to the limitation to maintaining of existing insurance in effect at the time any receiver or mortgagee takes possession of the Mortgaged Property imposed by Section 5/15-1704 (c) (1) of the Act; (iv) repair or restoration of damage or destruction in excess of available insurance proceeds or condemnation awards; (v) payments deemed by Mortgagee to be required for the benefit of the Mortgaged Property or required to be made by the owner of the Mortgaged property under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit of or affecting the Mortgaged Property; (vi) shared or common expense assessments payable to any association or corporation in which the owner of the Mortgaged Property is a member in any way affecting the Mortgaged Property; (vii) if the loan secured hereby is a construction loan, costs incurred by Mortgagee for demolition, preparation for and completion of construction, as may be authorized by the applicable commitment, loan agreement or other agreement; (viii) payments required to be paid by Mortgagor or Mortgagee pursuant to any lease or other agreement for occupancy of the Mortgaged Property; and (ix) if the Mortgage is insured, payment of FHA or private mortgage insurance required to keep such insurance in force;

7. All Special Protective Advances shall be additional indebtedness secured by this Mortgage, and shall become immediately due and payable upon notice and with interest thereon from the date of the advance until paid at the rate of interest payable after default under the terms of the Credit Agreement; and

8. This Mortgage shall be a lien for all Special Protective Advances as to subsequent purchasers and judgment creditors from the time this Mortgage is recorded pursuant to Subsection (b) (5) of Section 5/15-1302 of the Act.

(e) Maturity Date. The Credit Agreement provides, among other things, for final payment of principal and interest thereunder, if not sooner paid or payable as provided therein, to be due on November 1, 2014, which Credit Agreement has heretofore been incorporated herein.

[SIGNATURE PAGE TO FOLLOW]

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This Mortgage has been duly executed by Mortgagor on as of the date first set forth above and is intended to be effective as of such date.

METAVANTE CORPORATION

By:
Name:
Title:

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State of __________ )

                                  ) SS

County of ________ )

This instrument was acknowledged before me on November __, 2007, by ______________, as ______________ of Metavante Corporation, a Wisconsin corporation.

(Signature of Notarial Officer)

Title (and Rank)

(Commission No.: _______________)

(My Commission Expires: _________)

(Notarial Seal)

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Schedule A

Description of the Land

LOT 1 IN WINDHAM LAKES RESUBDIVISION NUMBER 18, BEING A RESUBDIVISION OF LOT 1 IN WINDHAM LAKES RESUBDIVISION NUMBER 10, PART OF THE NORTH  1/2 OF SECTION 29, TOWNSHIP 37 NORTH, RANGE 10, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED JULY 23, 1998 AS DOCUMENT NUMBER R98-084427, IN WILL COUNTY, ILLINOIS.

After recording please return to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017	[Oklahoma]
Attention: Christopher Garcia

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

made by

ADVANCED FINANCIAL SOLUTIONS, INC.,

Mortgagor,

to

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, Mortgagee

Dated as of November 1, 2007

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE.

THIS INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES ON THE REAL/IMMOVABLE PROPERTY DESCRIBED HEREIN, AND IT IS TO BE INDEXED AS BOTH A MORTGAGE AND AS A FINANCING STATEMENT FILED AS A FIXTURE FILING

A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS OF COLLATERAL.

FILED FOR RECORD AS A FIXTURE FILING, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OF THE OF THE COUNTY CLERKS OF THE COUNTIES LISTED ON SCHEDULE A HERETO.

THIS INSTRUMENT IS TO BE FILED AGAINST THE TRACT INDEX IN THE REAL ESTATE RECORDS FOR THE COLLATERAL OR MORTGAGED PROPERTY LYING IN THE STATE OF OKLAHOMA.

For purposes of filing this Mortgage as a financing statement, the mailing address of Mortgagor is Advanced Financial Solutions, Inc., 1200 Sovereign Row, Oklahoma City, OK 73108, the state of its organization is Oklahoma; the mailing address of Mortgagee is JPMorgan Chase Bank, N.A c/o Jennifer Anyigbo JPMorgan Chase Bank, N.A. Loan & Agency Services 1111 Fannin Street, 10th Floor Houston, Texas 77002.

ATTENTION RECORDING OFFICER: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Schedule A hereto or in documents described in such Schedule A.

MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE.

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, dated as of November 1, 2007 is made by ADVANCED FINANCIAL SOLUTIONS, INC., an Oklahoma corporation (“Mortgagor”), whose address is c/o Metavante Corporation, 4900 West Brown Deer Road, Milwaukee, WI 53223, Attn: Norrie J. Daroga, Chief Administrative Officer, to JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, “Mortgagee”) whose address is c/o Jennifer Anyigbo JPMorgan Chase Bank, N.A. Loan & Agency Services 1111 Fannin Street, 10th Floor Houston, Texas 77002. References to this “Mortgage” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

Background

A. Metavante Technologies, Inc., a Wisconsin corporation (“Holdings”), Metavante Corporation, a Wisconsin corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Lehman Commercial Paper Inc. and Baird Financial Corporation, as documentation agents (in such capacity, the “Documentation Agents”), Morgan Stanley Senior Funding Inc., as syndication agent (in such capacity, the “Syndication Agent”), and JPMorgan Chase Bank, N.A., as Administrative Agent and Mortgagee, are parties to that certain Credit Agreement, dated as of November 1, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). The terms of the Credit Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein.

B. Pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein.

C. Holdings, Borrower, certain of the Borrower’s Subsidiaries (in such capacity, collectively, the “Grantors”), and Mortgagee as Administrative Agent, are parties to that certain Guarantee and Collateral Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”). The terms of the Guarantee and Collateral Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein

D. The Borrower is a member of an affiliated group of companies that includes Mortgagor.

E. The proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to Mortgagor in connection with the operation of its business.

F. The Borrower and Mortgagor are engaged in related businesses, and Mortgagor will derive substantial direct and indirect benefit from the extensions of credit under the Credit Agreement.

G. Mortgagor (i) is the owner of the fee simple estate in the parcel(s) of real property, if any, described on Schedule A attached hereto (the “Land”) and (ii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures, and fixtures now or subsequently located on the Land (the “Improvements”; the Land and the Improvements being collectively referred to as the “Real Estate”).

H. It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that Mortgagor shall have executed and delivered this Mortgage to Mortgagee for the ratable benefit of the Secured Parties.

Granting Clauses

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure the payment of any and all obligations and liabilities of such Mortgagor which may arise under or in connection with this Agreement (including, without limitation, Section 2 thereof) or any other Loan Document, any Specified Swap Agreement or any Specified Cash Management Agreement to which Mortgagor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Mortgagee or to the Lenders that are required to be paid by Mortgagor pursuant to the terms of this Agreement or any other Loan Document), (collectively, the “Obligations”);

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND WARRANTS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE, WITH MORTGAGE COVENANTS:

(a) the Land;

(b) all right, title and interest Mortgagor now has or may hereafter acquire in and to the Improvements or any part thereof and all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

(c) all right, title and interest of Mortgagor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions,

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remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

(d) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (e) being referred to as the “Equipment”);

(e) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagor;

(f) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”);

(g) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present

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or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

(h) to the extent not prohibited under the applicable contract, consent, license or other item unless the appropriate consent has been obtained, all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and

(i) all proceeds, both cash and noncash, of the foregoing;

(All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (a) through (c) are collectively referred to as the “Premises”, and those described in the foregoing clauses (a) through (i) are collectively referred to as the “Mortgaged Property”).

TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed, provided, however, that the condition of this Mortgage is such that if the Obligations are fully paid and performed, then the estate hereby granted shall cease, terminate and become void but shall otherwise remain in full force and effect.

This Mortgage covers present and future advances and re-advances, in the aggregate amount of the obligations secured hereby, made by the Secured Parties for the benefit of Mortgagor, and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.

Terms and Conditions

Mortgagor further represents, warrants, covenants and agrees with Mortgagee and the Secured Parties as follows:

1. Defined Terms. Capitalized terms used herein (including in the “Background” and “Granting Clauses” sections above) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. References in this Mortgage to the “Default Rate” shall mean the interest rate applicable pursuant to Section 2.14 of the Credit Agreement. References herein to the “Secured Parties” shall mean the collective reference to (i) Mortgagee, (ii) the Lenders (including any Issuing Lender in its capacity as Issuing Lender) and any affiliate of any Lender to which Borrower Obligations or Guarantor Obligations, as applicable are owed, (iii) each counterparty to a Specified Swap Agreement entered into with the Borrower if such

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counterparty was a Lender (or an Affiliate of a Lender) at the time the Specified Swap Agreement was entered into, (iv) any other holders from time to time of the Obligations, and (v) the respective successors, indorsees, transferees and assigns of each of the foregoing.

2. Warranty of Title. Mortgagor warrants that it has good record title in fee simple to, or a valid leasehold interest in, the Real Estate, and good title to, or a valid leasehold interest in, the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies, if any, being issued to Mortgagee to insure the lien of this Mortgage and any other lien or encumbrance as permitted by Section 7.3 of the Credit Agreement (the “Permitted Exceptions”). Mortgagor shall warrant, defend and preserve such title and the lien of this Mortgage against all claims of all persons and entities (not including the holders of the Permitted Exceptions). Mortgagor represents and warrants that it has the right to mortgage the Mortgaged Property.

3. Payment of Obligations. Mortgagor shall pay and perform the Obligations at the times and places and in the manner specified in the Loan Documents.

4. Requirements. Mortgagor shall comply with all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except where a failure to do so could not reasonably be expected to have a material adverse effect (considered both individually and together with other such failures) on (i) the current business, operations or condition (financial or otherwise) of the Mortgagor, (ii) the current use of the Mortgaged Property or (iii) the value of the Mortgaged Property (assuming its current use).

5. Payment of Taxes and Other Impositions. (1) Prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Mortgagor shall pay and discharge all taxes, charges and assessments of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to herein as the “Impositions”), except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) the Mortgagor has set aside on its books adequate reserves with respect thereto in accordance with GAAP. Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee evidence reasonably acceptable to Mortgagee showing the payment of any such Imposition. If by law any Imposition, at Mortgagor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

(a) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become delinquent, and add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by

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Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

6. Insurance. Mortgagor shall maintain and keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

Mortgagor shall maintain, with financially sound and reputable companies, insurance policies (i) insuring the Real Estate against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Mortgagee, and (ii) insuring Mortgagor, the Mortgagee and the other Secured Parties against liability for personal injury and property damage relating to such Real Estate, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Mortgagee. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Mortgagee of written notice thereof, (ii) name the Mortgagee as an additional insured party or loss payee, (iii) include deductibles consistent with past practice or consistent with industry practice or otherwise reasonably satisfactory to the Mortgagee.

(a) If any portion of the Premises is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, Mortgagor shall maintain or cause to be maintained, flood insurance in an amount reasonably satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

(b) Mortgagor promptly shall comply with and conform in all material respects to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

(c) If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option upon 5 days’ notice to Mortgagor, may effect such insurance from year to year at rates substantially similar to the rate at which Mortgagor had insured the Premises, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate.

(d) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged and the reasonably estimated cost thereof would exceed $1,000,000, Mortgagor shall give prompt notice thereof to Mortgagee. All insurance proceeds paid or payable in connection with

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any damage or casualty to the Real Estate shall be deemed proceeds from a Recovery Event and applied in the manner specified in the Credit Agreement.

(e) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

7. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

8. Due on Sale and Other Transfer Restrictions. Except as expressly permitted under Section 7.5 of the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

9. Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any material portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. All awards and proceeds relating to such condemnation shall be deemed proceeds from a Recovery Event and applied in the manner specified in the Credit Agreement

10. Leases. Except as expressly permitted under the Credit Agreement, Mortgagor shall not (a) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (b) execute or permit to exist any Lease of any of the Mortgaged Property.

11. Further Assurances. To further assure Mortgagee’s rights under this Mortgage, Mortgagor agrees promptly upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee by this Mortgage.

12. Mortgagee’s Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, within the applicable grace period, if any, provided for in the Credit Agreement, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time upon 5 days’ notice to Mortgagor (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor’s default or waive any right or remedy of Mortgagee.

13. Remedies. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged

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Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(i) Without affecting any right, power or remedy herein given to Mortgagee and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, law or statute, Mortgagor hereby grants to Mortgagee the non-judicial Power of Sale. Such Power of Sale shall be exercised by giving Mortgagor Notice of Intent to Foreclose by Power of Sale and setting forth, among other things, the nature of the breach(es) or default(s) and the action required to effect a cure thereof and the time period within which such cure may be effected all in compliance with Title 46 Oklahoma Statutes §§ 40 et seq. (Oklahoma Power of Sale Mortgage Foreclosure Act) effective November 1, 1986, as the same may be amended from time to time or other applicable statutory or judicial authority (the “Act”). If no cure is effected within the statutory time limits, if permitted by the Act, Mortgagee may accelerate the Obligations secured hereby without further notice (the aforementioned statutory cure period shall run concurrently with any contractual provision for notice before acceleration of debt) and may then proceed in the manner and subject to the conditions of the Act to send to Mortgagor and other necessary parties a Notice of Sale and to sell and convey the Mortgaged Property in accordance with such Act. The sale shall be made at one or more sales, as an entirety or in parcels upon such notice, at such times and places, subject to all conditions and with the proceeds thereof to be applied all as provided in the Act. No action of Mortgagee based upon the provisions contained herein or in the Act, including, without limitation, the giving of the Notice of Intent to Foreclose by Power of Sale or the Notice of Sale, shall constitute an election of remedies which would preclude Mortgagee from pursuing judicial foreclosure before or at any time after commencement of the Power of Sale foreclosure procedure. Whether or not proceedings have commenced by the exercise of the Power of Sale above given, Mortgagee or the holder or holders of any of the Obligations, in lieu of proceeding with the Power of Sale (or in the event of homestead property where Mortgagor has elected judicial foreclosure, as provided in the Act) may at its or their option, as applicable, following acceleration of the Obligations as set forth above, proceed by suit or suits in equity or at law to foreclose this Mortgage.

Mortgagor fully understands the consequences of conferring on Mortgagee the above-described Power of Sale, and if Mortgagee elects to enforce this Mortgage by exercising said Power of Sale, Mortgagor hereby expressly waives to the fullest extent permitted by law any right to a judicial hearing prior to the sale of the Mortgaged Property. As often as any proceedings may be taken to foreclose this Mortgage, whether pursuant to the Power of Sale herein conferred or by judicial proceedings, or to foreclose the security interest herein granted to Mortgagee, Mortgagor agrees to pay to Mortgagee, in addition to all other sums due, all costs and expenses, including reasonable attorney fees, incurred by Mortgagee; and

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(ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

(b) In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee’s election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

(c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

(d) It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by Mortgagee shall be held by Mortgagee for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and shall be applied in payment of the Obligations in the manner set forth in Section 6.5 of the Guarantee and Collateral Agreement.

14. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Credit Agreement, the Guarantee and Collateral Agreement and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

15. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged

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Property or any other collateral or the interest of Mortgagor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, without requiring the posting of a surety bond, and without reference to the adequacy or inadequacy of the value of the Mortgaged Property or the solvency or insolvency of Mortgagor or any other party obligated for payment of all or any part of the Obligations, and whether or not waste has occurred with respect to the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

16. Extension, Release, etc. Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Loan Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Loan Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

(a) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

(b) If Mortgagee shall have the right to foreclose this Mortgage or to direct a power of sale, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage (or direct the sale of the Mortgaged Property, as the case may be) subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Mortgaged Property, or to terminate such tenant’s rights in such sale will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

(c) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

17. Security Agreement under Uniform Commercial Code; Fixture Filing. It is the intention of the parties hereto that this Mortgage shall constitute a security agreement within the

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meaning of the Uniform Commercial Code (the “Code”) of the State in which the Mortgaged Property is located. If an Event of Default shall occur and be continuing, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten (10) days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys’ fees and legal expenses. At Mortgagee’s request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

(a) Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the Code) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Code upon such portions of the Mortgaged Property that are or become fixtures. The real property to which the fixtures relate is described in Exhibit A hereto. The record owner of the real property described in Exhibit A hereto is Mortgagor. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage. Mortgagor’s organizational identification number is 1900513748.

18. Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are fully paid and performed, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default by giving not less than five days’ written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of such part of the Mortgaged Property as may be in the possession of Mortgagor or

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any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

(a) Mortgagor has not affirmatively done any act which would prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.

(b) Except for any matter disclosed in the Credit Agreement, no action has been brought or, so far as is known to Mortgagor, is threatened, which would interfere in any way with the right of Mortgagor to execute the foregoing assignment and perform all of Mortgagor’s obligations contained in this Section and in the Leases.

19. Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall Mortgagor consent to any holder of any subordinate lien or subordinate deed of trust joining any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders and the mortgagees and beneficiaries under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

20. Notices. All notices, requests and demands to or upon the Mortgagee or the Mortgagor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon Mortgagor shall be addressed to Mortgagor at its address set forth above.

21. No Oral Modification. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of Section 10.1 of the Credit Agreement. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

22. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of any Loan Document, the obligations of Mortgagor and of any other obligor under any Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

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23. Mortgagor’s Waiver of Rights. Mortgagor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property after the occurrence of an Event of Default and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Mortgagor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights or redemption of each constituent of Mortgagor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute. Each constituent of Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.

(a) To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (ii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. Appraisement of the Mortgaged Property is hereby expressly waived, or not, at the option of Mortgagee, such option to be exercised at the time judgment is rendered in any foreclosure hereof, or at any time prior thereto. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, stay of execution, notice of election to mature (except as expressly provided in the Credit Agreement) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Mortgagee of the foreclosure rights, power of sale, or other rights hereby created.

24. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee’s rights to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by

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Mortgagee, as the case may be. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “mortgagee in possession,” and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

25. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the indebtedness borrowed pursuant to or guaranteed by the Loan Documents, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage, nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings or the occurrence of any sale in any such proceedings shall prejudice, limit or preclude Mortgagee’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are

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appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

26. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee, and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in the sole discretion of either of them such a waiver is deemed advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns. The word “Mortgagor” shall be construed as if it read “Mortgagors” whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

27. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien or deed of trust.

28. Governing Law, etc. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State in which the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their respective terms the Credit Agreement and the Guarantee and Collateral Agreement shall be governed and construed in accordance with the laws of the State of New York, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.

29. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein,” the word “Mortgagee” shall mean “Mortgagee or any successor agent for the Lenders,” the word “person” shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

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Duty of Mortgagee; Authority of Mortgagee. (a) The Mortgagee’s sole duty with respect to the custody, safekeeping and physical preservation of the Mortgaged Property which is in its possession, or otherwise, shall be to deal with it in the same manner as the Mortgagee deals with similar property for its own account. Neither the Mortgagee, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Mortgaged Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Mortgaged Property upon the request of Mortgagor or any other Person or to take any other action whatsoever with regard to the Mortgaged Property or any part thereof. The powers conferred on the Mortgagee and the Secured Parties hereunder are solely to protect the Mortgagee’s and the Secured Parties’ interests in the Mortgaged Property and shall not impose any duty upon the Mortgagee or any Secured Party to exercise any such powers. The Mortgagee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Mortgagor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

(b) Mortgagor acknowledges that the rights and responsibilities of the Mortgagee under this Mortgage with respect to any action taken by the Mortgagee or the exercise or non-exercise by the Mortgagee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Mortgage shall, as between the Mortgagee and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Mortgagee and Mortgagor, the Mortgagee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and Mortgagor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

31. Last Dollars Secured; Priority. To the extent that this Mortgage secures only a portion of the indebtedness owing or which may become owing by Mortgagor to the Secured Parties, the parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties’ intent that the portion of the indebtedness last remaining unpaid shall be secured hereby. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.

32. Enforcement Expenses; Indemnification. (a) Mortgagor agrees to pay, or reimburse each Secured Party and the Mortgagee for, all its costs and expenses incurred in collecting against Mortgagor or otherwise enforcing or preserving any rights under this Mortgage, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Mortgagee.

(b) Mortgagor agrees to pay, and to save the Mortgagee and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Mortgaged Property or in connection with any of the transactions contemplated by this Mortgage.

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(c) Mortgagor agrees to pay, and to save the Mortgaqee and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Mortgage to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable.

33. Release. If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by any Mortgagor in a transaction permitted by the Credit Agreement and the Net Cash Proceeds are applied in accordance with the terms of the Credit Agreement, then the Mortgagee, at the request and sole expense of such Mortgagor, shall execute and deliver to such Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property. The Mortgagor shall deliver to the Mortgagee, at least five Business Days prior to the date of the proposed release, a written request for release identifying the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Mortgagor stating that such transaction is in compliance with, and permitted by, the Credit Agreement and the other Loan Documents.

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This Mortgage has been duly executed by Mortgagor of the date first set forth above and is intended to be effective as of such date.

Advanced Financial Solutions, Inc.

By:
Name:
Title

Signature Page – Oklahoma Mortgage

Note: Oklahoma mortgage must be executed by either (a) President or Vice President [not an Assistant Vice President], (b) Chairman or Vice Chairman, or (c) Attorney-in-Fact under recorded power of attorney; Treasurer, Secretary, CEO, CFO and other typical corporate officers not in categories (a), (b) or (c) can not execute a mortgage or other recordable conveyance of Oklahoma real property on behalf of a corporation)

Signature Page – Oklahoma Mortgage

State of __________ )

                                  )

County of ________ )

This instrument was acknowledged before me on November 1, 2007, by _______________, as _______________ of Advanced Financial Solutions, Inc., an Oklahoma corporation.

(Signature of Notarial Officer)

Title (and Rank)

(Commission No.: _______________)

(My Commission Expires: _________)

(Notarial Seal)

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Schedule A

Description of the Land

Lots Two (2) and Three (3) of Block Twelve (12) in INSTALLMENT 5, METROPOLITAN INDUSTRIAL PARK, an Addition to the City of Oklahoma City, Oklahoma County, Oklahoma, according to the recorded plat thereof.

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EXHIBIT E

[Form of Assignment and Assumption]

Reference is made to the Credit Agreement, dated as of November 1, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Metavante Technologies, Inc. (“Holdings”), Metavante Corporation (the “Borrower”), the Lenders party thereto, the Documentation Agents and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent” and, together with the Documentation Agents and the Syndication Agent, the “Agents”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the Assigned Interest and that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents, or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan

Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.19(d) of the Credit Agreement.

4. The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

2

Schedule 1

to Assignment and Assumption with respect to

the Credit Agreement, dated as of November 1, 2007,

among Metavante Technologies, Inc. (“Holdings”),

Metavante Corporation (the “Borrower”),

the Lenders party thereto, the Documentation Agents, and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as Administrative Agent

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Credit Facility Assigned	Principal Amount Assigned	Commitment Percentage Assigned

	$	.	%

[Name of Assignee]	[Name of Assignor]

By:	By:
Name:	Name:
Title:	Title:

Required Consents (if any):

METAVANTE CORPORATION

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Accepted for Recordation in the Register:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[If Revolving Facility being assigned:]

JPMORGAN CHASE BANK, N.A., as Swingline Lender	[Name of Issuing Lender], as Issuing Lender

By:	By:
Name:	Name:
Title:	Title:

2

EXHIBIT F

[Form of Legal Opinion of Quarles & Brady LLP]

F-1

FORM OF LEGAL OPINION OF QUARLES & BRADY LLP

November 1, 2007

JPMorgan Chase Bank, N.A., as Administrative Agent

Loan & Agency Services

1111 Fannin Street, 10th Floor

Houston, Texas 77002

-and-

The Lenders Party to the Credit Agreement referred to below

Re:	$2,000,000,000 Credit Agreement (the “Credit Agreement”), dated as of November 1, 2007, among JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (“Agent”), Lehman Commercial Paper Inc. and Baird Financial Corporation, as Documentation Agents, Morgan Stanley Senior Funding Inc., as Syndication Agent, the Lenders from time to time party thereto (“Lenders”), Metavante Technologies, Inc. (formerly known as Metavante Holding Company, “Holdings”), and Metavante Corporation (“Borrower”)

Ladies and Gentlemen:

We have acted as counsel to Borrower, Holdings and to the other Loan Parties listed on Schedule 1 attached hereto (each a “Loan Party” and collectively “Loan Parties”) in connection with the Credit Agreement. This opinion is furnished to you at the request of the Loan Parties pursuant to Section 5.1(i) of the Credit Agreement.

For purposes of this opinion, we have reviewed copies of the “Loan Documents” listed on Schedule 2 attached hereto, unfiled copies of the “Financing Statements” listed on and attached to Schedule 3 hereto, copies of the UCC Search Reports listed on Schedule 4 attached hereto (the “UCC Search Reports”), and copies of the “Organizational Documents” listed on Schedule 5 attached hereto.

The Uniform Commercial Code as currently in effect in the State of New York is referred to herein as the “New York UCC”. The Uniform Commercial Code as currently in effect in the State of Delaware is referred to herein as the “Delaware UCC”. The Uniform Commercial Code as currently in effect in the State of Wisconsin is referred to herein as the “Wisconsin UCC”.

JPMorgan Chase Bank, N.A., as Administrative Agent

November 1, 2007

The Uniform Commercial Code as currently in effect in the State of Arizona is referred to herein as the “Arizona UCC”. The New York UCC, the Delaware UCC, the Wisconsin UCC and the Arizona UCC are sometimes collectively referred to herein as the “UCC”. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to those terms in the attached schedules, and if not defined therein, shall have the meanings given to those terms in the Credit Agreement.

We note that various issues with respect to certain real and personal property collateral matters relating to the State of Oklahoma are addressed in the opinion of Phillips McFall McCaffrey McVay & Murrah, P.C. separately provided to you. We express no opinion with respect to any matters covered by such other opinion.

In rendering this opinion we have, with your permission, relied on the officer’s certificate from the Loan Parties, a copy of which is annexed hereto as Schedule 6 (the “Officer’s Certificate”), as to certain factual matters and assumed, without investigation, verification, or inquiry, that:

(a)	Each party to the Loan Documents, other than the Loan Parties, is validly existing and in good standing as a corporation, limited liability company, association or other legal entity under the laws of its jurisdiction of incorporation, organization or formation;

(b)	Each party to the Loan Documents, other than the Loan Parties, has the necessary right, power and authority to execute and deliver, and perform its obligations, if any, under each of the Loan Documents to which it is a party; the Loan Documents have been duly authorized by all parties thereto, other than the Loan Parties; and the Loan Documents constitute the legal, valid and binding obligations of all parties thereto, other than the Loan Parties;

(c)	The Loan Documents have been duly executed, delivered and accepted by all parties thereto, other than the Loan Parties;

(d)	All natural persons who are signatories to the Loan Documents or the other documents reviewed by us were legally competent at the time of execution; all signatures on the Loan Documents and the other documents reviewed by us are genuine; the copies of all documents submitted to us are accurate and complete, each such document that is original is authentic, and each such document that is a copy conforms to an authentic original;

(e)	The Agent maintains an office at the address set forth on the Financing Statements;

(f)	All Loan Documents were or will be executed prior to or simultaneously with the execution of the Mortgages;

JPMorgan Chase Bank, N.A., as Administrative Agent

November 1, 2007

(g)	Valid and sufficient legal descriptions of the relevant real property and the correct tax key number or parcel identification number are included in the Mortgages; and the Mortgages contain the correct name of Borrower, the correct name of Mortgagee and the correct name of a record owner of the real property described therein;

(h)	Will County, Illinois, is the only county in Illinois in which any real property subject to the Illinois Mortgage is or will be located, and is the only county in Illinois in which any goods that are or are to become fixtures under the Illinois Mortgage are or will be located;

(i)	The Illinois Mortgage will be properly recorded in the office of the Recorder of Deeds for Will County, Illinois;

(j)	Milwaukee County, Wisconsin, is the only county in Wisconsin in which any real property subject to the Wisconsin Mortgage is or will be located, and is the only county in Wisconsin in which any goods that are or are to become fixtures under the Wisconsin Mortgage are or will be located;

(k)	The Wisconsin Mortgage will be properly recorded in the office of the Register of Deeds for Milwaukee County, Wisconsin.

Based upon the foregoing, but subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

1. Each of the Loan Parties (a) is a corporation or limited liability company validly existing under the laws of the state of its incorporation or formation; (b) is in good standing under the laws of its incorporation or formation (or, in the case of each Loan Party incorporated or organized under the laws of the State of Wisconsin, it has filed its most recent required annual report, and has not filed articles of dissolution, with the Wisconsin Department of Financial Institutions); (c) has the corporate or limited liability company power and authority to execute and deliver each Loan Document to which it is a party and to borrow (in the case of Borrower), perform its obligations thereunder and grant the security interests to be granted by it pursuant to the Guarantee and Collateral Agreement; and (d) has duly authorized, executed and delivered each Loan Document to which it is a party.

2. The execution and delivery by each Loan Party of the Loan Documents to which it is a party, borrowings in accordance with the terms of the Credit Agreement (in the case of Borrower), and performance of its obligations thereunder, and granting of the security interests to be granted by it pursuant to the Guarantee and Collateral Agreement (a) will not result in any violation of (1) the articles of incorporation or bylaws, or the certificate of formation or limited liability company agreement, as applicable, of such Loan Party, (2) assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, any United States federal statute, any New York statute, any Wisconsin statute, any

JPMorgan Chase Bank, N.A., as Administrative Agent

November 1, 2007

Arizona statute, any Illinois statute, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, or any rule or regulation issued pursuant to any of the foregoing statutes or any order known to us issued by any court or governmental agency or body; and (b) will not breach or result in a default under, or result in the creation of any lien upon or security interest in the Loan Parties’ properties pursuant to, the terms of any indenture, agreement, contract or undertaking, listed on Exhibit A attached to the Officer’s Certificate.

3. No consent, approval, authorization or order of, or filing with, any United States federal governmental agency or body, State of Wisconsin state governmental agency or body, State of Arizona state governmental agency or body, State of Illinois state governmental agency or body, State of New York state agency or governmental body, or State of Delaware state governmental agency or body acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act, is required for the execution and delivery by any Loan Party of the Loan Documents to which it is a party, the borrowings by Borrower in accordance with the terms of the Loan Documents or the performance by the Loan Parties of their respective payment obligations under the Loan Documents, or the granting by any Loan Party of any security interests under the Guarantee and Collateral Agreement, except (a) such as have been duly obtained or made and are in full force and effect, (b) such filings and other actions as may be required to perfect any lien or security interest which any such agreement purports to create, and (c) such as may be required by orders, decrees and the like that are specifically applicable to the Loan Parties and of which we have no knowledge.

4. Each Loan Document to which each Loan Party is a party constitutes the legally valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its respective terms.

5. To our knowledge, there is no action, suit or proceeding now pending before or by any court, arbitrator or governmental agency, body or official, to which any Loan Party is a party or to which the business, assets or property of any Loan Party is subject, and there is no such action, suit or proceeding that is overtly threatened to which any Loan Party or the business, assets or property of any Loan Party would be subject, that in either case questions the validity of the Loan Documents or the Spin.

6. No Loan Party is an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

7. Assuming that Borrower will comply with the provisions of the Credit Agreement relating to the use of proceeds, the making of the Loans under the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

8. The Guarantee and Collateral Agreement creates in favor of the Agent for the benefit of the Lenders a security interest in the right, title and interest of the granting Loan Party in that portion of the collateral described therein in which a security interest may be created under Article 9 of the New York UCC (the “Article 9 Collateral”).

JPMorgan Chase Bank, N.A., as Administrative Agent

November 1, 2007

9. Each of the Financing Statements is in appropriate form for filing in the filing offices listed in Schedule 3 attached hereto (the “Filing Offices”) in the states of Delaware, Wisconsin, and Arizona.

10. The UCC Search Reports set forth the proper filing offices and proper debtors necessary to identify those Persons which, as of the effective dates for such UCC Search Reports, have on file financing statements in the States of Delaware, Wisconsin and Arizona against the Loan Parties covering the Article 9 Collateral in which a security interest is perfected by filing a financing statement under the UCC as in effect in the States of Delaware, Wisconsin and Arizona.

11. Upon the filing of the Financing Statements in the forms attached hereto in the Filing Offices, the Agent will have a perfected security interest for the benefit of the Lenders in that portion of the Article 9 Collateral in which a security interest is perfected by filing a financing statement under the UCC as in effect in the States of Delaware, Wisconsin and Arizona.

12. The security interest of the Agent for the benefit of the Lenders in that portion of the collateral described in the Guarantee and Collateral Agreement identified on Schedule 2 to the Guarantee and Collateral Agreement as instruments will be a perfected security interest upon delivery of such instruments to the Agent in the State of New York.

13. All of the shares of Capital Stock described on Schedule 2 to the Guarantee and Collateral Agreement (except for directors’ qualifying shares) are owned of record by the Borrower or a Subsidiary of the Borrower.

14. The Guarantee and Collateral Agreement creates in favor of the Agent for the benefit of the Lenders a security interest under the New York UCC in the right, title and interest of the granting Loan Parties in the investment property identified on Schedule 2 to the Guarantee and Collateral Agreement (the “Pledged Securities”).

15. The Agent will have a perfected security interest in the Pledged Securities for the benefit of the Lenders under the New York UCC upon delivery to the Agent for the benefit of the Lenders in the State of New York of the certificates representing the Pledged Securities in registered form, indorsed in blank by an effective endorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective endorsement. Assuming the Agent and each of the Lenders does not have notice of any adverse claim to the Pledged Securities, the Agent will acquire the security interest in the Pledged Securities for the benefit of the Lenders free of any adverse claim.

16. Borrower is in good standing as a foreign corporation in the State of Illinois and is duly qualified to own and operate the Mortgaged Property and to conduct any business of the Borrower relating to the Mortgaged Property in the State of Illinois.

JPMorgan Chase Bank, N.A., as Administrative Agent

November 1, 2007

17. The Illinois Mortgage and the Wisconsin Mortgage:

(a)	are in proper form for recording as a mortgage and as a financing statement filed as a fixture filing in the State of Illinois and the State of Wisconsin, respectively;

(b)	comply as to form with all existing laws of the State of Illinois and the State of Wisconsin, respectively;

(d)	create in favor of the Mortgagee for the ratable benefit of the Secured Parties a legal, valid and binding lien upon that portion of the Mortgaged Property described therein constituting real property or fixtures under the laws of the State of Illinois and the State of Wisconsin, respectively (the “Real Property”), enforceable as such against the Borrower; and

(e)	when recorded in the applicable offices listed on Schedule 7 (the “Recording Offices”) will constitute a perfected lien on the Real Property in the State of Illinois and the State of Wisconsin, respectively.

18. The recording of the Mortgages in the Recording Offices as indicated on Schedule 7 are the only actions, recordings or filings necessary to publish notice and protect the validity of and to establish of record the rights of the parties under the Mortgages.

19. The facts that (a) the Mortgages secure obligations arising under a revolving line of credit, and (b) such revolving credit advances may from time to time be repaid in full or in part and reborrowed in accordance with the terms of the Credit Agreement, will not result in a subordination of the lien of the Mortgages to any other lien on the real property and fixtures described in such Mortgages or otherwise impair the priority of the liens of the Mortgages; subject, however, to the applicable provisions of 735 ILCS 5/15-1302(b)(3) with respect to the Illinois Mortgage.

20. The courts of the State of Illinois and the State of Wisconsin will enforce those provisions in the Mortgages which provide that the validity, construction and enforceability of the Mortgages will be governed by the laws of the State of New York, except that the Courts of the State of Illinois and the State of Wisconsin may apply the internal law of each respective State to determine the perfection and effect of perfection of the liens created under such documents and the application of remedies in enforcing such liens with respect to property located in each respective State.

21. The Illinois Mortgage and the Wisconsin Mortgage contain the terms and provisions necessary to enable the Mortgagee, following a default thereunder, to exercise the remedies which are customarily available to a holder under a mortgage in the State of Illinois and the State of Wisconsin, respectively.

22. The Illinois Mortgage and the Wisconsin Mortgage do not violate any usury, consumer protection or truth in lending laws, rules or regulations of the State of Illinois or

JPMorgan Chase Bank, N.A., as Administrative Agent

November 1, 2007

the State of Wisconsin, respectively, or any governmental or quasigovernmental agencies thereof, so as to (a) subject the Mortgagee to any civil or criminal liability or penalty, (b) prohibit, limit or impede the Mortgagee’s right to collect any interest, principal or other sums payable under the Illinois Mortgage or the Wisconsin Mortgage, respectively, or to exercise any of its rights or remedies under the Illinois Mortgage or the Wisconsin Mortgage, respectively, or (c) subject the Mortgagee to any other claim, loss or damage.

23. None of the Mortgagee or the other Secured Parties are required (a) to be qualified to do business, file any designation for service of process or file any reports or pay any taxes in the State of Illinois or the State of Wisconsin, or (b) to comply with any statutory or regulatory requirement applicable only to financial institutions chartered or qualified or required to be chartered or qualified to do business in the State of Illinois or the State of Wisconsin, in each case solely by reason of the execution and delivery of filing or recording, as applicable, of any of the Loan Documents, or by reason of the participation in any of the transactions under or contemplated thereby, the making and receipt of payments pursuant thereto and the exercise of any remedy thereunder. If it were determined that such qualification and filing were required, the validity of the Loan Documents would not be affected thereby, but (a) if the Mortgagee were not qualified it would be precluded from enforcing its rights as Mortgagee on behalf of the Secured Parties in the courts of the State of Illinois and the State of Wisconsin until such time as it is admitted to transact business in each respective State, or (b) assuming the Secured Parties would institute remedies without the Mortgagee, they would be precluded from enforcing their rights in the courts of the State of Illinois and the State of Wisconsin until such time as they were admitted to transact business in each respective State. However, the lack of qualification would not result in any waiver of rights or remedies pending such qualification.

24. The Mortgagee has the power, without naming all the Secured Parties in any applicable legal proceeding, to exercise remedies under the Loan Documents for the realization of any of the Mortgaged Property in its own name, as Mortgagee.

25. No Taxes or other charges, including, without limitation, intangible or documentary stamp taxes, mortgage or recording taxes, transfer taxes or similar charges, are payable to the State of Illinois or the State of Wisconsin or to any jurisdiction therein on account of the execution or delivery or recording or filing of the Illinois Mortgage or the Wisconsin Mortgage, respectively, or any of the other Loan Documents, or the creation of the indebtedness evidenced or secured by any of the Loan Documents, as applicable, except for nominal filing or recording fees; provided that we are not opining as to as any income or franchise taxes.

26. The transfer of all or any portion of the Mortgaged Property in connection with the exercise of any remedy under the Illinois Mortgage or the Wisconsin Mortgage, including, without limitation, by way of judicial foreclosure, will not restrict, affect or impair the liability of the Issuer with respect to the indebtedness secured thereby or the mortgagee’s rights or remedies relating thereto, including the foreclosure or enforcement of any other security interest liens securing such indebtedness, and the laws of the State of Illinois and the State of Wisconsin do not require a lienholder to elect to pursue its remedies either against mortgaged real property or personal property where such lienholder holds security interests and liens on both real and personal property of a debtor.

JPMorgan Chase Bank, N.A., as Administrative Agent

November 1, 2007

27. The Mortgagee shall not be liable for any loss, cost, expense or liability (including, without limitation, clean-up, corrective action or response costs, penalties, fines or other impositions of governmental agencies and judgments of private or public litigants) in respect of any matter arising out of or relating to or under any existing environmental laws of the State of Illinois or the State of Wisconsin by reason of the execution and delivery of or participation in any of the transactions under or contemplated by the Illinois Mortgage or the Wisconsin Mortgage, respectively, including, without limitation, the exercise of any remedy under the Illinois Mortgage or the Wisconsin Mortgage, respectively, unless the Mortgagee manages, operates, controls, or acquires ownership of the Mortgaged Property, or in regard to the Wisconsin Mortgage fails to comply with the provisions of Wis. Stats. § 292.21.

28. Under existing environmental laws of the State of Illinois and the State of Wisconsin, there are no statutory or regulatory requirements applicable to the Mortgagee or any other Secured Party relating to the granting of the Illinois Mortgage or the Wisconsin Mortgage, respectively, or of the security interest in any Mortgaged Property that (i) require any notification or certification to the State of Illinois or the State of Wisconsin or any applicable political subdivision thereof of the Illinois Mortgage or the Wisconsin Mortgage, respectively, or (ii) in the event of a discharge of any materials of environmental concern, impose responsibility or liability on the part of the Mortgagee for the undertaking of remedial measures to alleviate environmental contamination resulting from such discharge, unless the Mortgagee manages, operates, controls, or acquires ownership of the Mortgaged Property, or in regard to the Wisconsin Mortgage fails to comply with the provisions of Wis. Stats. § 292.21.

The foregoing opinions are subject to the following additional assumptions, limitations and qualifications:

A. As to questions of fact material to this opinion, we have relied, with your permission, upon the Officer’s Certificate and the current conscious awareness of facts or other information of the attorneys currently with our firm who have represented the Loan Parties in connection with the transactions contemplated by the Loan Documents.

B. Our opinion is limited by:

(i) Applicable bankruptcy, receivership, reorganization, insolvency, moratorium, fraudulent conveyance or transfer, and other laws and judicially developed doctrines relating to or affecting creditors’ or secured creditors’ rights and remedies generally;

(ii) General principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and limitations on the availability of specific performance, injunctive relief and other equitable remedies;

JPMorgan Chase Bank, N.A., as Administrative Agent

November 1, 2007

(iii) The possibility that certain provisions of the Loan Documents may be further limited or rendered unenforceable by applicable law (although we do not believe the inclusion of such provisions renders the Loan Documents invalid), but in our opinion such law does not make the remedies afforded by the Loan Documents inadequate for the practical realization of the rights and benefits afforded thereby;

(iv) The requirement that the enforcing party act in a commercially reasonable manner and in good faith in exercising its rights under the Loan Documents and comply with applicable law, including but not limited to, the provisions of part 6 of article 9 of the UCC.

C. Our opinions in paragraphs 1(a) and 1(b) are based solely upon our review of certificates from the secretaries of state (or comparable office) of the jurisdiction in which the applicable Loan Party is incorporated, organized or formed, and our opinions in paragraph 16 are based solely upon our review of a certificate from the Secretary of State of Illinois.

D. Our opinions in paragraph 8 are limited to article 9 of the New York UCC, and therefore that paragraph does not address (i) laws of jurisdictions other than the State of New York and laws of the State of New York except for article 9 of the New York UCC, (ii) collateral of a type not subject to article 9 of the New York UCC, or (iii) under New York UCC §§9-301 through 9-307, what law governs perfection, the effect of perfection or non-perfection, or priority of the security interests granted in the collateral covered by this opinion letter, except as provided in sections 9-301(1) and 9-307(5) of the New York UCC with respect to registered organizations.

E. Our opinions in paragraphs 9, 10, 11 and 12 are limited to article 9 of the New York UCC, article 9 of the Wisconsin UCC, article 9 of the Delaware UCC and article 9 of the Arizona UCC, as the case may be, and therefore those paragraphs do not address (i) laws of jurisdictions other than the States of New York, Wisconsin, Delaware and Arizona or laws of the States of New York, Wisconsin, Delaware and Arizona except for UCC article 9, (ii) collateral of a type not subject to article 9 of the New York UCC, article 9 of the Wisconsin UCC, article 9 of the Delaware UCC or article 9 of the Arizona UCC, or (iii) under New York UCC §§9-301 through 9-307, under Wisconsin UCC §§9-301 through 9-307, Delaware UCC §§9-301 through 9-307 or Arizona UCC §§9-301 through 9-307, what law governs perfection, the effect of perfection or non-perfection, or priority of the security interests granted in the collateral covered by this opinion letter, except as provided in sections 9-301(1) and 9-307(5) of the New York, Delaware, Wisconsin and Arizona UCC with respect to registered organizations.

F. Our opinions in paragraphs 14 and 15 are limited to articles 8 and 9 of the New York UCC, and therefore such opinions do not address (i) laws of jurisdictions other than the State of New York or laws of the State of New York except for UCC articles 8 and 9, (ii) collateral of a type not subject to articles 8 or 9 of the New York UCC, or (iii) under New York UCC §§9-301 through 9-307, what law governs perfection, the effect of perfection or non-perfection, or priority of the security interests granted in the collateral covered by this opinion

JPMorgan Chase Bank, N.A., as Administrative Agent

November 1, 2007

letter, except as provided in paragraphs 14 and 15 and as provided in section 9-305(a) of the New York UCC (but excluding 9-305(c) of the New York UCC).

G. We express no opinion with respect to consumer goods, investment property in a consumer transaction, as-extracted collateral, timber to be cut, commercial tort claims, or goods represented by a certificate of title. We also express no opinion as to (i) matters excluded from article 9 of the UCC by virtue of section 9-109 thereof; or (ii) the creation or perfection of any security interest in, or agricultural lien on, farm products, equipment used in farming operations, accounts or general intangibles arising from or relating to the sale of farm products by a farmer, crops, timber to be cut, as extracted collateral.

H. In the case of proceeds, continuation of perfection of Agent’s security interest therein is limited to the degree set forth in section 9-315 of the UCC. In addition, the perfection of the security interests in chattel paper or instruments is limited to the degree set forth in section 9-330 of the UCC.

I. We call to your attention that in the case of property which becomes collateral after the date hereof, section 547 of the United States Bankruptcy Code (the “Code”) provides that a transfer is not made until the debtor has rights in the property transferred, so a security interest in after-acquired property may be treated as a voidable preference under the conditions (and subject to the exceptions) provided by section 547, and section 552 of the Code limits the extent to which property acquired by a debtor after the commencement of a case under the Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

J. We have made no examination of, and express no opinion as to, (a) the accuracy of any description of collateral, (b) title to the real property, fixtures, personal property, or other collateral described in the Loan Documents or the existence of any liens, charges, encumbrances thereon, or (c) other than as set forth in paragraph 19 above, the priority of the security interests or mortgage liens created or evidenced by any of the Loan Documents.

K. The opinions (other than with respect to UCC matters) expressed herein are limited to the federal laws of the United States, the internal state laws of the States of New York, Wisconsin, Arizona, Illinois, and, in addition, with respect to our opinions relating to the laws of the State of Delaware, the general corporate laws of the State of Delaware and the general limited liability company laws of the State of Delaware, in effect on the date hereof as they presently apply. For purposes of our opinions herein as they relate to the general corporate laws of the State of Delaware and the general limited liability company laws of the State of Delaware, we have reviewed the following materials: Title 6 Chapter 18 (Limited Liability Company Act) of the Delaware Code, as set forth at http://delcode.delaware.gov/title6/c018/index.shtml as of 12:02 p.m. CDT on October 25, 2007; and Title 8 Chapter 1 (General Corporation Law) of the Delaware Code, as set forth at http://delcode.delaware.gov/title8/c001/sc02/index.shtml#TopOfPage as of 12:04 p.m. CDT on October 25, 2007.

JPMorgan Chase Bank, N.A., as Administrative Agent

November 1, 2007

L. We express no opinion herein as to: (i) securities or blue sky laws or regulations; (ii) antitrust or unfair competition laws or regulations; (iii) zoning, land use or subdivision laws or regulations; (iv) labor, ERISA, or other employee benefit laws or regulations; (v) tax, environmental, racketeering or health and safety laws or regulations; (vi) mortgage banking licensing statutes, or (vii) county, city or other local laws, regulations, or ordinances.

M. We express no opinion regarding the (i) effect of any provision of the Loan Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law; (ii) effect of any provision of the Loan Documents imposing penalties or forfeitures; (iii) enforceability of any provision of any of the Loan Documents to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; and (iv) effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving the contribution.

N. Except as expressly set forth in paragraph 11, we express no opinion as to any actions that may be required to be taken under the New York UCC, the Wisconsin UCC, the Delaware UCC, the Arizona UCC or other applicable law in order for the effectiveness of the Financing Statements, or the validity or perfection of any security interest, to be maintained.

These opinions are given as of the date hereof, they are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressee(s) of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. This opinion is being provided solely for the benefit of the addressee(s) hereof and for the purpose of complying with the requirements of Section 5.01(i) of the Credit Agreement. This opinion may not be used or relied upon for any other purpose, relied upon by any other party, or filed with or disclosed to any person, other than to a governmental authority, including a court, in connection with the enforcement or protection of the rights or remedies of Agent or the Lenders under any of the Loan Documents or to a banking examiner or regulator in connection with an examination of Agent or a Lender by such governmental authority, without our prior written consent.

JPMorgan Chase Bank, N.A., as Administrative Agent

November 1, 2007

Very truly yours,

QUARLES & BRADY LLP

Schedule 1

Loan Parties

Holdings	Jurisdiction of Organization
Metavante Technologies, Inc.	Wisconsin

Borrower
Metavante Corporation	Wisconsin

Subsidiary
Kirchman Corporation	Wisconsin
Printing for Systems, Inc.

Subsidiary
Metavante Payment Services AZ Corporation	Arizona

Subsidiary	Delaware
Brasfield Technology, LLC
Kirchman Company LLC
Metavante Acquisition Company II LLC
Metavante Operations Resources Corporation
Metavante Payment Services, LLC
NYCE Payments Network, LLC
Prime Associates, Inc.
Valutec Card Solutions, LLC
VECTORsgi, Inc.

Subsidiary	Michigan
MBI Benefits, Inc.

Subsidiary	Nevada
TREEV LLC
Vicor, Inc.

Subsidiary	Oklahoma
Advanced Financial Solutions, Inc.
Endpoint Exchange LLC

Subsidiary	Pennsylvania
GHR Systems, Inc.

Subsidiary	Tennessee
Link2Gov Corp.

Subsidiary	Texas
AdminiSource Communications, Inc.

Schedule 2

Loan Documents

1. Credit Agreement (the “Credit Agreement”), dated as of November 1, 2007, among JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (“Agent”), Lehman Commercial Paper Inc. and Baird Financial Corporation, as Documentation Agents, Morgan Stanley Senior Funding Inc., as Syndication Agent, the Lenders from time to time party thereto (“Lenders”), Metavante Technologies, Inc. (formerly known as Metavante Holding Company, “Holdings”), and Metavante Corporation (“Borrower”).

2. Guarantee and Collateral Agreement, dated as of November 1, 2007, made by Holdings, Borrower, and certain of Borrower’s Subsidiaries, in favor of the Agent.

3. UCC-1 Financing Statements attached to Schedule 3 hereto.

4. Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of November 1, 2007, made by Metavante Corporation (Mortgagor) to JPMorgan Chase Bank, N.A., as Administrative Agent (Mortgagee) to be recorded in Will County, Illinois (the “Illinois Mortgage”).

5. Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of November 1, 2007, made by Metavante Corporation (Mortgagor) to JPMorgan Chase Bank, N.A., as Administrative Agent (Mortgagee) to be recorded in Milwaukee County, Wisconsin (the “Wisconsin Mortgage”, and together with the Illinois Mortgage, the “Mortgages”).

Schedule 3

Financing Statements

The following UCC-1 Financing Statements, each of which lists as the secured party JPMorgan Chase Bank, N.A., as Administrative Agent, unfilled copies of which are attached hereto, are referred to as the “Financing Statements”:

Holdings	Filing Office
Metavante Technologies, Inc.	Wisconsin Department of Financial Institutions

Borrower
Metavante Corporation	Wisconsin Department of Financial Institutions

Subsidiary
Kirchman Corporation	Wisconsin Department of Financial Institutions
Printing for Systems, Inc.

Subsidiary	Arizona Secretary of State
Metavante Payment Services AZ Corporation

Subsidiary	Delaware Secretary of State
Brasfield Technology, LLC
Kirchman Company LLC
Metavante Acquisition Company II LLC
Metavante Operations Resources Corporation
Metavante Payment Services, LLC
NYCE Payments Network, LLC
Prime Associates, Inc.
Valutec Card Solutions, LLC
VECTORsgi, Inc.

Schedule 4

UCC Search Reports

(all searches conducted by UCC Direct Services)

ENTITY	STATE	FILING OFFICE	THRU DATE

ADMINISOURCE COMMUNICATIONS, INC.	TX	SECRETARY OF STATE	10/11/2007

ADVANCED FINANCIAL SOLUTIONS, INC.	OK	OKLAHOMA COUNTY CENTRAL FILING	10/9/2007

BRASFIELD TECHNOLOGY LLC	DE	SECRETARY OF STATE	9/10/2007

ENDPOINT EXCHANGE LC	OK	OKLAHOMA COUNTY CENTRAL FILING	10/9/2007

EVERLINK PAYMENT SERVICES, INC.	DC	DISTRICT OF COLUMBIA	8/28/2007

GHR SYSTEMS CANADA, INC.	DC	DISTRICT OF COLUMBIA	8/28/2007

GHR SYSTEMS, INC.	PA	SECRETARY OF COMMONWEALTH	10/4/2007

KIRCHMAN COMPANY LLC	DE	SECRETARY OF STATE	9/10/2007

KIRCHMAN CORPORATION	WI	DEPARTMENT OF FINANCIAL INSTITUTION	10/1/2007

LINK2GOV CORP.	TN	SECRETARY OF STATE	10/15/2007

MBI BENEFITS, INC.	MI	SECRETARY OF STATE	10/14/2007

METAVANTE ACQUISITION COMPANY II LLC	DE	SECRETARY OF STATE	9/10/2007

METAVANTE CANADA CORPORATION	DC	DISTRICT OF COLUMBIA	8/28/2007

METAVANTE CORPORATION	WI	DEPARTMENT OF FINANCIAL INSTITUTION	10/1/2007

METAVANTE INVESTMENTS (MAURITIUS) LIMITED	DC	DISTRICT OF COLUMBIA	8/28/2007

METAVANTE OPERATIONS RESOURCES CORPORATION	DE	SECRETARY OF STATE	9/10/2007

METAVANTE PAYMENT SERVICES AZ CORPORATION	AZ	SECRETARY OF STATE	10/1/2007

METAVANTE PAYMENT SERVICES, LLC	DE	SECRETARY OF STATE	9/10/2007

MONITISE AMERICAS, LLC	DE	SECRETARY OF STATE	9/10/2007

NYCE PAYMENTS NETWORK, LLC	DE	SECRETARY OF STATE	9/10/2007

PRIME ASSOCIATES, INC.	DE	SECRETARY OF STATE	9/10/2007

PRINTING FOR SYSTEMS, INC.	WI	DEPARTMENT OF FINANCIAL INSTITUTION	10/1/2007

TREEV LLC	NV	SECRETARY OF STATE	10/9/2007

VALUTEC CARD SOLUTIONS, LLC	DE	SECRETARY OF STATE	9/10/2007

VECTORSGI, INC.	DE	SECRETARY OF STATE	9/10/2007

VICOR, INC.	NV	SECRETARY OF STATE	10/9/2007

Schedule 5

Organizational Documents

Metavante Technologies, Inc.:

Certified copy of articles of incorporation from the State of Wisconsin

Certificate of status in the State of Wisconsin

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

By-laws

Resolutions

Metavante Corporation:

Certified copy of articles of incorporation from the State of Wisconsin

Certificate of status in the State of Wisconsin

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

By-laws

Resolutions

Kirchman Corporation:

Certified copy of articles of incorporation from the State of Wisconsin

Certificate of status in the State of Wisconsin

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

By-laws

Resolutions

Printing for Systems, Inc.:

Certified copy of articles of incorporation from the State of Wisconsin

Certificate of status in the State of Wisconsin

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

By-laws

Resolutions

Metavante Payment Services AZ Corporation:

Certified copy of articles of incorporation from the State of Arizona

Certificate of good standing in the State of Arizona

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

By-laws

Resolutions

Brasfield Technology, LLC:

Certified copy of certificate of formation from the State of Delaware

Certificate of good standing in the State of Delaware

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

Limited Liability Company Agreement

Resolutions

Kirchman Company LLC:

Certified copy of certificate of formation from the State of Delaware

Certificate of good standing in the State of Delaware

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

Limited Liability Company Agreement

Resolutions

Metavante Acquisition Company II LLC:

Certified copy of certificate of formation from the State of Delaware

Certificate of good standing in the State of Delaware

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

Limited Liability Company Agreement

Resolutions

Metavante Operations Resources Corporation:

Certified copy of certificate of incorporation from the State of Delaware

Certificate of good standing in the State of Delaware

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

By-laws

Resolutions

Metavante Payment Services, LLC:

Certified copy of certificate of formation from the State of Delaware

Certificate of good standing in the State of Delaware

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

Limited Liability Company Agreement

Resolutions

NYCE Payments Network, LLC:

Certified copy of certificate of formation from the State of Delaware

Certificate of good standing in the State of Delaware

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

Limited Liability Company Agreement

Resolutions

Prime Associates, Inc.:

Certified copy of certificate of incorporation from the State of Delaware

Certificate of good standing in the State of Delaware

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

By-laws

Resolutions

Valutec Card Solutions, LLC:

Certified copy of certificate of formation from the State of Delaware

Certificate of good standing in the State of Delaware

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

Limited Liability Company Agreement

Resolutions

VECTORsgi, Inc.:

Certified copy of certificate of incorporation from the State of Delaware

Certificate of good standing in the State of Delaware

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

By-laws

Resolutions

MBI Benefits, Inc.:

Certified copy of articles of incorporation from the State of Michigan

Certificate of good standing in the State of Michigan

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

By-laws

Resolutions

TREEV LLC:

Certified copy of articles of organization from the State of Nevada

Certificate of good standing in the State of Nevada

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

Operating Agreement

Resolutions

Vicor, Inc.:

Certified copy of articles of incorporation from the State of Nevada

Certificate of good standing in the State of Nevada

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

By-laws

Resolutions

Advanced Financial Solutions, Inc.:

Certified copy of certificate of incorporation from the State of Oklahoma

Certificate of good standing in the State of Oklahoma

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

By-laws

Resolutions

Endpoint Exchange LLC:

Certified copy of articles of organization from the State of Oklahoma

Certificate of good standing in the State of Oklahoma

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

Operating Agreement

Resolutions

GHR Systems, Inc.:

Certified copy of articles of organization from the State of Pennsylvania

Certificate of status in the State of Pennsylvania

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

By-laws

Resolutions

Link2Gov Corp.:

Certified copy of charter from the State of Tennessee

Certificate of status in the State of Tennessee

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

By-laws

Resolutions

AdminiSource Communications, Inc.:

Certified copy of certificate of formation from the State of Texas

Certificate of good standing in the State of Texas

Certificate of Secretary as to:

Incumbency of officers and directors

Charter

By-laws

Resolutions

Schedule 6

COMPOSITE OFFICERS’ CERTIFICATE RE: LEGAL OPINION

Metavante Technologies, Inc.

Metavante Corporation

Kirchman Corporation

Printing for Systems, Inc.

Metavante Payment Services AZ Corporation

Brasfield Technology, LLC

Kirchman Company LLC

Metavante Acquisition Company II LLC

Metavante Operations Resources Corporation

Metavante Payment Services, LLC

NYCE Payments Network, LLC

Prime Associates, Inc.

Valutec Card Solutions, LLC

VECTORsgi, Inc.

MBI Benefits, Inc.

TREEV LLC

Vicor, Inc.

Advanced Financial Solutions, Inc.

Endpoint Exchange LLC

GHR Systems, Inc.

Link2Gov Corp.

AdminiSource Communications, Inc.

In Support of Quarles & Brady LLP Legal Opinion dated November 1, 2007

Regarding the Credit Agreement Referred to Below

Each of the undersigned does hereby certify, with respect to each of the corporations and limited liability companies listed above (each a “Loan Party” and collectively the “Loan Parties”) for which the undersigned is an officer, as set forth in paragraph 1 hereof, as follows:

1. Capacity. Norrie J. Daroga is the duly elected, qualified and acting Secretary of Metavante Corporation, Kirchman Corporation, Printing for Systems, Inc., Brasfield Technology, LLC, Metavante Acquisition Company II LLC, Metavante Operations Resources Corporation, NYCE Payments Network, LLC, Prime Associates, Inc., Valutec Card Solutions, LLC, VECTORsgi, Inc., MBI Benefits, Inc., TREEV LLC, Vicor, Inc., Advanced Financial Solutions, Inc., Endpoint Exchange LLC, GHR Systems, Inc., Link2Gov Corp., and AdminiSource Communications, Inc. Stacey A. Bruckner is the

duly elected, qualified and acting Assistant Secretary of Kirchman Company LLC, Metavante Payment Services AZ Corporation, and Metavante Payment Services, LLC. Randall J. Erickson is the duly elected, qualified and acting Vice President and Secretary of Metavante Technologies, Inc.

2. Credit Agreement. This Certificate is furnished to Quarles & Brady LLP in connection with its legal opinion, dated the date hereof (the “Legal Opinion”), delivered pursuant to the provisions of that certain Credit Agreement, dated as of November 1, 2007 (the “Credit Agreement”), among JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (“Agent”), Lehman Commercial Paper Inc. and Baird Financial Corporation, as Documentation Agents, Morgan Stanley Senior Funding Inc., as Syndication Agent, the Lenders from time to time party thereto (“Lenders”), Metavante Technologies, Inc. (formerly known as Metavante Holding Company), and Metavante Corporation (“Borrower”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Legal Opinion.

3. Personal Knowledge. I am familiar with the terms of the Credit Agreement, each of the other Loan Documents and the Spin, and I have personal knowledge of the matters covered by this Certificate, or I have consulted with other officers or representatives of the Loan Parties whose duties and responsibilities make them knowledgeable with respect to such matters and in whom I have confidence.

4. Material Financing Agreements. To the best of my knowledge and belief, the the documents set forth on Exhibit A attached hereto are the only financing agreements, indentures, or instruments or other contractual obligations of any of the Loan Parties which are material to the financial condition of the Loan Parties taken as a whole and which remain outstanding after the consummation of the transactions contemplated by the Credit Agreement and the Spin.

5. Consents. To the best of my knowledge and belief, no consent, approval, authorization or order of, or filing with, any United States federal governmental agency or body, State of Wisconsin state governmental agency or body, State of Arizona state governmental agency or body, State of Illinois state governmental agency or body, State of New York state governmental agency or body acting pursuant to the New York Business Corporation Law or the New York Limited Liability Company Act, or State of Delaware state governmental agency or body acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act, is required for the execution and delivery by any Loan Party of the Loan Documents to which it is a party, the borrowings by Borrower in accordance with the terms of the Loan Documents or the performance by the Loan Parties of their respective payment obligations under the Loan Documents or the granting by any Loan Party of any security interests under the Guarantee and Collateral Agreement, except (a) such as have been duly obtained or made and are in full force and effect, and (b) such filings and other actions as may be required to perfect any lien or security interest which any such agreement purports to create.

6. Actions, Suits or Proceedings. To the best of my knowledge and belief, there is no action, suit or proceeding now pending before or by any court, arbitrator or governmental agency, body or official, to which any Loan Party is a party or to which the business, assets or property of any Loan Party is subject, and there is no such action, suit or proceeding that is overtly threatened to which any Loan Party or the business, assets or property of any Loan Party would be subject, that in either case questions the validity of the Loan Documents or the Spin.

7. Investment Company Activities. To the best of my knowledge and belief:

(a) Each Loan Party is not, and it does not hold itself out as being, engaged primarily in the business of investing, reinvesting, or trading in securities and it has not proposed and does not propose to engage primarily in the business of investing, reinvesting, or trading in securities.

(b) Each Loan Party is not engaged, and has not proposed to engage, in the business of issuing “face-amount certificates of the installment type” (as defined below), and it has not been engaged in such business nor does it have any such certificate outstanding. “Face-amount certificate of the installment type” means any certificate, investment contract, or other security which represents an obligation on the part of the Company to pay a stated or determinable sum or sums to the holder of the certificate at a fixed or determinable date or dates more than twenty-four months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount by such holder.

(c) Each Loan Party does not own or propose to acquire “investment securities” (defined below) having a value exceeding 40 percent of the value of its total assets (exclusive of securities issued or guaranteed by the federal government and cash items) on an unconsolidated basis. “Investment securities” means all securities, including securities issued to the Company by subsidiaries, except for securities issued by (A) or guaranteed by the federal government, (B) employees’ securities companies, or (C) majority-owned subsidiaries of the Company that meet the requirements set forth in this paragraph 7(c) and paragraphs 7(a) and 7(b) above.

8. Purpose of Loans. To the best of my knowledge and belief, the proceeds of the Loans to be extended under the Credit Agreement will be used solely for the purposes described in Section 4.16 of the Credit Agreement and no portion of any Loan will be used for the purpose of purchasing or carrying any “margin security” or “margin stock” (as such terms as used in Regulations T, U and X of the Board of Governors of the Federal Reserve System).

9. Mailing Addresses. To the best of my knowledge and belief, each Loan Party maintains an office at the mailing address set forth on each Financing Statement that names such Loan Party as the debtor.

10. Railroad and Utility Company Activities. To the best of my knowledge and belief, none of the Loan Parties is a railroad, public utility, or transmitting utility; a corporation or cooperative formed to furnish water, heat, power, telegraph or telecommunications services or signals by electricity; engaged in the business of transporting or transmitting gas, gasoline, oils, motor fuels or other fuels by means of pipelines; or engaged in generating and furnishing gas for lighting or fuel or both, supplying water for domestic or public use or for power or manufacturing purposes, or generating, transforming, transmitting or furnishing electric current for light, heat or power, or generating and furnishing steam or supplying hot water for heat, power or manufacturing purposes; or otherwise engaged, directly or through one or more subsidiaries, in the business of a railroad, public utility or transmitting utility.

11. Reliance. Quarles & Brady LLP may rely on this Certificate for purposes of preparing and delivering its legal opinion to the Lenders and the Agent.

IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of November, 2007.

Metavante Corporation

Kirchman Corporation

Printing for Systems, Inc.

Brasfield Technology, LLC

Metavante Acquisition Company II LLC

Metavante Operations Resources Corporation

NYCE Payments Network, LLC

Prime Associates, Inc.

Valutec Card Solutions, LLC

VECTORsgi, Inc.

MBI Benefits, Inc.

TREEV LLC

VICOR, Inc.

Advanced Financial Solutions, Inc.

Endpoint Exchange LLC

GHR Systems, Inc.

Link2Gov Corp.

AdminiSource Communications, Inc.

By:
Norrie J. Daroga, Secretary of each of the foregoing

IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of November, 2007.

Metavante Payment Services AZ Corporation

Kirchman Company LLC

Metavante Payment Services, LLC

By:
Stacey A. Bruckner, Assistant Secretary of each of the foregoing

IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of November, 2007.

Metavante Technologies, Inc.

By:
Name:
Title:

EXHIBIT A

Material Financing Agreements

1.	The Loan Documents

Schedule 7

Recording Offices

1.	Illinois Mortgage: Office of the Recorder of Deeds for Will County, Illinois

2.	Wisconsin Mortgage: Office of the Register of Deeds for Milwaukee County, Wisconsin

EXHIBIT G

FORM OF

PREPAYMENT NOTICE

Attention of [            ]

Telecopy No. [            ]

[Date]

Ladies and Gentlemen:

The undersigned, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), refers to the Credit Agreement, dated as of November 1, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Metavante Technologies, Inc. (“Holdings”), Metavante Corporation (the “Borrower”), the Lenders party thereto, the Documentation Agents and Syndication Agent named therein and the Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. The Administrative Agent hereby gives notice of an offer of prepayment made by the Borrower pursuant to Section 2.11(e) of the Credit Agreement of the Prepayment Amount. Amounts applied to prepay the Term Loans shall be applied pro rata to the Term Loan held by you. The portion of the prepayment amount to be allocated to the Term Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:

(A)	Total Term Loan Prepayment Amount

(B)	Portion of Term Loan Prepayment Amount to be received by you

(C)	Mandatory Prepayment Date (10 Business Days after the date of this Prepayment Option Notice)

IF YOU DO NOT WISH TO RECEIVE ALL OF THE TERM LOAN PREPAYMENT AMOUNT TO BE ALLOCATED TO YOU ON THE MANDATORY PREPAYMENT DATE INDICATED IN PARAGRAPH (C) ABOVE, please sign this notice in the space provided below and indicate the percentage of the Term Loan Prepayment Amount otherwise payable which you do not wish to receive. Please return this notice as so completed via telecopy to the attention of [                    ] at                                         , no later than [10:00] a.m., New York City time, on the Mandatory Prepayment Date, at Telecopy No. [                    ]. IF YOU DO NOT RETURN THIS NOTICE, YOU WILL RECEIVE 100% OF THE TERM LOAN PREPAYMENT ALLOCATED TO YOU ON THE MANDATORY PREPAYMENT DATE.

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

,
(Name of Lender)

By:
Name:
Title:

Percentage of Prepayment Amount Declined:                %

2

EXHIBIT H

FORM OF EXEMPTION CERTIFICATE

Reference is made to the Credit Agreement, dated as of November 1, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Metavante Technologies, Inc. (“Holdings”), Metavante Corporation (the “Borrower”), the Lenders party thereto, the Documentation Agents and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.                                                   (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.19(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.

2. The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non-U.S. Lender further represents and warrants that:

(a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:
Date:

H-1

EXHIBIT I

[Form of Addendum]

I-1